UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

PERRIGO COMPANY PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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NOTICE OF 2024 ANNUAL GENERAL MEETING

NOTICE OF 2024 ANNUAL GENERAL MEETING

Thursday, May 2, 2024

10:00 a.m. (Irish Time)

The 2024 Annual General Meeting (“AGM”) of Shareholders of Perrigo Company plc (“Company” or “Perrigo”) will be held on Thursday, May 2, 2024, at 10:00 a.m. (Irish Time) at, 70 Sir John Rogerson's Quay, Grand Canal Dock, Dublin 2, D02 R296, Ireland.

Meeting Agenda:

1.
To elect, by separate resolutions, ten director nominees to serve until the 2025 Annual General Meeting of Shareholders;
2.
To ratify, in a non-binding advisory vote, the appointment of Ernst & Young LLP as the Company’s independent auditor, and authorize, in a binding vote, the Board of Directors, acting through the Audit Committee, to fix the remuneration of the auditor;
3.
To provide advisory approval of the Company’s executive compensation;
4.
To renew the Board’s authority to issue shares under Irish law;
5.
To renew the Board’s authority to opt-out of statutory pre-emption rights under Irish law;
6.
To transact any other business that may properly come before the meeting.

Proposals 1 – 4 are ordinary resolutions requiring the approval of a simple majority of the votes cast at the meeting. Proposal 5 is a special resolution requiring the approval of not less than 75% of the votes cast. All proposals are more fully described in this Proxy Statement.

In addition to the above proposals, the business of the AGM shall include the consideration of the Company’s Irish Statutory Financial Statements for the fiscal year ended December 31, 2023, along with the related directors’ and auditor’s reports and a review of the Company’s affairs.

ADMISSION TO THE ANNUAL GENERAL MEETING

The well-being of all attendees and participants at the AGM is a primary concern for the Company. To promote the health and safety of attendees, we may impose additional procedures or limitations on meeting attendance based on applicable governmental requirements or recommendations or facility requirements. Such additional procedures or limitations may include, but are not limited to, limits on the number of attendees to promote social distancing and requiring the use of face masks.

We encourage all shareholders to vote their shares by proxy in advance of the AGM to ensure you can vote and be represented at the AGM if attending in person is not feasible or not recommended. This can be done in advance of the AGM by using one of the voting options detailed in the accompanying proxy statement.

If you wish to attend the AGM, you must be a shareholder as of the record date, March 4, 2024. If you plan on attending the meeting, you may obtain admission tickets at the registration desk immediately prior to the meeting. Shareholders whose shares are registered in the name of a broker, bank or other nominee should bring proof or a certificate of ownership to the meeting.

Notice of 2024 Annual General Meeting

Your vote is important. Please consider the issues presented in this Proxy Statement and vote your shares as soon as possible. To do so, you should promptly sign, date, and return the enclosed proxy card or proxy voting instruction form or vote by telephone or Internet following the instructions on the proxy card or instruction form.

A shareholder entitled to attend and vote at the AGM is entitled, using the form provided (or the form in section 184 of the Irish Companies Act 2014), to appoint one or more proxies to attend, speak and vote instead of him or her at the AGM. A proxy need not be a shareholder of record.

By order of the Board of Directors

Kyle L. Hanson

Executive Vice President, General Counsel

and Company Secretary

March 22, 2024

We are once again pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. This e-proxy process expedites shareholders’ receipt of proxy materials while reducing the costs and the environmental impact of our AGM. On or about March 22, 2024, we mailed to our beneficial owners and consenting shareholders of record a notice of internet availability of proxy materials containing instructions on how to access our proxy statement, Annual Report and Irish Statutory Financial Statements and how to vote online. All other shareholders will receive a paper copy of the proxy statement, proxy card, Annual Report and Irish Statutory Financial Statements by mail unless otherwise notified by us or our transfer agent.

The notice of internet availability contains instructions on how you can (i) receive a paper copy of the proxy statement, proxy card, Annual Report and Irish Statutory Financial Statements if you only received a notice by mail or (ii) elect to receive your proxy statement, Annual Report and Irish Statutory Financial Statements over the Internet if you received them by mail this year.

This Proxy Statement, the Annual Report on Form 10-K and Irish Statutory Financial Statements for the fiscal year ended December 31, 2023, are available at www.proxydocs.com/PRGO.

Page
Proxy Summary	ii
Corporate Governance	1
Environmental, Social & Governance	5
Board of Directors and Committees	11
Certain Relationships and Related-Party Transactions	15
Director Compensation	16
Ownership of Perrigo Ordinary Shares	18
Delinquent Section 16(a) Reports	20
Executive Compensation	21
Compensation Discussion and Analysis
Our Named Executive Officers for 2023	22
2023 Say-on-Pay Voting Results	23
Best Compensation Governance and Practices	25
What Guides Our Executive Compensation Program	26
The Decision-Making Process	27
Annual Incentive Award Opportunities	28
2024 AIP Design	32
Long-Term Incentive Award Opportunities	33
LTIP and Pay-for-Performance	34
Currency-neutral Adjusted Operating Income used for PSUs (PSU OI)	34
Relative TSR PSUs (“rTSR PSUs”)	36
Other Policies, Practices and Guidelines	37
Summary Compensation Table	41
Grants of Plan-Based Awards for 2023	42
Outstanding Equity Awards at 2023 Year End	44
Option Exercises and Stock Vested in 2023	45
Non-Qualified Deferred Compensation in 2023	45
Potential Payments Upon Termination or Change in Control	47
Talent & Compensation Committee Report	54
Equity Compensation Plan Information	54
CEO Pay Ratio	55
Pay versus Performance	56
Audit Committee Report	61
Proposals to be Voted on:
1. Election of Directors	62
2. Ratification, in a Non-Binding Advisory Vote, of the Appointment of Ernst & Young LLP as the Company’s Independent Auditor and Authorization, in a Binding Vote, of the Board of Directors, Acting Through the Audit Committee, to Fix the Remuneration of the Auditor	72
3. Advisory vote on the Company’s executive compensation	73
4. Renew the Board’s authority to issue shares under Irish law	74
5. Renew the Board’s authority to opt-out of statutory pre-emption rights under Irish law	75
Presentation of Irish Statutory Financial Statements	77
Annual Report on Form 10-K	78
Questions and Answers and Voting Information	79
Exhibit A	83

The proxy statement, form of proxy and voting instructions are being mailed to shareholders starting on or about March 22, 2024.

PERRIGO • 2024 PROXY STATEMENT	i

Proxy Summary

Proxy Summary

Here are highlights of important information you will find in this proxy statement. As this is only a summary, we encourage you to review the complete proxy statement before you vote.

Our Annual General Meeting

Logistics

Date and Time May 2, 2024 at 10:00 a.m. (Irish Time)	Location 70 Sir John Rogerson's Quay, Grand Canal Dock Dublin 2, D02 R296, Ireland

Record Date March 4, 2024	Shareholders on the close of business on the record date may vote on all matters.

Proposals

Resolutions Proposed for Shareholder Vote	Board Vote Recommendation	Page Reference for Additional Details

1. Election of directors	FOR each nominee	62

2. Ratify, in a non-binding advisory vote, the appointment of Ernst & Young LLP as the Company’s independent auditor, and authorize, in a binding vote, the Board of Directors, acting through the Audit Committee, to fix the remuneration of the auditor	FOR	72

3. Advisory vote on executive compensation	FOR	73

4. Renew the Board’s authority to issue shares under Irish law	FOR	74

5. Renew the Board’s authority to opt-out of statutory pre-emption rights under Irish law	FOR	75

Governance

•
Annual director elections
•
9 of 10 director nominees are independent
•
All committee members are independent
•
Board of Directors is diverse in gender, ethnicity, experience and skills
•
Regular Board refreshment
•
Independent directors regularly meet in executive session

•
Separate independent Chair and Chief Executive Officer roles
•
Annual Board and committee assessments
•
Robust stock ownership guidelines
•
Majority voting for directors
•
No shareholder rights plan
•
Board level risk oversight
•
Anti-hedging and anti-pledging policies
•
Regular shareholder engagement

ii	PERRIGO • 2024 PROXY STATEMENT

Proxy Summary

Board Refreshment

The Nominating & Governance Committee recommends individuals as director nominees based on various criteria, including their business and professional background, integrity, diversity, understanding of our business, demonstrated ability to make independent analytical inquiries and the willingness and ability to devote the necessary time to Board and committee duties. A director’s qualifications in meeting these criteria are considered at least each time the director is recommended for Board membership. Should a new director be needed to satisfy specific criteria or to fill a vacancy, the Nominating & Governance Committee will initiate a search for potential director nominees, and it will seek input from other Board members, including the CEO and Chairman of the Board, as well as any senior management or outside advisers assisting in identifying and evaluating candidates. The average tenure of our directors is approximately 5 years as of the date of the AGM.

The following have been recent refreshments made to our Board:

•
Albert A. Manzone was appointed to the Board in July 2022
•
Patrick Lockwood-Taylor was appointed to the Board in July 2023
•
Julia M. Brown was appointed to the Board in November 2023

Executive Transition / Succession Planning

The Company is led by an Executive Leadership Team (“ELT”) which consists of the Chief Executive Officer ("CEO") and his direct reports. Perrigo and its Board of Directors have long-partnered on a robust Executive Leadership Team Talent Review and Succession planning process. In May 2023, Murray S. Kessler notified the Company of his intent to retire. The Board implemented its succession plan, and on June 8, 2023 appointed Patrick Lockwood-Taylor, a 30-year experienced executive in consumer self-care, as President, CEO and Director, at which time Mr. Kessler retired from those same positions, but remained with the Company in an advisory role to assist with the transition until July 31, 2023.

Additionally, Triona Schmelter was appointed Executive Vice President and President, Consumer Self-Care Americas in September 2023 replacing James Dillard III. Ms. Schmelter was chosen as a key leader with a proven track-record in not only the Consumer Products space but also leading significant business transformation. We continually conduct Talent Reviews and create succession plans for these key roles.

2023 Performance Update1

After completing its transformation to a pure play consumer self-care company in 2022, Perrigo progressed its self-care journey in 2023. The Company has refined its strategy to focus on 1) delivering consumer-preferred brands and innovation, 2) driving category growth with our consumers, 3) powering our business with our world-class, quality assured supply chain, and 4) evolving to a single operating model across business lines and geographies. The goal is to deliver sustainable, value accretive growth by ‘consumerizing’, simplifying and scaling the organization, while earning a top-tier total shareholder return.

In addition to these strategic advancements, the Company maintained its financial momentum in 2023 by 1) achieving record net sales from continuing operations, 2) delivering double-digit gross profit, operating income and EPS improvement year-over-year, and 3) expanding year-over-year and sequential gross and operating margins every quarter during the year. These successes were achieved despite the evolving U.S. regulatory environment within the infant formula industry, which impacted our infant formula business during the year.

1.
See Exhibit A for reconciliation of Adjusted (non-GAAP) to Reported (GAAP).

PERRIGO • 2024 PROXY STATEMENT	iii

Proxy Summary

Other strategic highlights include:

•
Launched our three-year plan, including 2025 financial targets, at the Company’s Investor Day.
•
Launched and progressed ‘One Perrigo’ through the introduction of our North America Perrigo Business Services organization, the implementation of a central finance solution, and the realignment of our finance and information technology organizations.
•
We initiated and progressed ‘Strategic Sprints’ to help us determine where to compete and how to win – category by category, brand by brand, country by country.
•
Completed ahead of schedule the implementation of enterprise resource planning order-to-cash of Nestle’s Gateway infant formula facility and U.S. & Canadian Good Start® Brands.
•
Achieved $30 million in adjusted operating income synergies related to the HRA Pharma acquisition and remain on track to fully capture an estimated $55 million by the end of 2024.
•
Completed 21 distributor transitions related to the HRA Pharma acquisition, which will enable the company to capture synergies and enhance margins in the CSCI business.
•
Progressed our Supply Chain Reinvention program and achieved $43 million in net benefits during the year.
•
Successfully refinanced $300 million of our December 2024 notes at a favorable interest rate.
•
Settled three tax overhangs, reducing potential company exposure by approximately $200 million.
•
Increased the Company’s quarterly dividend to $0.273 per share, or $1.09 per share on an annual basis, a 5% increase from the prior year. This dividend increase marks the 20th consecutive year Perrigo has increased its dividend.

Other commercial and business highlights:

•
Received final approval from the U.S. Food and Drug Administration ("FDA") and launched our store brand version of acetaminophen and ibuprofen tablets, 250 mg/125 mg.
•
Received final approval from the FDA and launched our nicotine coated mint lozenges, 2 mg and 4 mg.
•
Announced that FDA’s Nonprescription Drugs Advisory Committee and the Obstetrics, Reproductive, and Urologic Drugs Advisory Committee voted unanimously 17 to 0, with no abstentions, that the benefits of making Opill® available for OTC use outweighs the risks.
•
Received FDA approval for Opill® for OTC use with no age restriction, making Opill® the first ever birth control pill available over the counter in the United States.
•
Launched Compeed® Anti-Spots Cleansing Patch in more than 14 markets outside the U.S.
•
Perrigo e-commerce net sales increased 22% compared to the prior year; e-commerce accounts for approximately 12% of Perrigo net sales.
•
Reduced solid waste by over 452 metric tons.
•
Introduced our first 100% recycled cartons in the U.S.

Other financial highlights of fiscal year 2023 results from continuing operations include:

•
Reported net sales were a record $4.7 billion, an increase of $204 million, or 5%, compared to the prior year.
•
Organic net sales increased 2% compared to the prior year.
•
Adjusted gross profit increased $196 million to $1.8 billion, higher by 12% compared to the prior year.
•
Adjusted gross margin of 38.8% expanded 260 basis points compared to the prior year.
•
Adjusted operating income increased $82 million to $0.6 billion, higher by 17% compared to the prior year.
•
Adjusted operating margin of 12.3% expanded 120 basis points compared to the prior year.

iv	PERRIGO • 2024 PROXY STATEMENT

Proxy Summary

•
Adjusted earnings per share increased $0.51 to $2.58, an increase of 25% compared to the prior year.
•
Operating cash flow was $405 million, leading to net cash from operating activities as a percentage to adjusted diluted net income of 115%, and ended the year with cash and cash equivalents(1) on the balance sheet of $751 million.

1.
We have $7.0 million of restricted cash as of December 31, 2023 in the Consolidated Balance Sheets. We entered into an agreement to extend a credit line to an existing customer in exchange for a cash security deposit. The agreement requires the cash to be held in a separate account and will be returned to the customer at the expiration of the agreement provided all credits have been paid as agreed.

PERRIGO • 2024 PROXY STATEMENT	v

Proxy Summary

Executive Compensation

Executive Compensation Principles

As a Consumer Self-Care market leader, the Company is focused on our new corporate vision, purpose statement and blueprint to build 'One Perrigo'. Our ability to successfully execute our business strategies will depend in large part on continuing to have the right executive leadership team to guide Perrigo and ensure the long-term success of the company.

For this reason, our executive compensation program is designed to attract, inspire, and retain the highest level of executive talent. Further, our programs are structured to closely align with our business objectives and commitment to shareholder value creation by having the vast majority of our executives' compensation being at risk, not guaranteed, and linked to performance in order to be realized.

What We Do	What We Do Not Do

Pay-for-Performance philosophy that emphasizes variable, at-risk, performance based, equitable pay	Permit hedging or pledging of Perrigo stock Provide significant perquisites
Directly align executive compensation with shareholder returns through long-term operational, financial, and share price performance	Provide “single trigger” change in control cash severance benefits
Provide excise tax gross-up on any change in control payments
Mitigate risk by conducting independent annual risk assessments
Incorporate plan design features that cap maximum level of payouts, use multiple performance metrics and include claw back provisions

Have rigorous stock ownership guidelines

Use an independent compensation consultant

Regularly review annual share utilization and potential dilution from equity compensation plans

vi	PERRIGO • 2024 PROXY STATEMENT

Proxy Summary

Program Design

•
The primary elements of executive compensation consist of base salary, annual incentive and long-term equity incentive compensation.
•
The vast majority (85% for our current CEO and 73%, on average, for our other Named Executive Officers or “NEOs”) of our ongoing target executive compensation opportunity is performance-based and/or at-risk (i.e., not guaranteed).
•
Compensation is weighted toward long-term equity awards rather than short-term cash compensation to directly align the interests of executive leadership and our shareholders.

2023 Compensation Highlights

•
For 2023, base salaries for all named executive officers were increased in line with the Company's overall salary increase budget of 4%.
•
Overall, our performance exceeded our sales targets but fell short of the earnings target in the Annual Incentive Plans or "AIP". Actual payouts to executives vary based on business segment performance.
•
The three-year cumulative payout for the 2021-2023 currency-neutral Adjusted Operating Income used for Performance Share Units (“PSU OI”) was 114% of target. Please see detailed explanation on page 36.
•
The three-year cumulative payout for the 2021-2023 Relative Total Shareholder Return Performance Share Units (“rTSR-PSUs”) was 0% of target.
•
In 2023, NEOs were granted annual Long-Term Incentive Plan (“LTIP”) awards allocated 50% to PSU OI that may only be earned based on achievement of Adjusted Operating Income growth goals over three years (2023-2025), 20% to rTSR-PSUs that may only be earned based on our relative Total Shareholder Return (“rTSR”) performance versus the constituents of the S&P 500 over three years, and 30% to Restricted Stock Units (“RSUs”) vesting over three years—meaning that 70% of our Executives’ Target Long-Term Incentive (“LTI”) compensation is subject to performance hurdles in order to vest.
•
In 2023, Murray S. Kessler notified the Company of his intent to retire. Patrick Lockwood-Taylor, a 30-year experienced executive in consumer self-care, was appointed CEO in June 2023. Mr. Lockwood-Taylor's annual target Total Direct Compensation ("TDC") was established at $8,240,000 which ranked between the 25th and the 50th percentile of the most recently available market data for CEOs of our executive compensation peer companies.

PERRIGO • 2024 PROXY STATEMENT	vii

Proxy Summary

Questions and Answers and Voting Information

Please see the Questions and Answers and Voting Information section beginning on page 79 for important information about voting, the proxy materials, and deadlines for submitting shareholder proposals and director nominees for the 2025 Annual General Meeting of Shareholders. Additional questions may be directed to Perrigo Company plc, Attn: General Counsel, Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland or GeneralMeeting@perrigo.com.

viii	PERRIGO • 2024 PROXY STATEMENT

Corporate Governance

Corporate Governance

General

We manage our business under the direction of our Board of Directors. The Chief Executive Officer ("CEO") is a member of, and reports directly to, our Board, and members of our executive leadership team ("ELT") regularly advise our Board on those business segments for which each executive has management responsibility. Our Board is kept informed through discussions with our CEO and other officers, by reviewing materials provided to them, by visiting our facilities and by participating in Board and committee meetings.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that are available on our website (www.Perrigo.com) under the heading Investors – Corporate Governance – Governance Guidelines. The Board may amend these guidelines from time to time. We will mail a copy of these guidelines to any shareholder upon written request to our Company Secretary, Kyle L. Hanson, at Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland or by email at GeneralMeeting@perrigo.com. As part of our ongoing commitment to corporate governance, we periodically review our corporate governance policies and practices for compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of both the U.S. Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”).

Code of Conduct

Our Code of Conduct acknowledges that a reputation for ethical, moral and legal business conduct is one of Perrigo’s most valuable assets. In addition to acknowledging special ethical and legal obligations for financial reporting, the Code of Conduct requires that our employees, officers and directors comply with laws and other legal requirements, adhere to our policies and procedures, avoid conflicts of interest, protect corporate opportunities and confidential information, conduct business in an honest and ethical manner and otherwise act with integrity and in Perrigo’s best interest. Our Code of Conduct is available on our website (www.Perrigo.com) under the heading – Corporate Responsibility - Policies & Practices – Code of Conduct, and we will promptly post any amendments to or waivers of the Code on our website. We will mail a copy of our Code of Conduct to any shareholder upon request to our Company Secretary, Kyle L. Hanson, at Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland, or at GeneralMeeting@perrigo.com.

Director Independence

Our Corporate Governance Guidelines provide that a substantial majority of our directors should meet NYSE independence requirements. A director will not be considered independent unless the Board of Directors determines that the director meets the NYSE independence requirements and has no relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based on its most recent annual review of director independence, the Board of Directors has determined that ten of our current eleven directors are independent, including Bradley A. Alford, Orlando D. Ashford, Julia M. Brown, Katherine C. Doyle, Adriana Karaboutis, Jeffrey B. Kindler, Erica L. Mann, Albert A. Manzone, Donal O’Connor, Geoffrey M. Parker. Patrick Lockwood-Taylor is not independent under these standards because he is currently serving as an officer of Perrigo.

In making its independence determination, the Board of Directors has broadly considered all relevant facts and circumstances and concluded that there are no material relationships that would impair these directors’ independence.

PERRIGO • 2024 PROXY STATEMENT	1

Corporate Governance

Board Oversight of Risk

While management is responsible for day-to-day risk management, the Board of Directors is responsible for the overall risk oversight, including cybersecurity and Environmental, Social and Governance (“ESG”) risks, and the Audit Committee is responsible for the overall framework for the risk assessment and enterprise risk management (“ERM”) process for the Company. The Board’s committees take the lead in discrete areas of risk oversight when appropriate. For example, the Audit Committee is primarily responsible for risk oversight relating to financial statements; the Talent & Compensation Committee is primarily responsible for risk oversight relating to executive compensation and the Company’s compensation policies and practices, along with corporate culture and diversity; and the Nominating & Governance Committee is primarily responsible for risk oversight relating to corporate governance and cybersecurity, along with sustainability and environmental matters. These committees report to the Board of Directors on risk management matters.

Management periodically presents to the Board of Directors its view of the major risks facing the Company, which may include a dedicated ERM presentation. Matters such as risk appetite and management of risk are also discussed at this meeting. In addition, risk is regularly addressed in a wide range of Board discussions, including those related to segment or business unit activities, specific corporate functions (such as treasury, intellectual property, capital allocation and taxation matters), acquisitions, divestitures and consideration of other extraordinary transactions. As part of these discussions, our directors ask questions, offer insights and challenge management to continually improve its risk assessment and management of identified risks. Additionally, independent directors have the opportunity to meet in executive sessions with management and compliance leaders. The Board has full access to management as well as the ability to engage advisors to assist the Board in its risk oversight role.

The following chart provides a summary overview of key areas of risk oversight for the Board and management.

Board of Directors
Oversees Major Risks
Strategic and Competitiveness – Financial – Brand and Reputational – Legal and Regulatory
Operational – Cybersecurity – ESG – Organizational Succession Planning

2	PERRIGO • 2024 PROXY STATEMENT

Corporate Governance

Management

Key Risk Responsibilities

• Business units identify and manage business risks	• Central functions design risk framework, including setting boundaries and monitoring risk appetite	• Internal Audit provides independent assurance on design and effectiveness of internal controls and governance practices

Board Leadership

Our governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s shareholders.

Our current leadership structure consists of a separate Chairman of the Board and CEO, and strong, active independent directors. The Board believes that the Company and its shareholders are well-served by this leadership structure at this time. In addition, having three independent Board Committees chaired by independent directors provides a formal structure for strong, independent oversight of the President and CEO and the rest of the Company’s management team.

Chairman of the Board

We have had a separate, independent Chairman of the Board since 2016, and Mr. Ashford has held the position since May 2022. The role of the Chairman includes:

•
presiding at all Board meetings, including executive sessions of the independent directors;
•
serving as a liaison between the CEO and the independent directors, including being responsible for communicating with the CEO regarding CEO performance evaluations and providing feedback from the independent director sessions;
•
having the authority to call meetings of the independent directors; and
•
approving Board meeting agendas and schedules to assure there is sufficient time for discussion of all agenda items.

The Chairman is selected from those Perrigo directors who are independent and who have not been a former executive officer of Perrigo. The Chairman position is for an initial term of three years, subject to annual reviews by our Nominating & Governance Committee, annual re-election of that director at the intervening AGMs, and an annual appointment by the independent directors.

Shareholder Engagement

We believe that ongoing, transparent communication with our shareholders is critical to our long-term success. We have a robust shareholder engagement program, and we maintain active, year-round communication with our shareholders and prospective shareholders through a number of forums, including quarterly earnings presentations, investor conferences, securities filings, phone calls, correspondence and individual meetings. These meetings enable two-way dialogue between our shareholders and the Company and provide a forum for our leadership to listen to our shareholders’ perspectives, answer any questions and engage in dialogue on any feedback they may have.

PERRIGO • 2024 PROXY STATEMENT	3

Corporate Governance

We were able to conduct meaningful dialogue with many of our top shareholders, as well as numerous other current and prospective shareholders, on topics such as our business performance and overall corporate strategy, capital allocation, industry and market trends, corporate governance, M&A strategy, ESG, human capital and executive compensation. Throughout 2023, senior management and the investor relations team met with many representatives of current and potential institutional investors representing trillions of dollars in assets under management.

We supplemented the above with targeted outreach to shareholders to engage on overall business strategy, executive compensation, and ESG matters. As part of that engagement, which occurred in late 2023 and early 2024, we reached out to our top 25 investors, representing 67.9% of shares outstanding. We had conversations with 9 of those investors, representing 39.8% of shares outstanding. Company participants included members from investor relations, legal, HR, sustainability & ESG, and finance. Additionally, our Chairman of the Board and Chair of the Talent & Compensation Committee ("TCC") attended several of the meetings representing 22.6% of shares outstanding. We also held meetings with two top proxy advisors.

As part of these engagement efforts, we shared the feedback received from our shareholders during last year's engagement, and the actions we have taken or plan to take to address this feedback. We also shared some proactive information related to our executive compensation philosophy and structure and solicited additional feedback. Specific details on what we heard and how we responded can be found in our Compensation Discussion and Analysis on page 21. In addition to feedback on the compensation program, investors were supportive of our approach and progress on ESG initiatives.

Our shareholders have provided us with valuable feedback and external viewpoints that inform the way we think about our business and strategy, and we are committed to a continuing transparent dialogue.

Anti-Hedging and Anti-Pledging Policies

Our insider trading policy prohibits executive officers and directors of the Company from trading in options, warrants, puts and calls or similar instruments on Company securities and holding Company securities in margin accounts, as well as from pledging Company securities as collateral for a loan. In addition, the policy prohibits Company directors and all employees, including executive officers, from selling Company securities “short”, engaging in “short sales against the box”, and entering into hedging or monetization transactions or similar arrangements with respect to Company securities.

Political Activities and Expenditures

Perrigo recognizes that investors and other stakeholders may be interested in our political activities and expenditures. With this in mind, we provide the following information:

•
We have a written policy regarding political contributions and activities which is available on our website. As explained in this policy, we do not contribute corporate funds to federal candidates or federal political committees.
•
As explained in our written policy regarding political contributions and activities, Perrigo complies with all applicable laws that require reporting on lobbying and related activities. As an Irish domiciled company, we are required to report any lobbying activity in Ireland and have not reported any such activity in the last several years.
•
As explained in the Code of Conduct available on our website, we are committed to ethical behavior and accountability in all engagements relating to governmental affairs. We comply with all local laws and regulations in our political actions and ensure that political advocacy conducted on Perrigo’s behalf is consistent with our values.
•
Perrigo engaged in political advocacy during the reporting period. This included expenditures relating to lobbying government officials in connection with the infant formula crisis in the United States and political advocacy related to the commercialization of Opill. We are preparing for and expect this political advocacy, including lobbying, to continue in the current reporting period.

4	PERRIGO • 2024 PROXY STATEMENT

Environmental, Social & Governance (“ESG”)

Environmental, Social & Governance (“ESG”)

ESG Strategy & Risk Oversight

At Perrigo, we consider sustainability critical to our business and growth strategy. We are dedicated to conducting our business in a socially, environmentally, and fiscally responsible manner while maintaining transparency in our reporting. We believe that our short- and long-term success is directly linked to responsibly managing our environmental impact, respecting human rights, creating an authentic work environment where our people can thrive, and producing high-quality, affordable products that make consumers' lives better.

Aiming to integrate our ESG strategy into our overall business strategy, we have established the ESG governance structure of Perrigo to facilitate strategic alignment. Oversight of ESG responsibilities is assigned to relevant Board committees, ensuring we conduct regular reviews of significant ESG issues and progress.

Our Nominating & Governance Committee is responsible for sustainability and ESG initiatives, managing risk oversight pertaining to corporate governance, sustainability, and environmental matters. To support these initiatives our President and CEO, along with our Vice President of Sustainability & ESG and other Company leaders, consistently engage with the Board, providing regular consultations and updates on sustainability topics.

Performance objectives are assigned to members of the leadership team to further integrate sustainability into our daily operations. One such goal for our CEO and key executives is to reduce at least 368 metric tons of virgin packaging materials from our products within calendar year 2023, and that goal was exceeded with a reduction of 452 metric tons. Additionally, renewable energy and utility reduction targets are assigned to the EVP of Operations and Supply Chain, while Diversity, Equity and Inclusion ("DEI") objectives are assigned to multiple members of the Perrigo Executive Leadership Team.

Under the leadership of our Vice President of Sustainability and ESG, our ESG team is composed of experts responsible for steering the strategy, implementation, and reporting of our global ESG and sustainability initiatives, encompassing areas such as climate change, packaging and human rights. The Global Sustainability team maintains regular communication with internal and external stakeholders, gathering valuable perspectives that inform our strategies, program decisions, and focus.

Reporting and Disclosures:

We report our progress against our commitments and programs each year in our annual sustainability and ESG report. Over the last few years, we have adopted multiple frameworks to guide our efforts, including:

•
Sustainability Accounting Standards Board ("SASB") – Household and Personal Products Sector
•
The Carbon Disclosure Project ("CDP")
•
The Task Force on Climate-Related Financial Disclosures ("TFCD")

Additional information about our sustainability efforts and commitments, including our annual sustainability report, our Sustainability and Accounting Standards (SASB) Index, and Task Force on Climate-related Financial Disclosures (TCFD), can be found in the sustainability section of our website: www.Perrigo.com - Our Commitment to the Environment. References to reports and the website are for informational purposes only, and neither the sustainability report nor other information on our website is incorporated by reference herein.

PERRIGO • 2024 PROXY STATEMENT	5

Environmental, Social & Governance (“ESG”)

Environmental, Social and Governance Highlights

Since 2021, we revitalized and continuously updated our environmental sustainability strategy, emphasizing three key pillars: climate and operations, plastics and packaging, and our supply chain. This realignment ensures a sharper focus and greater alignment with global standards and the growing array of customer sustainability programs.

Climate & Energy: In 2021, we committed to attain net-zero carbon emissions by 2040. Recognizing the challenges this goal presents in a manufacturing environment, we pledged to reduce our own emissions by 42% by 2030. Additionally, we aim to transition to 100% renewable energy in our own operations by 2026. In 2022, over 9% of our total electricity usage came from renewable sources and we secured multiple new agreements that took effect in calendar year 2023.

Water Stewardship: We are measuring our impacts in the areas where our influence is the greatest—the communities in which we operate. In 2022, we withdrew 291 million gallons of fresh water for our manufacturing sites. Approximately 3% of these came from regions considered high-water stress by the World Resource Institute.

Packaging: We are promoting a circular economy. As a fast-moving consumer goods company, packaging is core to our business and our products. We have set goals to improve consumer recyclability, increase recycled content and reduce packaging material usage through design innovations. In 2023, our executive ESG goal was to reduce at least 368 metric tons of virgin packaging in the year and we exceeded this goal with 452 metric tons of reduction.

Human Rights: We are committed to the fight against modern slavery, child labor, unsafe working conditions and any other form of human rights abuse. We maintain a robust set of ethical standards that apply to all employees of Perrigo globally, as well as any contractors, suppliers, and other third parties doing business on our behalf. In 2022, we conducted more than 170 third-party ethical and social audits, 50 supplier visits and 120 formal self-assessments of our sites and suppliers within the supply chain.

People & Communities: As a philanthropic leader in the community, we are dedicated to cultivating a culture that makes lives better, not just through our products but also through our actions. We firmly believe that community engagement not only directly benefits our associates but also contributes to building morale. In 2022, our contributions amounted to a total of $5.1 million in cash and products worldwide. Our primary initiatives centered on supporting employees in Ukraine and providing disaster relief for Hurricane Ian.

For more details, see the Sustainability and ESG report available on www.Perrigo.com. The next Sustainability and ESG report will be published mid-year and will cover the performance data for calendar year 2023.

6	PERRIGO • 2024 PROXY STATEMENT

Environmental, Social & Governance (“ESG”)

Building a Winning Culture through Belonging
Where all colleagues feel welcomed, valued, respected, and heard, and part of a thriving global community.

In early 2023, Perrigo created our next 3-year strategy and introduced the concept of belonging to the organization. Belonging is considered by many to be one of the most effective DEI measures, sitting at the intersection of DEI and engagement. Higher levels of belonging lead to significant increases in engagement, satisfaction, performance, how we handle adversity, well-being and more. We believe that building a winning culture through belonging helps us do our best work for ourselves, each other, and the consumers we serve.

2023 Strategy Focused Action Examples:

Strategy Focus	Build Inclusive Mindsets	Manage Talent Equitably	Enable Leaders & Embed Accountability
Intended Outcome (long-term)	All colleagues clearly understand what a culture of belonging looks like and can recognize characteristics within their own team.	All colleagues can thrive because our talent systems & processes drive decisions and achieve results that are equitable.	All leaders clearly understand how to utilize DEI as a lens to make strategic decisions that influence belonging.
Action Examples

Belonging campaign

•
Defined belonging & educated workforce
•
Introduced “Everyday Actions to Build Belonging”
•
Leader discussion guides & FAQs
•
“About Me” Belonging profiles
•
Microaggressions & microaffirmations workshop

Engagement survey

•
Implemented improved engagement survey tool & process
•
Measured 6 DEI categories: Belonging, Collaboration, Recognition, Inclusion, Speak My Mind, & Diversity Commitment
•
Identified baseline & designed improvement action plans

Conversations That Matter

•
Connected DEI to Perrigo’s Culture Framework
•
Provided leaders 7 goals related to DEI in 2023 in the form of “Conversations That Matter”
•
Example goal – Everyone on your team knows how we define inclusion and understands the behaviors that support it

PERRIGO • 2024 PROXY STATEMENT	7

Environmental, Social & Governance (“ESG”)

Diversity Data: (From 2019 to Year End 2023)

Independent Board Diversity 20% 50%*	Executive Leadership Team 9% 50%*	Global Female Leaders 41% 43%	Global Female Total 50% 48%

U.S. People of Color 19 24%	U.S. Veteran 3% 3%	U.S. Disability 4% 7%	Countries 35 33

* Reflects self-disclosed gender and/or race/ethnicity reporting

2024 Priorities:

Strategy Focus	Build Inclusive Mindsets	Manage Talent Equitably	Enable Leaders & Embed Accountability
Intended Outcome (long-term)	All colleagues clearly understand what a culture of belonging looks like and can recognize characteristics within their own team.	All colleagues can thrive because our talent systems & processes drive decisions and achieve results that are equitable.	All leaders clearly understand how to utilize DEI as a lens to make strategic decisions that influence belonging.
Priority Focus:	Partner with leaders to further implement drivers of increased belonging and greater cultural competency. Prioritize teams with below benchmark belonging scores.	Adding new methods and processes to source and select best-in-class talent that enables us to serve all consumers. Train Talent Acquisition and Leaders on improved selection.	Conduct focus groups to understand what drives retention for Perrigo. Partner with leaders to influence belonging and retention actions. Improve exit interview process.
Success Measure:	Business Unit and Team scores against benchmark levels as reported by Engagement survey partner and belonging score increases by 2%.	Increase in applicant flow of talent from historically underrepresented U.S communities leading to increased representation of underrepresented communities.	Increase retention of colleagues that identify with historically underrepresented U.S. communities.

TOGETHER, we make lives better!

8	PERRIGO • 2024 PROXY STATEMENT

Environmental, Social & Governance (“ESG”)

Human Capital Management

Perrigo has updated its vision, "To Provide the Best Self-Care for Everyone" and its purpose to "Make lives Better Through Trusted Health and Wellness Solutions, Accessible to All". We are passionate about making lives better. At Perrigo, we believe that the continuous personal and professional development of our people is an important component of our ability to attract, retain, and motivate top talent, which are all important aspects of our self-care strategy. Our global workforce consists of more than 9,100 full time and part time employees spread across 33 countries, of which approximately 20% were covered by collective agreements as of December 31, 2023. We continuously endeavor to provide a diverse, inclusive, and safe work environment so our colleagues can bring their best to work, every day. Each of us is responsible for upholding Perrigo’s Core Values – Integrity, Respect, Responsibility, and Curiosity and our Culture Framework.

Total Rewards

Our Total Rewards philosophy is to continuously attract, engage and inspire our People by designing Total Rewards that reinforce Belonging at Perrigo and align with our Values and Winning Culture, helping to fulfill Perrigo's Vision. Our total rewards package delivers competitive pay, cash-based incentives, broad-based stock grants, retirement benefits, leading healthcare, paid time off, and on-site services, amongst other benefits.

Well-being

Perrigo is pleased to offer all colleagues and their household members well-being programs including mindfulness training, life coaching, free counseling services, legal & financial guidance and referrals, education resources and more.

We continue to enhance our global well-being offering to include a global Employee Assistance Program (“EAP”) to further empower the emotional self-care and well-being of our people and their families at no cost to them. The EAP focuses on providing resources and professional support in the areas of physical, emotional, financial, work-life, community, and educational well-being.

Additionally, we are proud to continue our “HEALTHYyou” well-being program that supports our colleagues and their families in maintaining and improving their health as they navigate their own self-care and well-being journeys. This program is highly valued by our colleagues, and it continues to be recognized externally by receiving the “Best and Brightest in Wellness™ Award every year since 2017.

Health & Safety

Perrigo’s commitment to self-care starts with our own team. Protecting our people on the job is imperative. From our aggressive safety goals to our behavior-based Perrigo Auditing Safety System (“PASS”) observations program, our programs are some of the most robust and transparent in the industry. We work hard to exceed regulations, ensure our employees are well-trained and foster safe workplace environments. Doing so allows us to continuously deliver high-quality self-care products to our customers and consumers.

Growth

We are committed to engaging our colleagues and to fostering a belonging culture, where our people feel enabled to contribute their best to Perrigo’s self-care vision. This includes initiatives supporting overall job satisfaction and personal and professional skill development.

Our development philosophy focuses on a 70-20-10 approach, which provides a practical, blended framework for learning to support individual long-term success (where individuals obtain 70% of their knowledge from job-related experiences, 20% from interactions with others, and 10% from formal educational events).

The primary means of learning and development of our colleagues is through meaningful and challenging work. We have a robust process for identifying talent and matching them with opportunities to stretch through our talent review process.

PERRIGO • 2024 PROXY STATEMENT	9

Environmental, Social & Governance (“ESG”)

We continue to develop a healthy pipeline of diverse internal talent to progress through the organization and have healthy rates of retention. These are strong indicators of our ability to grow capability internally.

Personal development and learning are guided by ongoing conversations and feedback as part of our performance management philosophy. Our leaders are encouraged to hold regular career development conversations with our colleagues and support them to find job related experiences to help them get one step closer to reaching their potential. Our approach resulted in 935 promotions in 2023. Additionally, 360 people made lateral moves to grow their career experience.

Continuous Learning

We start this process with our new colleagues who are all given a structured orientation and onboarding for faster integration. We also empower colleagues to take control of their own development by providing access to our GROWyou personal development curriculum. We expanded access to personal and professional skill development by continuing to partner with LinkedIn Learning. This platform supplements our curriculum by offering colleagues 24/7 access to over 18,000 on-demand self-study courses. Growing our colleagues through ongoing challenging work opportunities and feedback relies on continually improving the quality of our leadership. We continue to improve our ability to identify our future leaders and provide development for them through our Leadership in Action development program. Last year 72 leaders completed the program.

We also piloted the first two of our suite of leadership development programs in 2023 - Aspire for aspiring leaders and Impact for first time leaders. 190 colleagues participated in the pilot programs in 2023.

Engagement

Perrigo regularly conducts global engagement surveys to gather feedback from colleagues to identify strengths and opportunities within our culture. Additionally, we use a variety of channels to facilitate open and direct communication, including regular open forums and town hall meetings with our executive leadership team.

In 2023 we introduced a new survey program where we routinely track six topics, Growth, Belonging, Well-Being, Purpose, Empowerment and Clarity. In addition, we track an overall measure of engagement "eSat" which stands for engagement and satisfaction Score. eSat scores range from 0 (worst) to 100 (best), with 50 being the middle, and reflect the average response to the question: “How happy are you working at your company?”. This question has proven to have the highest correlation with the drivers of engagement, along with outcomes such as retention and productivity. The eSat question is asked with every engagement survey so that engagement can be tracked continually. Our eSat score in 2023 was 70.

10	PERRIGO • 2024 PROXY STATEMENT

Board of Directors and Committees

Board of Directors and Committees

Perrigo’s Board of Directors met 6 times during 2023. The Board of Directors has standing Audit, Talent & Compensation and Nominating & Governance Committees, and there were a total of 20 formal committee meetings during 2023. Each director attended at least 75% of the regularly scheduled and special meetings of the Board and Board committees on which he or she served during 2023.

We encourage all of our directors to attend our annual general meetings, and all directors then serving participated in the AGM in 2023.

The Board has adopted a charter for each of the Audit, Talent & Compensation and Nominating & Governance Committees that specifies the composition and responsibilities of each committee. Copies of the charters are available on our website (www.Perrigo.com) under Investors – Corporate Governance – Committees and are available in print to shareholders upon request to our Company Secretary, Kyle L. Hanson, Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland, or GeneralMeeting@perrigo.com.

Audit Committee

During 2023, the Audit Committee met 7 times. The Audit Committee currently consists of the following independent directors: Donal O’Connor (Chair), Katherine C. Doyle and Geoffrey M. Parker.

The Audit Committee monitors our accounting and financial reporting principles, policies and internal controls. It is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm in the preparation and issuance of audit reports and related work, including the resolution of any disagreements between management and the independent registered public accounting firm regarding financial reporting. It is also responsible for overseeing the work of our internal audit function. Additional information on the committee and its activities is set forth in the Audit Committee Report on page 61.

The Board of Directors has determined that each member of the Audit Committee (1) meets the audit committee independence requirements of the NYSE listing standards and the rules and regulations of the SEC and (2) is able to read and understand fundamental financial statements, as required by the NYSE listing standards. The Board has also determined that Donal O’Connor, Katherine C. Doyle and Geoffrey M. Parker have the requisite attributes of an “Audit Committee Financial Expert” under the SEC’s rules and that such attributes were acquired through relevant education and work experience.

Talent & Compensation Committee

During 2023, the Talent & Compensation Committee (“TCC”) met 7 times. The TCC currently consists of the following independent directors: Jeffrey B. Kindler (Chair), Bradley A. Alford, Erica L. Mann and Albert A. Manzone.

The TCC reviews and recommends to the Board compensation arrangements for the CEO and non-employee directors. It also reviews and approves the annual compensation for executive officers, including salaries, annual incentives, and long-term incentive compensation. The TCC administers Perrigo’s annual incentive and long-term incentive plans. The TCC also reviews and makes recommendations to the Board regarding corporate culture, diversity, equity, and inclusion initiatives.

The TCC engaged Frederic W. Cook & Company, Inc. (“FW Cook”) as its independent consultant to provide independent, outside perspective and consulting services on Perrigo’s executive compensation and non-employee director programs. Additionally, FW Cook assists the TCC in considering and analyzing market practices, trends, and management’s compensation recommendations. Perrigo did not retain FW Cook to perform any other compensation-related or consulting services for the Company. Interactions between FW Cook and management were generally limited to discussions on

PERRIGO • 2024 PROXY STATEMENT	11

Board of Directors and Committees

behalf of the TCC or as required to compile information at the TCC’s direction. Based on these factors, its own evaluation of FW Cook’s independence pursuant to the requirements approved and adopted by the SEC and the NYSE, and information provided by FW Cook, the TCC has determined that the work performed by FW Cook did not raise any conflicts of interest.

Additional information regarding the processes and procedures of the TCC is presented in the Compensation Discussion and Analysis, beginning on page 21.

Nominating & Governance Committee

During 2023, the Nominating & Governance Committee met formally 6 times. In addition, members of the Nominating & Governance Committee met together with advisors regularly in connection with board refreshment, management succession, and self-assessment planning activities. The Nominating & Governance Committee currently consists of the following independent directors: Adriana Karaboutis (Chair), Orlando D. Ashford, Katherine C. Doyle and Donal O'Connor.

The Nominating & Governance Committee identifies and recommends to the Board qualified director nominees. This committee also develops and recommends to the Board the Corporate Governance Guidelines applicable to Perrigo, leads the Board in its annual review of Board performance and makes recommendations to the Board with respect to the assignment of individual directors to various committees as well as succession planning.

Board oversight of global cybersecurity and information security risk

The Nominating & Governance Committee meets separately in advance of each regular Board meeting and when needed in the event of a specific cyber threat. The Chair of the Nominating & Governance Committee regularly reports out to the Board on key matters considered by the Committee.

The Nominating & Governance Committee routinely engages with relevant management on a range of cybersecurity-related topics, including the threat environment and vulnerability assessments, policies and practices, technology trends and regulatory developments from the Chief Information Officer (“CIO”) and Chief Information Security Officer (“CISO”). The Board is periodically briefed on related cybersecurity matters from other executives from Legal, Privacy, IT, and external experts related to breach management, external attestation of the company’s cyber practices and processes, and evolving cyber matters that may inform the company’s cyber strategy and approach.

The Board of Directors is responsible for understanding and regularly reviewing the entity’s cyber risk management strategy and execution. The Board’s Nominating & Governance Committee, comprised solely of independent Directors, is charged with oversight of risks related to global cybersecurity and operational resiliency. The Board includes at least one member with cybersecurity and technology experience.

As part of its objective, independent oversight of the key risks facing our company, the Board ensures that management is protecting the company’s data and systems, with a keen focus on global cybersecurity and information security risk which are critical components of our risk management program.

We use a risk-based, “all threats” and “defense in depth” approach to identify, protect, detect, respond to and recover from cyber threats. Recognizing that no single technology, process or business control can effectively prevent or mitigate all risks, we employ multiple technologies, processes and controls, all working independently but as part of a cohesive strategy to minimize risk. This strategy is regularly tested by external parties through auditing, penetration testing, and other exercises designed to assess and test our cyber health, resiliency and the effectiveness of our program.

•
Management invests in organization capability and innovative technology to manage cybersecurity and information security risks. Our Company has information security employees across the globe, enabling us to monitor and promptly respond to threats and incidents, maintain oversight of third parties, evaluate and deploy cyber technologies, and ensure associates are educated and prepared to address shared cybersecurity risks. Overall information security efforts are led by the CIO, the CISO and Senior Information Technology Executives.
•
We have a formalized breach management protocol that utilizes a cross-functional team to address global cybersecurity efforts that includes partnership with Legal, Risk, our CFO, IT&S Strategy and Business

12	PERRIGO • 2024 PROXY STATEMENT

Board of Directors and Committees

Partnering and Enterprise HR which lead matters when they occur. This collaborative approach, working with a wide range of key stakeholders to manage risk, allows us to effectively share and respond to threat intelligence. In the event of a specific cybersecurity threat or incident, management is notified in accordance with established escalation procedures. If appropriate, management then notifies the Nominating & Governance Committee, which may meet to describe the cybersecurity threat or incident before reporting out to the Board regarding the matter. We use forensic and other key third party service providers to assist the Company with its response in the event of a cybersecurity incident.
•
We emphasize security and resiliency through business assurance capabilities and incident response plans designed to identify, evaluate, and remediate incidents when they occur. We regularly review and update our plans, policies and technologies and conduct regular training exercises and crisis management preparedness activities to test their effectiveness.
•
We have implemented an information and cybersecurity awareness program designed to educate and test employee maturity at least annually, and regularly throughout the year regarding phishing and other threat actor schemes, and about the inherent risks involved in human interaction with information and operational technology.
•
Our global cybersecurity program increasingly leverages intelligence sharing capabilities about emerging threats within the Consumer Packaged Goods sector, across other industries, with specialized vendors, industry groups, and through public-private partnerships with government intelligence agencies. Such intelligence allows us to better detect and work to prevent emerging cyber threats before they materialize. These external resources are overseen by the Senior Information Technology Executive.
•
The Company’s cybersecurity policies, standards and processes are designed and implemented in light of the requirements of the National Institute of Standards and Technology (NIST) frameworks for cybersecurity and privacy.
•
Our strategy to identify, assess, protect, detect, respond to and recover from cybersecurity threats is regularly tested by external parties through auditing, penetration testing, and other exercises designed to assess and test our cybersecurity health, resiliency and the effectiveness of our program.

Executive Sessions of Independent Directors

The independent members of the Board of Directors hold regularly scheduled meetings in executive session without management, and they also meet in executive session with the CEO on a regular basis.

Board and Committee Self-Assessments

The Board and the Audit, Talent & Compensation and Nominating & Governance Committees have historically conducted annual self-assessments, either through the use of extensive internal questionnaires or third parties. Through this process, directors evaluate the composition, effectiveness, processes and skills of the Board and individual Committees and identify areas that may merit further focus or consideration. The results of the assessments are reviewed and discussed by members of the Nominating & Governance Committee, which then reports to and leads a discussion with the full Board.

Shareholder Communications with Directors

Shareholders and other interested parties may communicate with any of our directors or with the independent directors as a group by writing to them in care of our Company Secretary, Kyle L. Hanson, at Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland. Relevant communications will be distributed to the appropriate directors depending on the facts and circumstances outlined in the communication. In accordance with the policy adopted by our independent directors, any communications that allege or report significant or material fiscal improprieties or complaints about internal accounting controls or other accounting or auditing matters will be immediately sent to the Chair of the Audit Committee and, after consultation with the Chair, may be sent to the other members of the Audit Committee. In addition, the Chairman of the Board will be advised promptly of any communications that allege misconduct on the part of Perrigo management or that raise legal or ethical concerns about Perrigo’s practices or compliance concerns about Perrigo’s policies. The General

PERRIGO • 2024 PROXY STATEMENT	13

Board of Directors and Committees

Counsel maintains a log of all such communications, which is available for review by any Board member upon his or her request.

Director Nominations

The Nominating & Governance Committee is responsible for screening and recommending candidates for service as a director and considering recommendations offered by shareholders in accordance with our Articles of Association. The Board as a whole is responsible for approving nominees. The Nominating & Governance Committee recommends individuals as director nominees based on various criteria, including their business and professional background, integrity, diversity, understanding of our business, demonstrated ability to make independent analytical inquiries and the willingness and ability to devote the necessary time to Board and committee duties. A director’s qualifications in meeting these criteria are considered at least each time the director is recommended for Board membership. Should a new director be needed to satisfy specific criteria or to fill a vacancy, the Nominating & Governance Committee will initiate a search for potential director nominees, and it will seek input from other Board members, including the CEO and Chairman of the Board, as well as any senior management or outside advisers assisting in identifying and evaluating candidates.

Shareholders may nominate candidates for consideration at an annual general meeting by following the process described in the Articles of Association and summarized in this proxy statement under “Voting Information – How do I submit a shareholder proposal or director nomination for the next AGM?”

Upon a change in a director’s job responsibility, including retirement, our Corporate Governance Guidelines require the director to tender his or her resignation from the Board. The Nominating & Governance Committee will consider the change in circumstance and make a recommendation to the Board to accept or reject the offer of resignation.

Proxy Access

Proxy access has been a part of Perrigo since 2017 and allows eligible shareholders to include their own director nominees in Perrigo’s proxy materials along with the candidates nominated by the Board. This right is summarized in this proxy statement under “Voting Information – How do I use proxy access to nominate a director candidate for the next AGM?”

Board Refreshment

As set out within the 'Director Nominations' section, the Board is committed to thoughtful board refreshment and ongoing board succession planning. Albert A. Manzone was appointed to the board in July 2022. Patrick Lockwood-Taylor was appointed to the Board in July 2023, following his appointment as President & CEO. Julia M. Brown was appointed to the Board in November 2023.

As of the date of the AGM, the average tenure of our non-employee directors will be approximately 5 years.

Stock Ownership

Under our Corporate Governance Guidelines, each director who is not a Perrigo employee is required to attain stock ownership at a level equal to six times their annual cash retainer. Non-employee directors are subject to the same definition of stock ownership and retention requirements as executive officers. The details of the Stock Ownership Guidelines (“SOGs”) are described in the Compensation Discussion and Analysis – Other Policies, Practices and Guidelines – Executive Stock Ownership Guidelines section, on page 37. All of our non-employee directors and named executive officers are in compliance with these guidelines, either by satisfying applicable ownership levels or complying with the retention requirements.

14	PERRIGO • 2024 PROXY STATEMENT

Certain Relationships and Related-Party Transactions

Certain Relationships and Related-Party Transactions

Our Code of Conduct precludes our directors, officers and employees from engaging in any type of activity, such as related-party transactions, that might create an actual or perceived conflict of interest. In addition, our Board of Directors adopted a Related-Party Transaction Policy that requires that all covered related-party transactions be approved or ratified by the Nominating & Governance Committee. Under that policy, each executive officer, director or director nominee must promptly notify the Chair of the Nominating & Governance Committee and our General Counsel in writing of any actual or prospective related-party transaction covered by the policy. The Nominating & Governance Committee, with input from our Legal Department, reviews the relevant facts and approves or disapproves the transaction. In reaching its decision, the Nominating & Governance Committee considers the factors outlined in the policy, a copy of which is available on our website (www.Perrigo.com) under the heading Investors – Corporate Governance – Related-Party Transaction Policy.

In addition, on an annual basis, each director and executive officer completes a directors’ and officers’ questionnaire that requires disclosure of any transactions with Perrigo in which he or she, or any member of his or her immediate family, has a direct or indirect material interest in Perrigo. The Nominating & Governance Committee reviews the information provided in response to these questionnaires.

Based on its review of applicable materials, the Nominating & Governance Committee has determined that there are no transactions that require disclosure in this proxy statement.

PERRIGO • 2024 PROXY STATEMENT	15

Director Compensation

Director Compensation

The Talent & Compensation Committee reviews and makes a recommendation to the Board regarding non-employee director compensation. In determining the level and mix of compensation for non-employee directors, the Talent & Compensation Committee considers our executive compensation peer group and other market data, practices and trends as well as information and analyses provided by FW Cook, its independent consultant.

In 2023, there were no changes to the level and mix of compensation for non-employee directors. All of our non-employee directors were paid an annual cash retainer, and a supplemental annual cash retainer was also paid to committee chairs, the Chairman, and non-chair committee members all as described below.

Chairman Annual Cash Retainer: (in lieu of director retainer)	$150,000

Director Annual Cash Retainer	$75,000

Committee Member Retainer:

Audit	$12,500

Talent & Compensation	$12,500

Nominating & Governance	$ 8,000

Committee Chair Retainer: (in lieu of member retainer)

Audit	$25,000

Talent & Compensation	$25,000

Nominating & Governance	$16,000

For 2023, our Chairman of the Board and other non-employee directors received annual equity awards in the form of restricted stock units having a value of approximately $375,000 and $300,000, respectively. These awards vest one year from the grant date and are intended to directly link the majority of director compensation to shareholders’ interests. For Directors who are appointed mid-year, we routinely provide a pro-rated grant.

Directors who are Perrigo employees receive no compensation for their service as directors.

16	PERRIGO • 2024 PROXY STATEMENT

Director Compensation

The following table summarizes the 2023 compensation of our non-employee directors who served during the year.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) [1]	Total ($)
O'Connor, Donal	105,304	299,992	405,296
Parker, Geoffrey M.	87,500	299,992	387,492
Samuels, Theodore [2]	32,771	—	32,771
Alford, Bradley A.	87,500	299,992	387,492
Kindler, Jeffrey B.	100,000	299,992	399,992
Karaboutis, Adriana	91,000	299,992	390,992
Mann, Erica L.	87,500	299,992	387,492
Doyle, Katherine C.	92,804	299,992	392,796
Ashford, Orlando D.	158,000	374,990	532,990
Manzone, Albert A.	87,500	299,992	387,492
Brown, Julia M. [3]	12,534	—	12,534

1)
Represents the grant date fair value of 8,764 service-based restricted stock units granted to each non-employee director on May 15, 2023, calculated in accordance with U.S. GAAP. As Chair of the Board, Mr. Ashford received 10,955 service-based restricted stock units. The shares vest one year after the grant date. The grant date fair value is based on the closing price of Perrigo Company plc ordinary shares on the NYSE on the grant date which was $34.23 per share for all directors.
2)
Mr. Samuels left the Board on May 4, 2023.
3)
Ms. Brown joined the Board on November 1, 2023.

PERRIGO • 2024 PROXY STATEMENT	17

Ownership of Perrigo Ordinary Shares

Ownership of Perrigo Ordinary Shares

Directors, Nominees and Executive Officers

The following table shows how many Perrigo ordinary shares the directors, nominees, and named executive officers, individually and collectively, beneficially owned as of March 4, 2024. The percent of class owned is based on Perrigo ordinary shares outstanding as of that date. The named executive officers are the individuals listed on page 22.

Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a shareholder can vote or transfer and stock options and restricted stock units that are vested currently or become vested within 60 days. Except as otherwise noted, the shareholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.

	Ordinary Shares Beneficially Owned	Shares Acquirable Within 60 Days of Record Date(1)	Total	Percent of Class
Director
Bradley A. Alford	31,453	8,764	40,217	*
Orlando D. Ashford	10,037	—	10,037	*
Julia M. Brown	—	—	—	*
Katherine C. Doyle	10,406	—	10,406	*
Adriana Karaboutis	17,922	—	17,922	*
Jeffrey B. Kindler	18,450	8,764	27,214	*
Patrick Lockwood-Taylor	20,500	—	20,500	*
Erica L. Mann	12,901	—	12,901	*
Albert A. Manzone	2,848	—	2,848	*
Donal O'Connor (2)	22,128	8,764	30,892	*
Geoffrey M. Parker (3)	47,084	—	47,084	*
Named Executive Officers Other Than Directors
Murray S. Kessler	—	217,655	217,655	*
Eduardo Bezerra	8,428	4,870	13,298	*
James Dillard III	25,130	27,546	52,676	*
Svend Andersen (4)	82,424	56,851	139,275	*
Kyle L. Hanson	8,766	3,518	12,284	*
Ronald Janish (5)	25,163	42,869	68,032	*
Directors and Executive Officers as a Group (20 Persons) (6)	279,338	240,907	520,245	0.4%

* Less than 1%.

1)
Includes stock options that are exercisable within 60 days of the record date as well as restricted stock units that may vest within 60 days of the record date.
2)
Shares owned include 1,198 shares in a retirement fund.
3)
Shares owned include 25,879 shares in a revocable trust, of which Mr. Parker and his spouse are the trustees, and 5,500 shares in the Geoffrey Parker Roth IRA.
4)
Shares owned include 13,683 shares owned indirectly via the Panel ApS, an entity wholly-owned by Mr. Andersen.
5)
Shares owned include 4,972 shares in a retirement fund.
6)
See footnotes 1 through 5. Includes directors and executive officers as of 4 March 2024.

18	PERRIGO • 2024 PROXY STATEMENT

Ownership of Perrigo Ordinary Shares

Other Principal Shareholders

The following table shows all shareholders other than directors, nominees and named executive officers that we know to be beneficial owners of more than 5% of Perrigo’s ordinary shares. The percent of class owned is based on 135,515,939 Perrigo ordinary shares outstanding as of March 4, 2024.

Name and Address of Beneficial Owner	Ordinary Shares Beneficially Owned	Percent of Class

The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	14,994,309	11.07%

BlackRock Inc.(2) 55 East 52nd Street New York, NY 10055	13,342,622	9.85%

(1)
The Vanguard Group, Inc. has shared voting power with respect to 51,873 of the shares, sole dispositive power with respect to 14,798,290of the shares and shared dispositive power with respect to 196,019 of the shares. This information is based on a Schedule 13G/A filed with the SEC on February 13, 2024.
(2)
BlackRock, Inc. has sole voting power with respect to 12,525,460 of the shares and sole dispositive power with respect to 13,342,622 shares. This information is based on a Schedule 13G/A filed with the SEC on January 24, 2024.

PERRIGO • 2024 PROXY STATEMENT	19

Delinquent Section 16(a) Reports

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires that Perrigo’s executive officers, directors and 10% shareholders file reports of ownership and changes of ownership of Perrigo ordinary shares with the SEC. Based on a review of copies of these reports filed with the SEC and written representations from executive officers and directors, all filing requirements were met during 2023, such that there were no delinquent reports in 2023.

20	PERRIGO • 2024 PROXY STATEMENT

Executive Compensation

Executive Compensation

Compensation Discussion and Analysis

Introduction

After completing its transformation to a pure play consumer self-care company in 2022, Perrigo progressed its self-care journey in 2023. The Company has refined its strategy to focus on 1) delivering consumer-preferred brands and innovation, 2) driving category growth with our consumers, 3) powering our business with our world-class, quality assured supply chain, and 4) evolving to a single operating model across business lines and geographies. The goal is to deliver sustainable, value accretive growth by ‘consumerizing’, simplifying and scaling the organization, while earning a top-tier total shareholder return.

In addition to these strategic advancements, the Company maintained its financial momentum in 2023 by 1) achieving record net sales from continuing operations, 2) delivering double-digit gross profit, operating income and EPS improvement year-over-year, and 3) expanding year-over-year and sequential gross and operating margins every quarter during the year. These successes were achieved despite the evolving U.S. regulatory environment within the infant formula industry, which impacted our infant formula business during the year.

1.
See Exhibit A for reconciliation of Adjusted (non-GAAP) to Reported (GAAP).

Other strategic highlights include:

•
Launched our three-year plan, including 2025 financial targets, at the Company’s Investor Day.
•
Launched and progressed ‘One Perrigo’ through the introduction of our North America Perrigo Business Services organization, the implementation of a central finance solution, and the realignment of our finance and information technology organizations.
•
We initiated and progressed ‘Strategic Sprints’ to help us determine where to compete and how to win – category by category, brand by brand, country by country.
•
Completed ahead of schedule the implementation of enterprise resource planning order-to-cash of Nestle’s Gateway infant formula facility and U.S. & Canadian Good Start® Brands.
•
Achieved $30 million in adjusted operating income synergies related to the HRA Pharma acquisition and remain on track to fully capture an estimated $55 million by the end of 2024.
•
Completed 21 distributor transitions related to the HRA Pharma acquisition, which will enable the company to capture synergies and enhance margins in the CSCI business.
•
Progressed our Supply Chain Reinvention program and achieved $43 million in net benefits during the year.
•
Successfully refinanced $300 million of our December 2024 notes at a favorable interest rate.
•
Settled three tax overhangs, reducing potential company exposure by approximately $200 million.
•
Increased the Company’s quarterly dividend to $0.273 per share, or $1.09 per share on an annual basis, a 5% increase from the prior year. This dividend increase marks the 20th consecutive year Perrigo has increased its dividend.

Other commercial and business highlights:

•
Received final approval from the U.S. Food and Drug Administration ("FDA") and launched our store brand version of acetaminophen and ibuprofen tablets, 250 mg/125 mg.

PERRIGO • 2024 PROXY STATEMENT	21

Executive Compensation

•
Received final approval from the FDA and launched our nicotine coated mint lozenges, 2 mg and 4 mg.
•
Announced that FDA’s Nonprescription Drugs Advisory Committee and the Obstetrics, Reproductive, and Urologic Drugs Advisory Committee voted unanimously 17 to 0, with no abstentions, that the benefits of making Opill® available for OTC use outweighs the risks.
•
Received FDA approval for Opill® for OTC use with no age restriction, making Opill® the first ever birth control pill available over the counter in the United States.
•
Launched Compeed® Anti-Spots Cleansing Patch in more than 14 markets outside the U.S.
•
Perrigo e-commerce net sales increased 22% compared to the prior year; e-commerce accounts for approximately 12% of Perrigo net sales.
•
Reduced solid waste by over 452 metric tons.
•
Introduced our first 100% recycled cartons in the U.S.

Other financial highlights of fiscal year 2023 results from continuing operations include:

•
Reported net sales were a record $4.7 billion, an increase of $204 million, or 5%, compared to the prior year.
•
Organic net sales increased 2% compared to the prior year.
•
Adjusted gross profit increased $196 million to $1.8 billion, higher by 12% compared to the prior year.
•
Adjusted gross margin of 38.8% expanded 260 basis points compared to the prior year.
•
Adjusted operating income increased $82 million to $0.6 billion, higher by 17% compared to the prior year.
•
Adjusted operating margin of 12.3% expanded 120 basis points compared to the prior year.
•
Adjusted earnings per share increased $0.51 to $2.58, an increase of 25% compared to the prior year.
•
Operating cash flow was $405 million, leading to net cash from operating activities as a percentage to adjusted diluted net income of 115%, and ended the year with cash and cash equivalents(1) on the balance sheet of $751 million.

1.
We have $7.0 million of restricted cash as of December 31, 2023 in the Consolidated Balance Sheets. We entered into an agreement to extend a credit line to an existing customer in exchange for a cash security deposit. The agreement requires the cash to be held in a separate account and will be returned to the customer at the expiration of the agreement provided all credits have been paid as agreed.

Our Named Executive Officers for 2023

Perrigo’s named executive officers (“NEO”) for 2023 were:

Named Executive Officer	Position
Patrick Lockwood-Taylor	President and Chief Executive Officer
Murray S. Kessler	Former President and Chief Executive Officer
Eduardo Bezerra	Executive Vice President and Chief Financial Officer
James Dillard III	Former Executive Vice President and President, Consumer Self-Care Americas
Svend Andersen	Executive Vice President and President, Consumer Self-Care International
Kyle L. Hanson	Executive Vice President, General Counsel, and Company Secretary
Ronald Janish	Executive Vice President, Global Operations & Supply Chain Chief Transformation Officer

This Compensation Discussion and Analysis provides information about our executive compensation program, factors that were considered in making compensation decisions for our NEOs, and details on our programs designed to drive Perrigo’s performance into the future.

22	PERRIGO • 2024 PROXY STATEMENT

Executive Compensation

2023 Say-on-Pay Voting Results

At our 2023 AGM, our shareholders approved our executive compensation, with 67.2% of the votes cast voting in favor of the say-on-pay proposal. While approved by a majority, this was a decline relative to the prior year and was below the level the Talent & Compensation Committee ("TCC") felt was acceptable. As part of our engagement efforts following our AGM, we explicitly included executive compensation as part of our proposed agenda to proactively solicit our investors feedback and have a dialogue on our executive compensation program.

We reached out to our top 25 investors, representing 67.9% of shares outstanding. We had conversations with 9 of those investors representing 39.8% of shares outstanding. Company participants included members from investor relations, legal, HR, sustainability & ESG, and finance.

Additionally, several of these meetings were attended by our Chair of the TCC and Chairman of Board of Directors representing 22.6% of shares outstanding. We also reached out to and engaged with two top proxy advisors. Our Chair of the TCC also joined those meetings.

During these calls we received candid feedback from our shareholders and took the opportunity to have a robust discussion on our executive compensation program. Feedback from our shareholders varied with many supporting the overall compensation program. Other investors also noted there was room for improvement in our disclosures when discussing our compensation program and the rationale behind certain decisions. During these calls, a few central themes emerged. What we heard and how responded is below:

What We Heard	How We Responded

While many shareholders appreciated the enhanced disclosure of performance goals for our PSU-OIs included in our 2023 proxy statement describing the 2021-2023 PSU OI program, they indicated a preference towards measurement of cumulative 3-year performance rather than year-over-year growth.

Beginning with the 2024 LTIP award, PSU OI awards will be based on a cumulative three-year OI goal as opposed to three annual goals that are based on growth over prior year actual results. The PSU OI goals continue to be aligned with 3/5/7 growth objectives, as described in more detail below.

Additional details on the 2023 PSU OI program are provided in the Long-Term Incentive Award opportunities on page 33. Goals under the most recently completed PSU OI program are found on page 35.

Some shareholders expressed concern over a perceived misalignment between the level of CEO pay and Company performance.

Target TDC for our former CEO, Mr. Kessler, was above median, reflecting his 20+ years of experience as a public-company CEO, proven track record, and strong leadership throughout our strategic transformation. Although Mr. Kessler’s target TDC ranked high, earned pay delivery was aligned with Company performance, in particular with respect to the long-term equity compensation, which was the largest proportion of CEO compensation. Implementation of our CEO succession plan provided the opportunity to set Mr. Lockwood-Taylor’s starting target TDC between the 25th percentile and median of peer company CEOs. While earned pay delivery will continue to be aligned with Company performance, this lower level of target TDC should mitigate the perceived pay-for-performance misalignment.

Additional information on the changes to total compensation and the agreement with Patrick Lockwood-Taylor can be found on page 39.

Shareholders appreciated the additional color we provided on the importance of our 3/5/7 long-term growth objectives related to our metric selection and goal setting for our incentive plans.

We have enhanced the discussion around the design and goal setting with the AIP and LTIP. As part of the self-care transformation plan to recapture “The Perrigo Advantage” which was unveiled in 2019, the company communicated our strategy to achieve repeatable “3/5/7” growth, i.e., 3% annual Net Sales growth, 5% annual adjusted operating income growth, and 7% annual adjusted diluted Earnings Per Share (“EPS”) growth. Consistently achieving these growth goals would represent successful completion of the self-care transformation and aligns with our long-term strategy.

We believe these metrics most effectively align pay and performance and are the same metrics used by our shareholders to evaluate performance. Therefore, we use Net Sales growth and annual adjusted operating income (at the company and segment level, as applicable) as the financial measures in our AIP, and we use adjusted operating income growth as a key measure in our LTIP. While adjusted diluted EPS growth is an important aspect of our 3/5/7 strategy, we have not yet incorporated it into our AIP or LTIP because the strategic focus on profitable growth makes Operating Income the optimal metric for the LTIP. We will continue to consider other metrics for future plan design.

PERRIGO • 2024 PROXY STATEMENT	23

Executive Compensation

What We Heard	How We Responded
Shareholders expressed an interest in having more diversified metrics across the LTI and AIP (Perrigo’s Short-Term Incentive plan).

We use Adjusted OI (at the Company and segment level, as applicable) as one of several metrics in our AIP. We also use Adjusted OI growth, measured over three years, as a performance metric in our LTIP. We use Adjusted OI in both the AIP and LTIP because it is a measure of operational performance that incentive plan participants understand and can influence, supports our 3/5/7 strategy, and is linked to shareholder value creation. However, we balance this measure with multiple other measures in our AIP and LTIP. Beginning with the 2023 AIP incentive plan, we added an additional incentive plan metric; Adjusted Gross Margin.

In response to shareholder feedback and to align with our near-term financial goals, we are incorporating an additional metric into the 2024 AIP; Operating Cash Flow. This further diversifies the performance metrics used across the AIP and LTIP.

Some shareholders expressed an interest in seeing more detailed metrics related to ESG goals that are included in the NEO's individual strategic objectives.

We included the targets and results of the ESG-related goals included in NEO's strategic objectives, which was to reduce at least 368 metric tons of virgin packaging materials from our products within calendar year 2023. More information on these results can be found in the 2023 Performance Goals and Evaluation table on page 31.

24	PERRIGO • 2024 PROXY STATEMENT

Executive Compensation

Best Compensation Governance and Practices

Our executive compensation program continues to be grounded in the following policies and practices, promoting sound compensation governance, enhancing alignment of our pay-for-performance philosophy, and furthering our NEOs interests with those of our shareholders:

What We Do	What We Do Not Do

Pay-for-Performance philosophy that emphasizes variable, at-risk, performance based, equitable pay	Permit hedging or pledging of Perrigo stock
Provide significant perquisites
Provide “single trigger” change in control cash severance benefits
Directly align executive compensation with shareholder returns through long-term operational, financial, and share price performance

Provide excise tax gross-up on any change in control payments

Mitigate risk by conducting independent annual risk assessments

Incorporate plan design features that cap maximum level of payouts, use multiple performance metrics and include claw back provisions

Have rigorous stock ownership guidelines
Use an independent compensation consultant
Regularly review annual share utilization and potential dilution from equity compensation plans

2023 Compensation Decisions The TCC’s key compensation decisions, based on the Company’s results in 2023, were aligned with actual performance in the year:

Program Element	Talent & Compensation Committee Decisions
TC
Annual Base Salary

Based on the TCC's review of the compensation market data and assessment of individual performance in the prior year, as well as Perrigo’s business priorities and strategy, all executive officers then-serving as of December 31, 2022, received an increase in base pay for 2023 that was in line with all other global employees.

AIP

The AIP eligible NEOs received annual incentive awards based on corporate, segment, and individual performance against strategic objectives as well as underscoring accountability for delivering our 2023 plan and strategy under the AIP, which ranged from 65% to 75% of target.

LTIP

In 2023, all of the then-serving named executive officers were granted annual LTIP awards, which were allocated 50% to PSU OI that may be earned based on achievement of Adjusted Operating Income growth goals over three years, 20% to rTSR PSUs that may be earned based on our rTSR performance versus the companies in the S&P 500 over three years, and 30% to Service-Based Restricted Stock Units (“sRSUs”) ratably vesting over three years.

PERRIGO • 2024 PROXY STATEMENT	25

Executive Compensation

What Guides Our Executive Compensation Program

Our Executive Compensation Principles

Perrigo’s executive compensation program is designed to attract, engage and inspire our entire executive team, including our named executive officers, who are critical to the execution of Perrigo’s Self-Care strategy and the long-term success of the Company. Perrigo’s executive compensation program reflects our core principles:

Pay is linked to performance: A significant portion of total compensation should be performance-based (at-risk) and linked to the attainment of specific, measurable objectives, including the delivery of our strategic and transformation plan.

Pay opportunities are market-competitive: Compensation opportunities and program design should attract, engage and inspire the highest level of executive talent who can effectively deliver our strategies and are focused on the long-term interests of our shareholders.

Pay is shareholder-aligned: Compensation should be provided through multiple pay elements (base salaries, annual and long-term incentives) designed to drive sustainable business performance, build a strong internal culture of company ownership, and create long-term value for all our shareholders.

The core elements of our executive compensation program are summarized in the table below.

Element	Form	What It Does

Base Salary	Cash (Fixed)	Provides a competitive rate of fixed compensation relative to similar positions at relevant peer companies that enables us to attract and retain critical executive talent.

AIP	Cash (Variable)	Focuses executives on achieving measurable, annual financial, operational, and strategic goals that, in the aggregate, create long-term, sustainable shareholder value.

LTIP	Equity (Variable)	Provides incentives for executives to execute on long-term financial/strategic growth goals that drive shareholder value creation and support our long-range talent development and retention strategy.

The charts below show the target compensation of our CEO and NEOs for fiscal year 2023. These charts illustrate that a majority of NEO compensation is performance-based and/or variable (85% for our CEO and an average of 73% for our other NEOs). The weighting of these pay elements is consistent with the market and best practices and puts a substantial majority of the NEOs’ total direct compensation at risk if performance goals are not achieved or if Perrigo performance declines.

*CEO Compensation displayed is for Patrick Lockwood-Taylor

26	PERRIGO • 2024 PROXY STATEMENT

Executive Compensation

The Decision-Making Process

The Role of the TCC. The TCC, which is composed entirely of independent directors, oversees our executive compensation program. The TCC works very closely with FW Cook, its independent executive compensation consultant, and management to examine the efficacy of Perrigo’s executive compensation program. Details of the TCC’s authority and responsibilities are specified in the TCC’s charter, which may be accessed at http://perrigo.investorroom.com/corporate-governance.

Each year, the TCC reviews and approves the elements of compensation for all executive officers, including the NEOs. The TCC submits its recommendations regarding the CEO’s compensation to the independent directors of the Board for approval.

To assist it in making compensation decisions, the TCC annually reviews comprehensive historical, current and projected data on the total compensation and benefits package for each of our NEOs. As needed, additional analyses for various termination events are provided (including terminations with and without cause and for death, disability, retirement or following a change in control) so that the TCC can consider and understand the nature and magnitude of potential payouts and obligations under the various circumstances. The information is prepared by management and reviewed by FW Cook, generally containing data that are substantially similar to that contained in the tables presented below.

The Role of Management. The CEO makes recommendations to the TCC regarding the compensation of all other executive officers for the TCC’s approval. The CEO does not participate in the deliberations of the TCC regarding his own compensation. Management is responsible for implementing the executive compensation program as approved by the TCC and the Board.

The Role of the Independent Consultant. For 2023, the TCC continued to engage FW Cook as its independent compensation consultant to provide advice on various aspects of our executive and non-employee director compensation programs. Other than the support that it provided to the TCC, FW Cook provided no other services to the Company or Perrigo management.

The Role of Market Comparison Data. The TCC uses information provided by FW Cook regarding the compensation practices of select companies (“Peer Group”), in addition to applicable broader market data, as an element in evaluating both the structure of our executive compensation program and target levels of compensation. Management also periodically reviews survey and industry data from Mercer Human Resource Consulting, Willis Towers Watson, Aon and others regarding the market positioning for base salary, annual, and long-term incentive target levels for all employees, including executives. The TCC considers this information, together with the factors described above under “Our Executive Compensation Principles” on page 26, in determining executive compensation.

Each year, with assistance from FW Cook, the TCC reviews the composition of our Peer Group with the goal to ensure its alignment with our consumer self-care strategy and core business focus. As part of such reviews, the TCC considers specific criteria and recommendations regarding companies to add or remove from the Peer Group. The primary criteria used in determining peer companies are similarity in strategic focus, business operations and/or regulatory environment, company size (revenue and/or market cap) and industry, as well as evaluating companies that consider Perrigo to be a peer, and/or peer networks as determined by other external parties.

The Peer Group used to inform the TCC’s evaluation and determination of executive compensation opportunities for 2023 was established in the third quarter of 2022. The table below shows the full list of 20 publicly traded companies that were included in the Peer Group used to inform the TCC’s decisions for fiscal year 2023 executive compensation.

Bausch Health Campbell Soup Church & Dwight Co., Inc. Clorox Colgate-Palmolive Coty Edgewell Personal Care	Endo International Estee Lauder Hain Celestial Helen of Troy Kimberly-Clark McCormick & Co. Nu Skin Enterprises	Post Holdings Prestige Consumer Healthcare, Inc. Reckitt Benckiser Group plc Revlon Spectrum Brands Holdings, Inc TreeHouse Foods, Inc.

PERRIGO • 2024 PROXY STATEMENT	27

Executive Compensation

In the third quarter of 2023, the TCC approved an update to the Peer Group that will be used to inform the TCC’s decisions for fiscal year 2024 executive compensation. We routinely evaluate our peers based on business "fit" and similarly situated revenues and market cap. Given the emergence of other Self-care organizations, the TCC took the opportunities to add Haleon, Herbalife and Kenvue who specialize in self-care products and are better aligned to Perrigo. With the additions, the TCC felt it was appropriate to remove Colgate-Palmolive, Kimberly Clarke, and Estee Lauder from our peer group, as these companies are larger in revenue and/or market cap and are not as closely aligned from a business operations and regulatory environment standpoint.

The TCC considers the 50th percentile of market data to be a salient indication of what is competitive in the market. However, the TCC does not focus exclusively on market benchmarking data when making compensation decisions for the NEOs. Instead, market data is one of many contributing factors and reference points that the TCC uses when determining appropriate compensation levels for each element of our program (salary, annual, and long-term incentives) and for the combined sum of these elements (total direct compensation).

In addition to market comparison data, the TCC also considers an individual’s competencies, experience, and overall performance against measurable objectives; Company, segment, and divisional financial and strategic performance; and the aggregate return on investment of executive rewards to Perrigo. Consideration of market comparison data in setting compensation levels is ultimately intended to ensure that our compensation practices are competitive in terms of attracting, motivating, rewarding and retaining executive leaders who can, and do, drive Perrigo’s long-term performance.

2023 Executive Compensation Program in Detail

Base Salaries

Name	FY2022 Base Salary	FY2023 Base Salary
Patrick Lockwood-Taylor	N/A	$1,200,000
Murray S. Kessler	$1,273,000	$1,273,000
Eduardo Bezerra	$700,000	$728,000
James Dillard III	$683,000	$696,150
Svend Andersen*	$613,800	$651,889
Kyle L. Hanson	$600,000	$624,000
Ronald Janish*	N/A	$604,768

* Amounts paid in Euros were converted to U.S. dollars based on foreign exchange rates on the last day of the respective fiscal year.

The TCC approves base salaries for the NEOs other than the CEO. For the CEO's base salary, the TCC submits its recommendation to the independent directors of the Board for approval. In approving an NEOs base salary, the TCC may consider comparisons among positions internally and externally, proxy and survey data, performance against measurable financial and strategic objectives, job experience, and unique role responsibilities (in addition to any other data points determined to be relevant). To assist the TCC in this process, each year the CEO provides the TCC with base salary recommendations for each of the other NEOs, as well as summaries of such NEOs individual performance.

For 2023 the TCC approved increases in base salaries for the NEOs that were in line with the Company’s overall salary increase budget of 4%.

Annual Incentive Award Opportunities

The Perrigo AIP is designed to motivate and reward employees for achieving and exceeding specific, measurable, strategic and financial goals that support our objective of sustainably creating and increasing long-term shareholder value. Most colleagues participate in the discretionary AIP, including executives, management and individual contributors. AIP awards are paid in cash following completion of the performance year.

Near the beginning of each annual performance period, and in connection with the Board’s approval of the financial plan for the year, the TCC determines and approves the performance goals and payout schedules of the AIP. The payout schedules reflect a range of potential award opportunities that are set around the target performance goals for the year. Additionally, the Board determines and approves the individual annual incentive targets of executives, which are stated as a percentage of base salary. Finally, the Board reviews and approves the individual strategic objectives of executive officers to ensure strong alignment of their AIP with Perrigo’s business priorities. These individual strategic objectives are

28	PERRIGO • 2024 PROXY STATEMENT

Executive Compensation

articulated with clearly measurable success criteria focused on the execution of our consumer-focused Self-Care transformation strategy. However, to ensure that awards reflect a named executive officer’s contribution to our results, the TCC has, or in the case of the CEO, the independent directors have, the discretion to adjust any executive officer’s actual award down to as low as 0% payout based on overall individual performance. The maximum incentive award payout for any individual executive is capped at 200% of the target award opportunity.

Target Award Opportunity and Actual Payouts. The 2023 target AIP award opportunities (as a percentage of base salary) and actual payouts (as a percentage of target) for the NEOs are shown in below in the table "2023 AIP Financial Targets and Actual Results". The range of award opportunities is listed in the Grants of Plan-Based Awards for 2023 table on page 42.

2023 AIP Performance Measures. The TCC determined and approved the performance goals and payout schedules for the 2023 Corporate and Segment Leader AIPs, which corresponded to the 2023 financial plan approved by the Board near the beginning of 2023. Messrs. Lockwood-Taylor, Kessler, Bezerra, Janish, and Ms. Hanson participated in the Corporate AIP, and Mr. Andersen participated in the CSCI Segment AIP. Mr. Dillard participated in the CSCA Segment AIP.

Eighty percent of each NEO’s AIP is tied to financial measures that underpin our stated strategic long-term growth objectives (3/5/7): AIP OI at the corporate level (and for segment leaders, the segment level) and corporate or segment AIP Net Sales. In addition, for the 2023 AIP plan we lowered the weighting of AIP OI and added Gross Margin as an additional measure because improvement of Gross Margin was an important financial priority for the company for 2023. AIP Net Sales and AIP OI exclude the impact of currency as well as acquisitions and divestitures that were not included in our annual plan. “Total Perrigo” AIP OI and Net Sales are based on the aggregate financial performance of our consumer businesses.

PERRIGO • 2024 PROXY STATEMENT	29

Executive Compensation

2023 AIP Financial Targets and Actual Results

IN $MILLIONS	METRIC	TARGET	ACTUAL	PAYOUT (% of TARGET)

CORPORATE	AIP Net Sales	$4,939.7	$4,660.1	72.7%

	AIP OI	$630.0	$573.7	77.7%
	AIP Gross Margin	38.9%	38.8%	97.8%

CSC AMERICAS	AIP Net Sales	$3,194.2	$2,962.4	63.7%

	AIP. OI	$530.4	$464.2	68.8%
	AIP Gross Margin	38.9%	38.8%	97.8%
			38.8%
CSC INTERNATIONAL	AIP Net Sales	$1,745.5	$1,697.7	86.3%%
	AIP. OI	$286.5	$284.7	98.4%
	AIP Gross Margin	38.9%	38.8%	97.8%

Net Sales Threshold/Max is 90% / 110% performance for 50%/200% payout; OI Threshold/Max is 80% / 120% performance for 50%/200% payout; Gross Margin Threshold/Max is -200 basis points of target/+100 basis points of target for 50%/200% payout

* Payout for performance between levels is interpolated; payout for performance below the threshold level on each metric would result in no payout for that metric.

Perrigo’s AIP Net Sales performance for 2023 of $4,660 million consisted of:

•
$4,656 million of sales as reported in our financial statements; and
•
$8 million of adjustments primarily to remove the impact of currency fluctuations and acquisitions and exited product lines not included in Perrigo’s original compensation plan for 2023.

Perrigo’s AIP OI performance for 2023 of $574 million consisted of:

•
$152 million of operating income as reported in our financial statements;
•
$422 million of non-GAAP adjustments reviewed and approved by the Audit Committee of the Board. These adjustments primarily included $270 million of amortization expense, $90 million goodwill impairment charge, $40 million of restructuring charges.

In the 2023 plan design twenty percent (20%) of each NEO’s AIP payout is based on performance against pre-established, measurable individual strategic objectives. The independent directors in the case of the CEO, and the TCC in the case of the other NEOs, assessed each NEO against their individual goals.

30	PERRIGO • 2024 PROXY STATEMENT

Executive Compensation

NEO	2023 Performance Goals	2023 Evaluation

Patrick Lockwood - Taylor	• Strengthen Perrigo’s Investment Story • Develop Perrigo’s Long-term Strategic Growth Roadmap • Define fit-for-purpose leadership and performance culture

In determining Mr. Lockwood-Taylor’s individual strategic objectives payout credit, the TCC along with the Board’s Chairman considered Mr. Lockwood-Taylor’s performance in relation to his pre-established goals, noting the following accomplishments:

•
Delivered EPS which was within the guidance range
•
Exceeded Cash Conversion Ratio and met with top investors and customers.
•
Established governance framework to ensure successful launch of Opill
•
Continued to address new Infant Formula guidelines.
•
Exceeded ESG goal to reduce virgin packaging materials in 2023 by at least 368 metric tons. The total 2023 reduction of virgin packaging materials was 452 metric tons.
•
Delivered vision to frame the long-term strategic roadmap to consumerize Perrigo.
•
Defined clear executive leadership team structure and brought in key talent to lead Stabilization and Growth of Americas business.
•
Set corporate level DEI goals and identified 3 focus areas and action plans to achieve.

Eduardo Bezerra	• Advance our Key Strategic Objectives • Drive Operational Improvement • Build a Highly Capable Finance Organization

In determining Mr. Bezerra’ s individual strategic objectives payout credit, the TCC considered the following accomplishments:

•
Delivered EPS which was within the guidance range
•
Achieved net leverage target due to enhanced cash-flow
•
Exceeded goal in go-live of central finance system and other enabling technology.
•
Delivered Supply chain reinvention savings ahead of plan
•
Continued to advance and streamline the global finance organization including developing Perrigo Business Services Roadmap and Implementation plan

Svend Andersen	• Post Merger Management of Combined Perrigo and HRA Businesses • Take Marketing and Innovation to the next level • Value Creation for the Future

In determining Mr. Andersen’s individual strategic objectives payout credit, the TCC considered the following accomplishments:

•
Mostly achieved Segment Net Sales, Gross Margin and Adj Operating Income targets including acquired business
•
Worked toward creating a united strategy and operating model across BUs
•
Secured new product development growth, exceeded pricing objectives but fell short on SSSO goals
•
Exceeded ESG goal to reduce virgin packaging materials. The goal was to reduce virgin packaging materials in CSCI products in 2023 by at least 80 metric tons, and the total 2023 CSCI reduction was 131 metric tons.

Kyle L. Hanson	• Mitigate Legal Risks to Company • Maximize Operating Income and Support Growth Initiatives • Drive a Compliant Culture and a continued focus on ESG

In determining Ms. Hanson’s individual strategic objectives payout credit, the TCC considered the following accomplishments:

•
Managed critical risks resulting in a positive verdict in Irish Insurance Litigation and continued to implement defense strategies
•
Implemented action to support growth initiatives, infant nutrition response and remediation efforts still in process
•
Supported board of directors with governance and compliance efforts
•
Improved focus on ESG and DEI

James Dillard III	• Fix the Core/ Create Growth • Deliver HRA and Clearwater Integration • Leadership

In determining Mr. Dillard’s individual strategic objectives payout credit, the TCC considered the following accomplishments:

•
Delivered EPS which was within the guidance range, missed Adj OI for the third straight year.
•
Missed eComm sales
•
Delivered acquisition integration, exceeding planned synergies.
•
Exceeded in ensuring plants are staffed in line with forecasts
•
Exceeded ESG goal to reduce virgin packaging materials. The goal was to reduce virgin packaging materials in CSCA products in 2023 by at least 288 metric tons, and the total 2023 CSCA reduction was 321 metric tons
•
Fell short on SSSO goals

Ronald Janish	• Supply Chain Reinvention • Deliver Forecast Accuracy and Service • Operations Staffing

In determining Mr. Janish’s individual strategic objectives payout credit, the TCC considered the following accomplishments:

•
Delivered most defined in-year savings targets related to Supply Chain improvements
•
Exceeded goals outlined in Redzone Deployment
•
Exceeded ESG goal to reduce virgin packaging materials. The goal was to reduce virgin packaging materials in 2023 by at least 368 metric tons, and the total 2023 reduction of virgin packaging materials was 452 metric tons.
•
Partially achieved Forecast Accuracy goals
•
Exceeded Operations Staffing goals, materially improving turnover rates.

PERRIGO • 2024 PROXY STATEMENT	31

Executive Compensation

In order to ensure that awards reflect a named executive officer's contribution to our results, the TCC has, or in the case of the CEO, the independent directors have, the discretion to adjust any executive officer's actual award down to as low as 0%. For the 2023 payouts, the TCC and independent directors chose to apply this discretion. The plan results and individual performance warranted payouts to the NEOs from 74% to 85%. With a desire to underscore that Senior Leadership should be held to a higher degree of responsibility for financial results, the TCC wanted to ensure that the NEOs received less than the average corporate employee who is receiving 80.5%. The decision was made to cap the maximum payout for NEOs at 75% of target. For AIP eligible NEOs, 2023 AIP payouts ranged from 65%-75% of annual targets.

2023 AIP Target Award Opportunities and Actual Payouts. The 2023 target AIP award opportunities (as a percentage of base salary) and actual payouts (as a percentage of target) for the NEOs are shown in the table below. The range of award opportunities is listed in the Grants of Plan-Based Awards for 2023 table on page 42.

	2023 Target AIP	2023 Actual AIP Payout
Named Executive Officer	(as % of Salary)	(as % of Target)
Patrick Lockwood-Taylor	120%	75.00%
Murray S. Kessler*	137%	-
Eduardo Bezerra	80%	75.00%
James Dillard III**	75%	65.00%
Svend Andersen	75%	75.00%
Kyle L. Hanson	65%	75.00%
Ronald Janish	65%	75.00%

* As Mr. Kessler’s separation from the Company did not constitute a “Retirement”, as defined in the AIP, he did not receive a prorated AIP bonus.

** As part of Mr. Dillard's separation on October 31, his AIP Payout was pro-rated based on the portion of the year he was employed and paid based on actual performance at the end of the original performance period.

2024 AIP Design

In 2023, based on feedback from shareholders and our desire to reinforce business critical measurements, the TCC approved the addition of AIP Gross Margin to the 2023 AIP design. Similarly for the 2024 AIP design, the TCC approved the addition of AIP Operating Cashflow to the 2024 AIP design to underscore its importance. Instead of having 20% of the AIP design allocated to the Individual Strategic Goals, performance related to the 2024 Individual Strategic Goals will act as a modifier of AIP funding based on the financial measures. Perrigo continues on our evolution into a 'One Perrigo' organization focusing on global self-care, the TCC has approved that all NEOs will be measured on Total Perrigo AIP OI, AIP Net Sales, AIP Gross Margin and AIP Operating Cashflow.

2024 NEOs AIP

Total Perrigo Gross Margin 20%
Total Perrigo AIP OI 40%
Total Perrigo Oper. Cash Flow 20%
Total Perrigo Net Sales 20%

32	PERRIGO • 2024 PROXY STATEMENT

Executive Compensation

Long-Term Incentive Award Opportunities

Long-term stock-based compensation, awarded under our shareholder-approved LTIP, is intended to motivate and reward Perrigo employees, including the NEOs, for creating sustainable, long-term value, as reflected in the total shareholder return of Perrigo stock. Awards under the LTIP may be in the form of incentive stock options, non-statutory stock options, stock appreciation rights or stock awards, including restricted shares or restricted stock units, or performance stock or performance stock units. We provide long-term incentive opportunities to all eligible employees solely through stock-based awards.

As a variable component of compensation, the amount realized from stock-based compensation will vary based on the long-term performance of Perrigo’s shares. In addition to share price performance, PSUs are only earned if specific, measurable financial and/or market-based performance-conditioned goals are achieved over the applicable performance periods.

The TCC sets stock-based award levels after consideration of an NEO’s position, review of market competitive reward and grant practices, and the aggregate expense to Perrigo.

During our regularly scheduled meetings in the first quarter of the calendar year, the independent directors approve all regular annual stock-based awards for the CEO, and the TCC approves all stock-based awards for the other NEOs, as well as the maximum potential total grants for other participating employees. All regular annual stock-based awards are granted on, and priced upon, the closing price of Perrigo stock on the fifth trading day after Perrigo publicly releases its year-end earnings or if delayed for business needs, the fifth trading day of the next appropriate month.

Off-cycle stock-based awards may be granted at various times during the year to new hires or to existing non-executive employees under special circumstances (e.g., promotions, retention, performance, etc.) through the shareholder-approved LTIP. Though they rarely occur, off-cycle stock-based awards may also be granted during the year to the executive officers other than the CEO with the approval of the TCC and to the CEO with the approval of the independent directors as permitted under the LTIP. Such awards are priced at the closing price of Perrigo’s shares on the day the awards are granted. No such awards were granted to the CEO or NEOs in 2023 other than two sign-on grants to Mr. Lockwood-Taylor. These grants consisted of $2,800,000 Restricted Stock Units and $1,500,000 in Equity Performance Stock Units expressly intended to offset a portion of the approximately $4,300,000 in unvested equity which was forfeited upon exiting his previous employer. Mr. Lockwood-Taylor did not receive a 2023 annual grant under the LTIP.

2023 – 2025 Regular Annual LTIP Awards. All of the NEOs received their annual LTIP award for 2023, which consisted of 50% PSU OI that may be earned based on achievement of PSU OI growth goals (from fiscal 2023 through fiscal 2025), 20% rTSR-PSUs that may be earned based on our rTSR performance versus the companies in the S&P 500 from 2023 through 2025, and 30% RSUs vesting over three years. The table and chart below show the LTIP award values granted in fiscal 2023 for each of the NEOs.

PERRIGO • 2024 PROXY STATEMENT	33

Executive Compensation

	2023 – 2025 Awards
	Adj. OI-PSUs	rTSR-PSUs	RSUs	Total Grant Value
Named Executive Officer	50%	20%	30%	100%
Patrick Lockwood-Taylor (1)	$1,500,016	N/A	$2,799,992	$4,300,008
Murray S. Kessler	$4,874,987	$2,247,048	$2,925,014	$10,047,050
Eduardo Bezerra	$900,013	$414,827	$539,986	$1,854,825
James Dillard III	$749,992	$345,703	$449,988	$1,545,683
Svend Andersen	$699,985	$322,662	$420,013	$1,442,661
Kyle L. Hanson	$650,016	$299,621	$390,002	$1,339,638
Ronald Janish	$425,003	$195,914	$254,987	$875,904

1) Award amounts were calculated in accordance with ASC 718.

2) Mr. Lockwood-Taylor received a combination of Adj.OI-PSUs and RSUs as a one-time sign-on award to offset a portion of awards forfeited upon leaving his previous organization.

LTIP and Pay-for-Performance

The LTIP is designed to align executive rewards with Perrigo performance and investor expectations, and we believe it is working. When Perrigo’s performance did not meet our targets, LTIP awards paid below target. As outlined in the chart below, taking into account the change in market value of our ordinary shares, only 63% of the 2021 – 2023 LTIP award value to our NEOs was realized.

Realized 2021 - 2023 NEO LTI Award*
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
30%
20%
50%
25%
38%
Target
Realized %
OI PSUs
rTSR PSUs
RSUs

*Target amounts were valued using the closing market price of our ordinary shares on the date of grant; $41.04. Realized amounts were valued using the closing market price of our ordinary shares on the date of vest; $37.23 for RSUs vesting on March 4, 2022, $38.75 for RSUs vesting on March 3, 2023, and $27.26 for RSUs and OI PSUs vesting on March 5, 2024. Realized amounts consider actual payout of 114% for OI PSUs and 0% for rTSR PSUs. Analysis excludes Mr. Kessler and Mr. Dillard as they separated from the business on July 31 and October 31, respectively.

Currency-Neutral Adjusted Operating Income used for PSUs (PSU OI)

Fifty percent of each executive’s target annual grant value is in the form of PSUs based on PSU OI. The TCC selected currency-neutral Adjusted OI (“PSU OI”) as the applicable long-term performance measure for these PSUs because it directly aligns with our stated strategic long-term growth 3/5/7 objectives, specifically consistently delivering 5% annual Adjusted OI growth.

The number of PSU OI units earned can be 0 if threshold goals are not achieved or can range from 50% to 200% of the target number of PSUs based on PSU OI versus goals during the three-year performance period.

34	PERRIGO • 2024 PROXY STATEMENT

Executive Compensation

For the 2023 grant, as with previous years, goals for the three-year period are set up front as follows: the target goal for the first year of the three-year performance period is based on the Board-approved annual financial plan, and the target goals for the second and third years of the three-year performance period are determined by applying a pre-determined 5% growth rate to the prior year’s actual PSU OI. Earned PSUs are based on the average of the vesting credit for each year in the three-year performance period.

The following tables summarize the status of the different performance share awards held by the NEOs:

2023-2025 PSU OI

	Year 1	Year 2	Year 3
CY2023 PSU OI	(CY23)	(CY24)	(CY25)
Maximum (>=120% of metric target performance pays 200% of Target PSUs)	$756.0	$723.6	TBD
Target (100% of metric target performance pays 100% of Target PSUs)	$630.0	$603.0	TBD
Threshold (80% of metric target performance pays 50% of Target PSUs)	$504.0	$482.4	.TBD
Actual Attainment Baseline for 5% Growth Goal	$574.3	TBD	TBD
PSU OI Attainment	$573.8	TBD	TBD
Performance as % Metric Target	91%	TBD	TBD
Payout as % of Target	78%	TBD	TBD
Projected Payout (3 year average of Payout as % of Target)			TBD

(1)
PSU OI attainment for FY2023 reflects actual FY2023 Adjusted OI attainment adjusted for a currency impact of $.5M versus plan. FY2023 target goal was set at 5% growth over FY2022 Actual Attainment Baseline.
(2)
Actual and PSU OI Attainment for FY2024 and FY2024 to be available with their respective year-end financial results and definitive proxy statements.

2022-2024 PSU OI

	Year 1	Year 2	Year 3
CY2022 PSU OI	(CY22)	(CY23 YE)	(CY24)
Maximum (>=120% of metric target performance pays 200% of Target PSUs)	$663.1	$620.4	$723.6
Target (100% of metric target performance pays 100% of Target PSUs)	$552.6	$517.0	$603.0
Threshold (80% of metric target performance pays 50% of Target PSUs)	$442.1	$413.6	$482.4
Actual Attainment Baseline for 5% Growth Goal	$492.3	$574.3	TBD
PSU OI Attainment	$532.7	$573.5	TBD
Performance as % Metric Target	96%	111%	TBD
Payout as % of Target	91%	155%	TBD
Projected Payout (3 year average of Payout as % of Target)			TBD

(1)
PSU OI Attainment for FY2022 reflects actual FY2022 Adjusted OI attainment adjusted for a currency impact of $40.4M versus plan. FY2023 target goal was set at 5% growth over FY2022 Actual Attainment Baseline.
(2)
Actual and PSU OI Attainment for FY2024 to be available with its respective year-end financial results and definitive proxy statements.
(3)
Adjusted Actual Attainment for FY2023 reflects actual FY2023 Adjusted OI attainment adjusted for a currency impact of $.76M versus 2022 actuals.

PERRIGO • 2024 PROXY STATEMENT	35

Executive Compensation

2021-2023 PSU OI

	Year 1	Year 2	Year 3
CY2021 PSU OI	(CY21)	(CY22)	(CY23YE)
Maximum (>=120% of metric target performance pays 200% of Target PSUs)	$681.0	$603.7	$620.3
Target (100% of metric target performance pays 100% of Target PSUs)	$567.5	$503.1	$516.9
Threshold (80% of metric target performance pays 50% of Target PSUs)	$454.0	$402.4	$413.5
Actual Attainment Baseline for 5% Growth Goal	$479.1	$492.3	$574.3
PSU OI Attainment	$471.6	$532.3	$573.5
Performance as % Metric Target	83%	106%	111%
Payout as % of Target	58%	129%	155%
Projected Payout (3 year average of Payout as % of Target)			114%

(1)
PSU OI Attainment for FY2021 reflects actual FY2021 Adjusted OI attainment adjusted for a currency impact of $7.5M versus plan. FY2022 target goal represents 5% growth over FY2021 Actual Attainment Baseline.
(2)
Adjusted Actual Attainment for FY2022 reflects actual FY2022 Adjusted OI attainment adjusted for a currency impact of $39.9M versus 2021 actuals. FY2023 target goal was set at 5% growth over FY2022 Actual Attainment Baseline.
(3)
Adjusted Actual Attainment for FY2023 reflects actual FY2023 Adjusted OI attainment adjusted for a currency impact of $.76M versus 2022 actuals.

2024-2026 PSU OI

For the 2024 grant, the Committee changed the PSU OI program design to further align with investor preference to measure three-year cumulative PSU OI. Instead of measuring year-over-year growth separately for each year of the three-year performance period, the 2024-2026 PSU OI will be earned based on cumulative PSU OI dollars generated over the three fiscal years 2024, 2025, and 2026.

Target PSU OI will be the sum of:

•
Adjusted Operating Income included in the 2024 Annual Financial Plan (“2024 Plan OI")
•
2024 Plan OI x 1.05, and
•
2024 Plan OI x 1.05 x 1.05

Relative TSR PSUs (“rTSR PSUs”)

Twenty percent of each executive’s target annual grant value is in the form of rTSR PSUs. The TCC selected rTSR as the applicable long-term performance measure for these PSUs to directly align the interests of the executive team with the long-term market performance of Perrigo’s shares. The inclusion of rTSR-PSUs in the overall LTIP mix also provides a relative external performance metric to balance the internal performance metric of PSU OI growth in the PSU OI PSUs.

The number of rTSR PSUs earned can be 0 if the threshold goal is not achieved, or can range from 50% to 200% of the target number of rTSR PSUs based on Perrigo’s rTSR performance versus the companies in the S&P 500 over the three-year performance period, according to the following table:

2023-2025 Relative TSR Percentile Rank	Payout (% of Target Shares)

≥ 80th Percentile	200%

55th Percentile	100%

30th Percentile	50%

<30th Percentile	0%

36	PERRIGO • 2024 PROXY STATEMENT

Executive Compensation

Total shareholder return for Perrigo and the peer companies is calculated using an average of adjusted closing prices for the 20-trading day periods starting on the first and ending on the last day of the performance period. Payout for performance between levels is linearly interpolated. If our absolute TSR is negative, the maximum number of shares that may be earned is 100% of target, regardless of our relative performance. In addition, the overall earned value is capped at 500% of the target value.

2021-2023 rTSR PSUs

The performance period for the 2021-2023 rTSR PSUs ended December 31, 2023. The Company’s relative TSR was below the 30th percentile versus the constituents of the S&P 500, and therefore no shares were earned under this award.

Other Policies, Practices and Guidelines

Executive Stock Ownership Guidelines

Consistent with our compensation philosophy of tying a significant portion of the total compensation to performance, our executive compensation program facilitates and encourages long-term ownership of Perrigo stock. Our stock ownership guidelines reinforce that philosophy by requiring executive officers to maintain specific levels of stock ownership.

Each executive officer is required to attain certain target levels of stock ownership. These ownership guidelines are expressed in terms of a multiple of base salary. The current ownership guidelines are as follows:

Chief Executive Officer: 6 times base salary

Executive Vice President: 3 times base salary

Senior Vice President (only if designated as Section 16 Officer): 2 times base salary

For purposes of determining an executive officer’s stock ownership, at least fifty percent (50%) must consist of (i) shares purchased on the open market, (ii) shares owned jointly with a spouse and/or children, (iii) shares acquired through the exercise of stock options or vesting of restricted shares or RSUs, or (iv) shares held through the Perrigo Company Profit-Sharing and Investment Plan. The balance of an executive officer’s stock ownership may be satisfied through (a) unvested but earned PSUs or RSUs that have not been forfeited, and (b) unvested service-based restricted shares or RSUs that have not been forfeited. Unearned PSUs and unexercised stock options do not count toward an executive’s ownership when measured against the requirement.

Until each executive officer attains the applicable target stock ownership level, he or she is required to retain a stated percentage of shares received through our incentive plans, including shares obtained through the exercise of stock options, vesting of restricted shares or RSUs, payout of PSUs and any other vehicle through which the individual acquires shares. At any time that an executive’s direct stock ownership is below the required levels set forth above, (i) with respect to restricted shares and units, he or she is restricted from selling more than 50% of the net shares received following the vesting of any service-based or PSUs or RSUs under any of the Company’s compensation plans, and (ii) with respect to stock options, he or she is restricted from selling more than 50% of the net value received upon the exercise of any stock option (i.e. after the cost of the option and taxes are remitted), such that at least 50% of the net value received upon the exercise of any stock option must be converted to directly owned shares. In these cases, however, the participants must still adhere to the retention requirements with respect to the remaining shares. In May of 2023, the TCC modified the definition of ownership to include unvested service-based restricted stock units only for retirement-eligible executives since the RSUs for retirement eligible executives no longer require service to earn the awards as outlined in our 2019 Long-Term Incentive Plan.

As of the end of 2023, all of our executive officers, including our NEOs, were in compliance with these guidelines, either by satisfying applicable ownership levels or complying with the retention requirements.

PERRIGO • 2024 PROXY STATEMENT	37

Executive Compensation

Clawback Policy

In August of 2023 Perrigo adopted a Compensation Recovery Policy consistent with the final SEC rules and NYSE listing standards, and our AIP and 2019 LTIP (including in the LTIP grant documents), and Non-Qualified Deferred Compensation policies were all amended to include clawback provisions that require Perrigo to recover certain incentive compensation paid to an executive if Perrigo’s financial results are later restated due to the individual’s misconduct, including, without limitation, fraud or knowing illegal conduct.

Anti-Hedging and Anti-Pledging Policy

Our insider trading policy prohibits executive officers and directors from trading in options, warrants, puts and calls or similar instruments on Perrigo securities and holding Perrigo securities in margin accounts, as well as from pledging Perrigo securities as collateral for a loan. In addition, the policy prohibits our directors and all employees, including executive officers, from selling Perrigo securities “short,” engaging in “short sales against the box,” and entering into hedging or monetization transactions or similar arrangements with respect to Perrigo securities.

Compensation Risk Assessment

At the TCC’s request, FW Cook, the TCC’s independent consultant, conducted an assessment of Perrigo’s compensation policies and practices for 2023 to determine whether any practices might encourage excessive risk taking on the part of executives. This assessment included a review of Perrigo’s pay philosophy, competitive position, annual incentive arrangements (including broad-based incentive plans, based on an inventory of such plans that management provided to FW Cook) and long-term incentive arrangements (including RSU and PSU design, as well as potential mitigating factors such as stock ownership requirements, caps on incentive plan payouts, and recoupment policies).

After considering FW Cook’s assessment, the TCC concluded that our compensation programs are designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy and are not designed in such a way to encourage executives and employees to take unnecessary risks that would be reasonably likely to have a material adverse effect on Perrigo.

Benefits and Perquisites

Retirement Benefits. We offer retirement benefit plans to provide financial security and to facilitate employees’ saving for their retirement. We make annual contributions under our Perrigo Profit-Sharing and Investment Plan for employees, including the executive officers. We also make matching contributions up to the limits as defined in the applicable regulations under our 401(k) Plan to certain of our employees, including the NEOs.

Executive Benefits. We provide a limited number of perquisites to our NEOs. Benefits may include executive physical exams, relocation benefits, pension benefits and financial counseling/tax advice.

Non-Qualified Deferred Compensation Plan. We maintain a Non-Qualified Deferred Compensation Plan (“Deferred Compensation Plan”) that allows certain executives, including the NEOs, and other management level personnel to voluntarily elect to defer base salary and earned annual incentive awards. Under that plan, we provide annual profit-sharing contributions and matching contributions that cannot be provided under Perrigo’s Profit-Sharing and Investment Plan (“Tax-Qualified Plan”) because of the limitations of Sections 415 and 401(a)(17) of the Code. Code Section 415 limits the total annual additions to a participant’s account under the Tax-Qualified Plan to a specified dollar amount, which was $66,000 for 2023. Code Section 401(a)(17) limits total compensation that can be considered under the Tax-Qualified Plan. This limit is currently $330,000. Due to these limits, certain Perrigo employees would not receive profit-sharing contributions and matching contributions under the Tax-Qualified Plan on their full compensation. Therefore, we provide affected employees who contribute to the Deferred Compensation Plan, including the NEOs, a company match and a profit-sharing contribution under the Deferred Compensation Plan that they would have been eligible for under the Tax-Qualified Plan but for the limitations under the Code.

Employment Agreements (Severance Benefits). We typically do not enter into employment agreements with our executives other than our CEO and non-U.S. executives, such as Mr. Andersen and Mr. Janish, where local laws require it. We entered into an employment agreement with Mr. Lockwood-Taylor when he was appointed as President and CEO in June 2023. In December 2019, based on Svend Andersen’s move to Belgium and based on Belgian law, we

38	PERRIGO • 2024 PROXY STATEMENT

Executive Compensation

terminated Mr. Andersen’s U.K. agreement and replaced it with a Belgian agreement. In March 2023, based on Mr. Janish's move to Ireland and based on Irish law, we entered into an Irish Employment Agreement with Mr. Janish. The key compensation terms of these agreements are summarized below.

Post-employment payments under employment agreements, as applicable, and the U.S. Severance Policy, and our Change in Control Severance Policy for U.S. Employees, are presented in the section entitled “Potential Payments Upon Termination or Change in Control” beginning on page 47.

All other NEOs, except Mr. Kessler, Mr. Lockwood-Taylor, Mr. Andersen, and Mr. Janish, are subject to our general severance policy.

Mr. Kessler

Murray S. Kessler’s employment agreement became effective on October 8, 2018. In accordance with his employment agreement, Mr. Kessler’s compensation included: a base salary; participation in the AIP; annual grants of equity under the LTIP; and participation in Perrigo’s other employee benefit plans.

The employment agreement provided for an initial term of three years, subject to automatic renewal thereafter for one-year periods unless either party provides 180 days’ prior notice of non-renewal. The agreement contained customary confidentiality obligations, non-competition restrictions for two years from the date of termination of employment and non-solicitation restrictions for two years from the date of termination of employment.

On February 13, 2019, Mr. Kessler’s employment agreement was amended to avoid the unintended forfeiture of equity compensation if he were to retire after the initial three-year term of his contract. It provided for accelerated vesting of awards granted under the LTIP (other than PSUs, which will vest or be forfeited based on the attainment of performance goals) so long as Mr. Kessler attains age 62 prior to his termination from employment.

On March 1, 2021, Perrigo Management Company (a subsidiary of the Company) signed an Amended and Restated Employment Agreement (Amended Agreement) with Mr. Kessler to extend his term as CEO, President and member of the Board of Directors for an additional three-year period through October 8, 2024. The term was subject to automatic renewal thereafter for one-year periods unless either party provides 180 days’ prior notice of non-renewal. The Amended Agreement maintained Mr. Kessler’s current salary and provides a target annual bonus opportunity of $1,545,000 in 2021 and not less than $1,745,000 in 2022 and future years. Beginning in 2022, the fair value of Mr. Kessler’s annual grant under the LTIP would be no less than $9,750,000. In 2023 the Board increased Mr. Kessler’s target compensation in recognition of the major strategic accomplishments in the Company’s self-care transformation under his leadership, including the reconfiguration of the Company’s product portfolio, a significant reduction of uncertainty including the resolution of the potential €1.6 billion Irish tax liability and the return to strong growth of the Company’s topline. The Board also felt the executional excellence required for the Company’s go-forward strategic plans further supported an increase in his target compensation which continues to require strong performance in order for the AIP and LTI PSUs to payout for Mr. Kessler.

On May 9, 2023, Mr. Kessler notified the Company of his intent to retire, effective July 31, 2023. The Board implemented its succession plan, and on June 8, 2023 appointed Mr. Lockwood-Taylor as President, CEO and Director, at which time Mr. Kessler retired from those same positions, but remained with the Company in an advisory role to assist with the transition until July 31, 2023.

Mr. Lockwood-Taylor

Mr. Lockwood-Taylor's employment agreement became effective on June 30, 2023. Consistent with our emphasis on performance-based pay, the majority of Mr. Lockwood-Taylor's annual compensation is stock-based with the ultimate value realized based on Perrigo’s stock price performance. In accordance with his employment agreement, Mr. Lockwood-Taylor's compensation includes: a base salary; participation in the AIP; annual grants of equity under the LTIP; and participation in Perrigo’s other employee benefit plans.

Mr. Lockwood-Taylor did not receive a 2023 annual grant under the LTIP. The agreement outlines one-time Buy-Out Compensation offered in the form of $2,800,000 Restricted Stock Units and $1,500,000 in Equity Performance Stock Units expressly intended to offset a portion of the approximately $4,300,000 in unvested equity which was forfeited upon

PERRIGO • 2024 PROXY STATEMENT	39

Executive Compensation

exiting his previous organization. The Independent Directors were intentional to ensure that a significant portion of this was performance based, subject to performance of PSU OI and aligned with the interest of shareholders.

In addition, the employment agreement did offer initial benefits related to relocation to Grand Rapids, Michigan and Legal Fees related to negotiation of his employment agreement.

The employment agreement provides for an initial term of two years, subject to automatic renewal thereafter for two-year periods unless either party provides 90 days’ prior notice of non-renewal. The agreement contains customary confidentiality obligations, non-competition restrictions for two years from the date of termination of employment and non-solicitation restrictions for two years from the date of termination of employment.

If Mr. Lockwood-Taylor were involuntarily terminated by us without cause or voluntarily terminated for good reason (as defined in the agreement), he would receive cash severance benefits and continued vesting of certain stock-based awards. The circumstances under which severance benefits are triggered and the resulting payouts are generally consistent with market practices.

In September of 2023, an amendment to Mr. Lockwood-Taylor was issued changing his place of employment from Grand Rapids, Michigan to Morristown, New Jersey negating the need for additional standard relocation support.

The Company and Patrick Lockwood-Taylor entered into Amendment No. 2 to his Employment Agreement, on February 21, 2024, which modified Mr. Lockwood-Taylor’s AIP target bonus opportunity for 2024 from 120% of annual base salary to 40% of annual base salary. In consideration thereof, Mr. Lockwood-Taylor will receive an RSU grant under the LTIP in 2025 equal to two times the actual AIP bonus awarded for 2024 performance, plus 10% (the “RSU Grant”). The RSU Grant will be in addition to any annual award under the LTIP and will vest in two equal installments on the first and second anniversary of the grant date.

Mr. Andersen

Mr. Andersen’s current Belgian management agreement became effective in December 2019. In accordance with his management agreement, Mr. Andersen’s compensation includes a base salary; participation in the AIP; annual grants of equity under the LTIP; and an additional fee to use for travel.

The management agreement has an indefinite term and will continue unless Mr. Andersen provides six months’ prior notice of termination or the Company provides three months’ prior notice of termination. The agreement contains confidentiality provisions as well as non-competition and non-solicitation provisions, ranging from one year to two years from the date of termination of his agreement.

Mr. Janish

Mr. Janish's Irish Employment Agreement became effective in March 2023. In accordance with this employment agreement, Mr. Janish's compensation includes a base salary; participation in the AIP; annual grants of equity under the LTIP; and participation in Perrigo's other employee benefit plans.

The Employment Agreement is fixed term agreement ending on December 31, 2025 and provides three months' prior notice of termination by both parties. If Mr. Janish were involuntarily terminated by us without cause or voluntarily terminated for good reason (as defined in the Perrigo Employee Severance Programme, Ireland), he would receive cash severance benefits and continued vesting of stock-based awards for thirty-six months. The agreement contains confidentiality provisions.

The agreement also contains relocation support consistent with what is required to enable a standard international relocation on a fixed term basis.

40	PERRIGO • 2024 PROXY STATEMENT

Executive Compensation

Summary Compensation Table

The following table summarizes the compensation of our named executive officers for 2023, 2022, and 2021.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Patrick Lockwood-Taylor	2023	604,615	—	4,300,008	1,080,000	83,346	6,067,969
CEO, President

Murray S. Kessler	2023	759,557	—	10,047,050	—	91,133	10,897,739
Former CEO, President	2022	1,263,750	—	9,927,633	1,678,865	104,088	12,974,336
	2021	1,236,000	—	7,749,994	1,444,014	99,253	10,529,261
Eduardo Bezerra	2023	721,000	—	1,854,825	436,800	38,767	3,051,392
EVP, CFO	2022	437,500	200,000	1,875,395	549,976	9,150	3,072,021
James Dillard III	2023	576,713	—	1,545,683	267,425	39,482	2,429,303
EVP, President CSCA	2022	674,375	—	2,036,398	390,078	81,869	3,182,721
	2021	605,558	—	1,100,036	311,694	82,103	2,099,391
Svend Andersen	2023	647,142	—	1,442,661	366,687	93,806	2,550,296
EVP, President CSCI (5)	2022	606,592	—	2,010,985	469,373	90,967	3,177,917
	2021	618,980	—	1,400,039	465,148	96,657	2,580,823
Kyle L. Hanson	2023	618,000	—	1,339,638	304,200	21,750	2,283,588
EVP, General Counsel and Secretary	2022	350,000	—	1,571,020	371,319	8,550	2,300,889
Ronald Janish	2023	622,913	—	875,904	294,824	439,078	2,232,720
EVP, Global Operations & Supply Chain & CTO

1)
Represents any cash bonus with the exception of the Annual Bonus under the AIP (captured in the column “Non-Equity Incentive Plan Compensation”): for Mr. Bezerra, a sign-on bonus of $200,000, in 2022.
2)
Represents the full grant date fair value of stock awards granted in the years shown, calculated in accordance with U.S. GAAP. Stock awards include service-based restricted stock units and performance-based restricted stock units. For the performance-based stock awards, the amounts reported were valued assuming payout at target performance of 100% (the probable outcome of the relevant performance conditions as of the grant date). See the Grants of Plan-Based Awards for 2022 table for additional information regarding the full grant date fair value for all stock awards. Additional weighted average valuation assumptions related to stock awards are included in the stockholders' equity note of the audited financial statements included in our Annual Report on Form 10-K for the fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021.
3)
The compensation amounts set forth in the “Non-Equity Incentive Plan Compensation” column represent the AIP bonus earned for the relevant fiscal year period as described in the Compensation Discussion and Analysis section entitled 2023 Executive Compensation Program in Detail – Annual Incentive Award Opportunities..
4)
The 'All Other Compensation Detail' table below discloses the compensation amounts set forth in the “All Other Compensation” column of the Summary Compensation Table.
5)
Amounts paid to Mr. Andersen and Mr. Janish were converted to U.S. dollars based on foreign currency exchange rates on December 29, 2023.

All Other Compensation Detail

Name	Perquisites and Other Personal Benefits ($)(1)	Registrant Contributions to Defined Contribution Plans ($)(2)	Registrant Contributions to Non-Qualified Plans ($)	Tax Gross-up ($)(3)	Total ($)
Patrick Lockwood-Taylor	50,551	—	—	32,795	83,346
Murray S. Kessler	—	19,050	72,083	—	91,133
Eduardo Bezerra	—	19,050	19,717	—	38,767
James Dillard III	—	19,050	20,432	—	39,482
Svend Andersen(4)	93,806			—	93,806
Kyle L. Hanson	—	19,050	2,700	—	21,750
Ronald Janish	267,427	19,050	33,044	119,557	439,078

PERRIGO • 2024 PROXY STATEMENT	41

Executive Compensation

1)
For Mr. Lockwood-Taylor, represents the cost of a flight on the corporate aircraft and legal fees associated with the negotiation of his employment agreement. For Mr. Andersen, represents a contractual management fee. For Mr. Janish, represents a fee in lieu of Irish pension contributions, a housing allowance, and a car allowance.
2)
Represents the Company’s contributions to 401(k) and Profit-Sharing Plans.
3)
For Mr. Lockwood-Taylor, represents a tax gross-up in relation to legal fees associated with the negotiation of his employment agreement, which was initially intended to include relocation. For Mr. Janish, represents a tax gross-up associated to his housing allowance, which was offered as part of his relocation package.
4)
Amounts paid to Mr. Andersen and Mr. Janish were converted to U.S. dollars based on foreign currency exchange rates on December 29, 2023.

Grants of Plan-Based Awards for 2023

The following table provides information regarding equity and non-equity awards granted to the named executive officers during 2023.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plans(4)			All Other Stock	Grant Date Fair Value
Name	Grant Date(1)	Award Date(2)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards # of units(5)	of Stock Awards($)(6)
Patrick Lockwood-Taylor	—	—	720,000	1,440,000	2,880,000	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—
	7/10/2023(8)(9)	5/22/2023	—	—	—	22,762	45,524	91,048	—	1,500,016
	7/10/2023	5/22/2023	—	—	—	—		—	84,977	2,799,992
Murray S. Kessler	—	—	872,500	1,745,000	3,490,000	—	—	—	—	—
	3/6/2023(7)	2/20/2023	—	—	—	26,380	52,760	105,520	—	2,247,048
	3/6/2023(8)	2/20/2023	—	—	—	65,950	131,899	263,798	—	4,874,987
	3/6/2023	2/20/2023	—	—	—	—		—	79,140	2,925,014
Eduardo Bezerra	—	—	291,200	582,400	1,164,800	—	—	—	—	—
	3/6/2023(7)	2/20/2023	—	—	—	4,870	9,740	19,480	—	414,827
	3/6/2023(8)	2/20/2023	—	—	—	12,176	24,351	48,702	—	900,013
	3/6/2023	2/20/2023	—	—	—	—		—	14,610	539,986
James Dillard III	—	—	261,056	522,113	1,044,225	—	—	—	—	—
	3/6/2023(7)	2/20/2023	—	—	—	4,059	8,117	16,234	—	345,703
	3/6/2023(8)	2/20/2023	—	—	—	10,146	20,292	40,584	—	749,992
	3/6/2023	2/20/2023	—	—	—	—		—	12,175	449,988
Svend Andersen	—	—	244,458	488,917	977,833	—	—	—	—	—
	3/6/2023(7)	2/20/2023	—	—	—	3,788	7,576	15,152	—	322,662
	3/6/2023(8)	2/20/2023	—	—	—	9,470	18,939	37,878	—	699,985
	3/6/2023	2/20/2023	—	—	—	—		—	11,364	420,013
Kyle L. Hanson	—	—	202,800	405,600	811,200	—	—	—	—	—
	3/6/2023(7)	2/20/2023	—	—	—	3,518	7,035	14,070	—	299,621
	3/6/2023(8)	2/20/2023	—	—	—	8,794	17,587	35,174	—	650,016
	3/6/2023	2/20/2023	—	—	—	—		—	10,552	390,002
Ronald Janish	—	—	196,550	393,099	786,198	—	—	—	—	—
	3/6/2023(7)	2/20/2023	—	—	—	2,300	4,600	9,200	—	195,914
	3/6/2023(8)	2/20/2023	—	—	—	5,750	11,499	22,998	—	425,003
	3/6/2023	2/20/2023	—	—	—	—		—	6,899	254,987

1)
Actual date of grant.
2)
Date on which the TCC approved the award.
3)
These columns show the dollar range of potential payout for fiscal 2023 performance under the Annual Incentive Bonus Plan as described in the section titled 2023 Executive Compensation Program in Detail - Annual Incentive Award Opportunities in the Compensation Discussion and Analysis. The target values are based on a percentage of each executive's salary. The maximum incentive award opportunity for any individual participant was 200% of the target award. In addition, the TCC, or the Board in the case of the CEO, had the discretion to adjust any named executive officer's award up by as much as 50% or down by as much as 100% based on individual performance. The actual payments for fiscal 2023 non-equity incentive awards are shown in the Summary Compensation Table in the column titled "Non-Equity Incentive Plan Compensation."
4)
These columns show the range of performance-based restricted stock units that were granted in fiscal 2023 and that could be earned in fiscal 2026 under the LTIP, depending on whether specific performance goals are achieved in each of the three applicable performance periods, as described in the section titled 2023 Executive Compensation Program in Detail - Long-term Incentive Award Opportunities in the Compensation Discussion and Analysis. Earned awards, if any, can range from 0% to 200% of the target grant. The U.S. GAAP value of the 2023 fiscal OI performance-based restricted stock units was: $36.96 per share for units granted on March 6, and

42	PERRIGO • 2024 PROXY STATEMENT

Executive Compensation

$32.95 for units granted on July 10. The U.S. GAAP value of the 2023 fiscal rTSR performance-based restricted stock units was: $42.59 per share for units granted on March 6.
5)
This column shows the service-based restricted stock units granted during 2023. These award vest in three equal installments on each grant anniversary.
6)
Amounts are computed in accordance with U.S. GAAP and are included in the Summary Compensation Table in the applicable columns titled "Stock Awards". For performance-based restricted stock units, the amounts disclosed are computed based on a target performance of 100%, which is the probable outcome of the relevant performance conditions as of the grant date.
7)
Grant of rTSR performance-based restricted stock units.
8)
Grant of PSU OI-based restricted stock units.
9)
Mr. Lockwood-Taylor was awarded a combination of service-based restricted stock units and PSU OI-based restricted stock units as one-time buy-out compensation, partially offsetting what was forfeited by exiting previous organization..

PERRIGO • 2024 PROXY STATEMENT	43

Executive Compensation

Outstanding Equity Awards at 2023 Year End

The following table sets forth information detailing the outstanding equity awards held on December 31, 2023, by each of our NEOs.

		Option Awards					Stock Awards
Name	Option / Stock Award Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date		Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($) (3)
	7/10/2023	—	—	—	—		84,977	2,734,560	42,186	1,357,545
Patrick	—	—	—	—	—		—	—	—	—
Lockwood-Taylor	—	—	—	—	—		—	—	—	—
	—	—	—	—	—		—	—	—	—

	10/8/2018	110,074	—	72.80	10/8/2028		—	—	—	—
Murray S. Kessler	3/5/2021	—	—	—	—	—	—	—	145,349	4,677,331
	3/7/2022	—	—	—	—	—	—	—	254,657	8,194,862
	3/6/2023	—	—	—	—	—	—	—	174,986	5,631,049

Eduardo Bezerra	6/7/2022	—	—	—	—		9,063	291,647	42,753	1,375,792
	3/6/2023	—	—	—	—		14,610	470,150	32,305	1,039,575

	3/5/2021	—	—	—	—		2,680	86,242	20,631	663,906
James Dillard III	3/7/2022	—	—	—	—		11,074	356,361	52,236	1,680,954
	3/6/2023	—	—	—	—		12,175	391,792	26,921	866,318

	6/6/2017	13,075	—	70.34	6/6/2027		—	—	—	—
	3/8/2018	11,674	—	85.06	3/8/2028		—	—	—	—
Svend Andersen	3/5/2021	—	—	—	—		3,411	109,766	26,258	844,982
	3/7/2022	—	—	—	—		10,936	351,920	51,584	1,659,973
	3/6/2023	—	—	—	—		11,364	365,694	25,126	808,555

	7/8/2022	—	—	—	—		5,352	172,227	25,249	812,513
Kyle L. Hanson	3/6/2023	—	—	—	—		10,552	339,563	23,332	750,824

	8/21/2014	934	—	147.75	8/21/2024		—	—	—	—
	2/26/2016	4,558	—	129.23	2/26/2026		—	—	—	—
Ronald Janish	6/6/2017	9,586	—	70.34	6/6/2027		—	—	—	—
	3/8/2018	8,679	—	85.06	3/8/2028		—	—	—	—
	3/5/2021	—	—	—	—		2,071	66,645	15,941	512,981
	3/7/2022	—	—	—	—		5,883	189,315	27,751	893,027
	3/6/2023	—	—	—	—		6,899	222,010	15,256	490,938

1)
For better understanding of this table, this column has been added to show the grant date of all stock options and equity awards outstanding at fiscal year-end.
2)
All stock option awards vest one-third per year over three years beginning on the anniversary of the grant except the option award granted to Mr. Kessler that vests 100% on the third anniversary of the date of grant.
3)
The market value of these unvested awards was calculated using the closing price of our ordinary shares as of December 31, 2023, which was $32.18.
4)
Performance-based restricted stock units are earned and vest, if at all, three years from the grant date, depending on our performance over three full years for the fiscal 2021, 2022 and 2023 grants, as more fully described in the section entitled 2023 Executive Compensation Program in Detail - Long-Term Incentive Award Opportunities in the Compensation Discussion and Analysis. As of December 31, 2023, the number of unearned units for the 2021 award was calculated using vesting credits of 58%, 129% and 155% for 2021, 2022 and 2023, respectively; the number of unearned units for the 2022 award was calculated using vesting credits 91% and 155% for 2022 and 2023, respectively, and assuming 200% for 2024; the number of unearned units for the 2023 award was calculated using a vesting credit of 78% for 2023, and assuming 100% for 2024 and 2025.

44	PERRIGO • 2024 PROXY STATEMENT

Executive Compensation

Option Exercises and Stock Vested in 2023

The following table provides information for each NEO concerning the vesting of restricted stock during 2023. No NEO exercised options in 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Patrick Lockwood-Taylor	—	—
Murray S. Kessler	284,358	10,670,058
Eduardo Bezerra	4,532	152,819
James Dillard III	20,489	788,190
Svend Andersen	24,500	943,688
Kyle L. Hanson	12,409	404,906
Ronald Janish	14,496	558,660

1)
Represents service-based restricted stock units and performance-based restricted stock units issued under the LTIP.
2)
The value realized on vesting was calculated using the closing price of Perrigo shares on the day the awards vested.

Non-Qualified Deferred Compensation in 2023

The Deferred Compensation Plan allows participants to defer as much as 80% of base salary and 100% of incentive compensation with no dollar amount cap. Participation in the plan is limited to the executive officers (including the NEOs) and other management level personnel. Amounts deferred under the Deferred Compensation Plan earn a return based on measurement funds made available to participants, which are determined by the retirement plan committee. These measurement funds mirror several of the investment choices available in our 401(k) Plan, with the exception of Company stock and Target Date Funds, which are not an investment option in the Deferred Compensation Plan. There are also model portfolios in the Deferred Compensation Plan that are not in the 401(k) Plan. Participants elect the form and timing of distributions of their Deferred Compensation Plan deferrals prior to the year in which it is deferred. Participants may change their distribution elections, however, changes must be made 12 months in advance and are subject to a five-year delay. Participants may elect in-service distributions to be paid in a lump sum up to five annual installments; in-service deferrals must remain in the Deferred Compensation Plan for at least three years prior to distribution. Participants may elect to receive their retirement/termination distributions in a lump sum or annual installments (up to 15 years) upon separation from service. If a participant’s in-service distribution was not paid prior to a separation from service, the in-service distribution will be paid according to their retirement/termination distribution election. All participants with an account balance subject to Section 409A of the Internal Revenue Code may not begin receiving retirement/termination distributions earlier than the first day of the seventh month following a separation from service.

The following table sets forth information relating to the Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($) (1)	Perrigo Contributions in Last FY ($)(2)	Aggregate Earnings (Losses) in Last FY ($)*	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)(3)
Patrick Lockwood-Taylor	20,000	—	1,283	—	21,283
Murray S. Kessler	—	72,083	48,028	—	362,111
Eduardo Bezerra	138,835	19,717	21,354	—	192,752
James Dillard III	—	20,432	2,867	—	24,468
Svend Andersen	—	—	—	—	—
Kyle L. Hanson	75,432	2,700	9,602	—	102,804
Ronald Janish	19,679	33,044	165,744	—	1,340,550

PERRIGO • 2024 PROXY STATEMENT	45

Executive Compensation

1)
Of the total amounts shown in this column, the following amounts are included in the Summary Compensation Table as 2023 salary: Mr. Lockwood-Taylor, $20,000, Mr. Bezerra, $28,840, Ms. Hanson, $49,440, Mr. Janish, $8,671; and the following additional amounts are included for 2023 in the Summary Compensation Table in the column entitled Non-Equity Incentive Plan Compensation: Mr. Bezerra, $109,995, Ms. Hanson, $25,992, Mr. Janish, $11,008.
2)
These amounts are included in the Summary Compensation Table as All Other Compensation in the column “Registrant Contributions to Non-Qualified Plans.”
3)
In addition to the amounts in footnote 1, this column includes the following amounts included in the Summary Compensation Table in the columns entitled (i) Salary (for fiscal year 2022): Mr. Bezerra, $12,833, Ms. Hanson, $15,000.

* We do not pay above-market or preferential interest or earnings on amounts deferred under the Deferred Compensation Plan.

46	PERRIGO • 2024 PROXY STATEMENT

Potential Payments Upon Termination or Change-in-Control

Potential Payments Upon Termination or Change-in-Control

All of our current NEOs participate in our AIP and LTIP and all but Mr. Janish and Mr. Andersen have the ability to participate in our Deferred Compensation Plan. In addition, all of our current NEOs, other than Messrs. Kessler, Lockwood-Taylor, Janish and Andersen, are covered by our U.S. Severance Policy, and our Change in Control Severance Policy for U.S. Employees. These plans and policies may require us to provide compensation to these officers in the event of a termination of employment or a change-in-control of Perrigo. Mr. Kessler and Mr. Lockwood-Taylor's agreements provide that they would receive compensation under their respective employment agreements in the event of a termination of employment or a change-in-control of Perrigo; however, any severance benefits payable under those agreements will only occur in the event of a termination of employment that, when following a change-in-control of Perrigo, results in a “double trigger” for severance benefits. The TCC retains discretion to provide additional benefits to executive officers upon termination or resignation if it determines the circumstances so warrant.

The following table sets forth the expected benefits to be received by each current NEO, in addition to the amounts shown in the Non-Qualified Deferred Compensation 2023 table on page 45 in the event of his termination resulting from various scenarios and assuming a termination date of December 31, 2023, the last business day of 2023, and a stock price of $32.18, our closing stock price on that date. For Mr. Kessler and Mr. Dillard, this table shows actual benefits received upon the termination of their employment in July and October 2023, respectively. Assumptions and explanations of the numbers included in the table below are set forth in the footnotes to, and in additional text following, the table. Assumptions and explanations of the numbers included in the table below are set forth in the footnotes to, and in additional text following, the table.

PERRIGO • 2024 PROXY STATEMENT	47

Potential Payments Upon Termination or Change-in-Control

Name and Benefits	Change in Control(1) ($)		Death, Disability, Retirement(2) ($)	Termination for Cause or Without Good Reason ($)	Termination Without Cause or for Good Reason(3) ($)	Involuntary Termination for Economic Reasons(3) ($)
Patrick Lockwood-Taylor
Cash	5,280,000		1,440,000	—	3,960,000	3,960,000
Equity Awards
Service-Based Restricted Stock	2,734,560		2,734,560	—	2,734,560	2,734,560
Performance-Based Restricted Stock	1,464,962		1,357,545	—	1,464,962	1,464,962
Stock Options	—		—	—	—	—
Other Benefits	—		—	—	—	—
Total Estimated Incremental Value	9,479,522		5,532,105	—	8,159,522	8,159,522
Murray S. Kessler
Cash	—		—	—	—	—
Equity Awards
Service-Based Restricted Stock	—		5,569,646	—	—	—
Performance-Based Restricted Stock	—		18,503,243	—	—	—
Stock Options	—		—	—	—	—
Other Benefits	—		—	—	—	—
Total Estimated Incremental Value	—		24,072,889	—	—	—
Eduardo Bezerra
Cash	2,620,801		582,400	—	728,000	728,000
Equity Awards
Service-Based Restricted Stock	761,797		761,797	—	761,797	761,797
Performance-Based Restricted Stock	2,117,862		2,415,366	—	2,117,862	2,117,862
Stock Options	—		—	—	—	—
Other Benefits(4)	15,000		—	—	15,000	15,000
Total Estimated Incremental Value	5,515,460		3,759,564	—	3,622,660	3,622,660
James Dillard III
Cash	—	—	—	—	696,150	696,150
Equity Awards
Service-Based Restricted Stock	—	—	—	—	834,395	834,395
Performance-Based Restricted Stock	—	—	—	—	2,765,260	2,765,260
Stock Options	—	—	—	—	—	—
Other Benefits(4)	—	—	—	—	—	—
Total Estimated Incremental Value	—	—	—	—	4,295,805	4,295,805
Svend Andersen
Cash	391,133		488,917	—	195,567	195,567
Equity Awards
Service-Based Restricted Stock	827,380		827,380	—	827,380	827,380
Performance-Based Restricted Stock	2,853,401		3,313,510	—	2,853,401	2,853,401
Stock Options	—		—	—	—	—
Other Benefits	—		—	—	—	—
Total Estimated Incremental Value	4,071,914		4,629,807	—	3,876,347	3,876,347
Kyle L. Hanson
Cash	2,059,200		405,600	—	624,000	624,000
Equity Awards
Service-Based Restricted Stock	511,791		511,791	—	511,791	511,791
Performance-Based Restricted Stock	1,395,228		1,563,337	—	1,395,228	1,395,228
Stock Options	—		—	—	—	—
Other Benefits(4)	15,000		—	—	15,000	15,000
Total Estimated Incremental Value	3,981,219		2,480,727	—	2,546,019	2,546,019
Ronald Janish
Cash	5,043,336		393,099	—	2,521,668	2,521,668
Equity Awards
Service-Based Restricted Stock	477,970		477,970	—	477,970	477,970
Performance-Based Restricted Stock	1,647,230		1,896,947	—	1,647,230	1,647,230
Stock Options	—		—	—	—	—
Other Benefits	—	—	—	—	—	—
Total Estimated Incremental Value	7,168,535		2,768,015	—	4,646,867	4,646,867

1)
In the event of termination in connection with a change in control, all currently serving NEOs will receive immediate vesting on all equity vehicles (value at target for PSUs). Additionally, Mr. Lockwood-Taylor, Mr. Bezerra and Ms. Hanson will receive two times the sum of salary and annual bonus, plus a pro-rated bonus, if applicable; Mr. Andersen and Mr. Janish will receive the same amount as in the event of termination without cause or involuntary termination for economic reasons.
2)
In the event of death, disability or retirement, all NEOs will receive immediate vesting on RSUs and NQSOs. PSUs will vest based on actual performance at the end of the original performance periods. As part of Mr. Kessler's separation on July 31, his RSUs vested immediately (value at vesting) and his PSUs will vest based on actual performance at the end of the original performance periods.
3)
In the event of termination without cause or involuntary termination for economic reasons, Mr. Lockwood-Taylor's and Mr. Andersen's severance treatment is determined by their respective agreements; Mr. Bezerra's and Ms. Hanson's by the Perrigo Company plc U.S. Severance Policy Amended and Restated Effective February 13, 2019; Mr. Janish's by the Perrigo Employee Severance Programme, Ireland. RSUs, PSUs and NQSOs will continue to vest for 24 months under their original vesting schedule.

48	PERRIGO • 2024 PROXY STATEMENT

Potential Payments Upon Termination or Change-in-Control

PSUs will vest based on actual performance at the end of the original performance periods. As part of Mr. Dillard's separation on October 31, his RSUs and PSUs will continue to vest for 24 months under their original vesting schedule. PSUs will vest based on actual performance at the end of the original performance periods.
4)
Other benefits include career transition services up to $15,000 for Mr. Bezerra and Ms. Hanson.

Employment Agreement with Chief Executive Officer and Former Chief Executive Officer

In 2023, Murray S. Kessler notified the Company of his intent to retire. As part of our robust succession planning process, Patrick Lockwood-Taylor, a 30-year experienced executive in consumer self-care, was selected to drive focus on winning in self-care. We know a few shareholders perceived there was a misalignment in Company performance and Mr. Kessler's target Total Direct Compensation or "TDC" of $12,819,000. Mr. Kessler's salary was higher than market median, but was consistent with a 20+ year public company CEO. We set Mr. Lockwood-Taylor's annual target TDC at a competitive rate of $8,240,000 situated between the 25th and the 50th percentile of our executive compensation peer companies.

	Murray S. Kessler 2023 Target Compensation	Patrick Lockwood-Taylor 2023 Target Compensation
Base	$1,324,000	$1,200,000
Annual Incentive Award	$1,745,000	$1,440,000
Long-Term Incentive Award	$9,750,000	$5,600,000
Total Direct Compensation	$12,819,000	$8,240,000

Mr. Lockwood-Taylor's employment agreement provides that his employment may be terminated during the term of the agreement under the following circumstances:

•
upon Mr. Lockwood-Taylor's death or disability; or
•
by Perrigo with or without cause (as defined in the agreement).

Potential Payments Upon Termination or Change in Control

•
by mutual agreement; or
•
by Mr. Lockwood-Taylor with good reason (as defined in the agreement).

If during the term of this agreement Mr. Lockwood-Taylor's employment were terminated by us without cause or by him for good reason and he agrees to a release of claims against Perrigo, he would also be entitled to compensation and benefits earned to that date, as well as:

•
a prorated annual bonus for the year of termination (determined based on actual performance);
•
payment of an amount equal to 18 months of his then-current salary and target bonus, payable in a lump sum;
•
a payment of health insurance premiums for 18 months, but only if Mr. Lockwood-Taylor is not entitled to health insurance coverage from another employer-provided plan; and
•
For his 2023 one-time sign on LTI RSU and PSU grants only, continued vesting of any unvested RSUs and PSUs related to those grants; and
•
twenty-four months continued vesting of all other unvested RSUs and PSUs, and in the case of PSUs, PSUs will vest or be forfeited based on the attainment of performance goals.

If any such termination without cause or for good reason were to occur within 24 months following a change of control, Mr. Lockwood-Taylor would be entitled to the same benefits as listed above, except he would be entitled to:

•
a cash payment of an amount equal to 24 months of his then-current salary and target bonus rather than 18 months;
•
a cash payment equal to the cost of health insurance premiums for six months; and
•
immediate vesting of all equity incentive awards granted to him, and in the case of PSUs, based on “target” levels of achievement.

PERRIGO • 2024 PROXY STATEMENT	49

Potential Payments Upon Termination or Change-in-Control

If Mr. Lockwood-Taylor were terminated for cause, he would receive compensation and benefits earned to date. If Mr. Lockwood-Taylor's employment were terminated for death or disability, he would receive compensation and benefits earned to date, including payment for unused vacation days, as well as a prorated annual bonus for the year of termination (determined based on actual performance).

Mr. Kessler’s employment agreement provided that his employment may be terminated during the term of the agreement under the following circumstances:

•
upon Mr. Kessler’s death or disability; or
•
by Perrigo with or without cause (as defined in the agreement).

Potential Payments Upon Termination or Change in Control

•
by mutual agreement; or
•
by Mr. Kessler with good reason (as defined in the agreement).

If during the term of this agreement Mr. Kessler’s employment were terminated by us without cause or by him for good reason and he agrees to a release of claims against Perrigo, he would also be entitled to compensation and benefits earned to that date, as well as:

•
a prorated annual bonus for the year of termination (determined based on actual performance);
•
payment of an amount equal to 18 months of his then-current salary and target bonus, payable in a lump sum;
•
a payment of health insurance premiums for 18 months, but only if Mr. Kessler is not entitled to health insurance coverage from another employer-provided plan; and
•
immediate vesting of all RSUs and NQSOs, and in the case of PSUs, PSUs will vest or be forfeited based on the attainment of performance goals.

If any such termination without cause or for good reason were to occur within 24 months following a change of control, Mr. Kessler would be entitled to the same benefits as listed above, except he would be entitled to:

•
a cash payment of an amount equal to 24 months of his then-current salary and target bonus rather than 18 months;
•
a cash payment equal to the cost of health insurance premiums for six months; and
•
immediate vesting of all equity incentive awards granted to him, and in the case of PSUs, based on “target” levels of achievement.

If Mr. Kessler were terminated for cause, he would receive compensation and benefits earned to date, including payment for unused vacation days. If Mr. Kessler’s employment were terminated for death or disability, he would receive compensation and benefits earned to date, including payment for unused vacation days, as well as a prorated annual bonus for the year of termination (determined based on actual performance).

Payments Under the Annual Incentive Plan

Generally, no portion of the payments under the AIP is considered earned or payable for a particular year unless the NEO is employed by us and in good standing on the incentive bonus payment date. The AIP, however, may require us to make payments to NEOs who are no longer employed by us on the last day of the fiscal year under the following circumstances:

•
retirement at age 65 or older;
•
retirement at age 60 or older with at least 10 years of service;
•
early retirement of a named executive officer under an early retirement plan approved by the TCC;
•
permanent disability as determined by the TCC; or
•
death.

50	PERRIGO • 2024 PROXY STATEMENT

Potential Payments Upon Termination or Change-in-Control

Under all circumstances listed above, the NEO, or the executive officer’s estate in the case of death, will be entitled to a pro rata portion of any payment under the AIP for that fiscal year, computed to the date of the termination.

An NEO eligible to receive a post-termination payment under the AIP will be paid in a lump sum within a reasonable time after the close of the fiscal year in which termination occurred.

Payments Under the Long-Term Incentive Plan

If an NEO terminates employment with us due to death, disability or retirement, the executive officer’s (i) outstanding options will immediately vest in full, (ii) service-vesting restricted stock units (“RSUs”) will be free of any restriction period; and (iii) PSUs will vest or be forfeited based on the attainment of performance goals. The outstanding options may be exercised in whole or in part by the participant or his/her fiduciary, beneficiary or conservator, as applicable, at any time prior to their respective expiration dates. For LTIP awards granted prior to November 1, 2023, "Retirement" is defined as a termination occurring (i) pursuant to a voluntary early retirement program approved by the Board or TCC, (ii) after attaining age 65, or (iii) after attaining age 60 with ten or more years of service with the Company. For LTIP awards after November 1, 2023, "Retirement" is defined as a termination occurring (i) pursuant to a voluntary early retirement program approved by the Board or TCC, (ii) after attaining age 65, or (iii) after attaining age 60 with five or more years of service with the Company.

If an NEO is involuntarily terminated for economic reasons, the executive officer may exercise the executive officer’s options, to the extent vested, at any time prior to the earlier of (i) the date that is 30 days after the date that is 24 months after the termination date, or (ii) their respective expiration dates. Any options, RSUs and PSUs that are not vested on the termination date but are scheduled to vest during the 24-month period following the termination date, according to the vesting schedule in effect before termination, will vest as if the participant had continued to provide services to us during the 24-month period. Any unvested options, RSUs and PSUs that are not scheduled to vest during that 24-month period will be forfeited on the termination date. If an NEO who is involuntarily terminated for economic reasons should die while the executive officer’s options remain exercisable, the fiduciary of the NEO’s estate or the executive officer’s beneficiary may exercise the options (to the extent that those options were vested and exercisable prior to the named executive officer’s death) at any time prior to the later of the date that is (i) 30 days after the date that is 24 months after the NEO’s termination date, or (ii) 12 months after the date of death, but in no event later than the respective expiration dates of the options.

Upon an event of termination for any reason during the restriction period, restricted shares and restricted stock units still subject to restriction generally will be forfeited by the NEO and reacquired by Perrigo. Subject to the one-year minimum vesting requirements of the LTIP, we may in our sole discretion waive in whole or in part any or all remaining restrictions with regard to an NEO’s shares.

If an NEO is terminated for cause, any restricted shares or restricted stock units subject to a restriction period will be forfeited and the executive officer’s right to exercise the executive officer’s options will terminate. If within 60 days after an NEO is terminated for any reason, we discover circumstances that would have permitted us to terminate an NEO for cause, any shares, cash or other property paid or delivered to the NEO within 60 days of such termination date will be forfeited and the NEO must repay those amounts to Perrigo.

If the NEO is terminated for any reason other than those described above, the NEO will have the right to exercise the executive officer’s options at any time prior to the earlier of (i) the date that is three months after the termination date, or (ii) their respective expiration dates, but only to the extent that those options were vested prior to the termination date. Any options or RSUs and PSUs that are not vested at the termination date will be forfeited on the termination date. If an NEO dies after the termination date while the executive officer’s options remain exercisable and the termination was not due to death, disability, retirement or an involuntary termination for cause or due to economic reasons, the fiduciary of the NEO’s estate or the executive officer’s beneficiary may exercise the options (to the extent that those options were vested and exercisable prior to the executive officer’s death) at any time prior to the earlier of (i) 12 months after the date of death, or (ii) their respective expiration dates.

Regardless of the vesting requirements that otherwise apply to an award under the LTIP as described above, if the NEO is terminated by reason of a termination without “cause” (as is defined in the applicable Award Agreement) or a separation for “good reason” (as defined in the applicable Award Agreement) on or after a Change in Control and prior to the two year anniversary of the Change in Control (as defined in the LTIP, which is a double trigger), options and RSUs

PERRIGO • 2024 PROXY STATEMENT	51

Potential Payments Upon Termination or Change-in-Control

outstanding under the LTIP as of the date of the change in control that have not vested will become vested and the options will become fully exercisable. The restrictions and deferral limitations applicable to any restricted shares and units will lapse and such restricted shares and service vesting RSUs will become free of all restrictions and limitations and will become fully vested and transferable. In addition, upon a change in control, all performance awards will be considered to be earned and payable in full, and any deferral or other restriction will lapse, and the performance awards will be immediately settled and distributed. The restrictions and deferral limitations and other conditions applicable to any other stock unit awards or any other awards will lapse, and those other stock unit awards and other awards will become free of all restrictions, limitations or conditions and will become fully vested and transferable to the full extent of the original grant.

The above discussion described the default rules applicable to awards. The TCC has the discretion to establish different terms and conditions relating to the effect of the NEO’s termination date on awards under the LTIP.

Payments Under the Non-Qualified Deferred Compensation Plan

If an NEO is terminated for any reason other than death, the executive officer will receive a termination benefit under the Deferred Compensation Plan equal to the executive officer’s vested account balance. The Non-Qualified Deferred Compensation in 2023 table on page 45 reflects account balances as of the end of 2023.

This termination benefit will be paid to the NEO in a lump sum or under an annual installment method of up to 15 years, based on the NEO’s choice when the executive officer began participation in the plan or as the executive officer subsequently changed the election. If the NEO did not make an election with respect to method of payment for a termination benefit, the executive officer will be deemed to have elected to be paid in a lump sum. A lump sum payment of the termination benefit will be made, or annual installments will commence, as of the first day of the seventh month following the date the NEO terminates the executive officer’s employment with us.

An NEO’s beneficiary will receive a survivor benefit equal to the NEO’s vested account balance if the NEO dies before the executive officer commences payment under the Deferred Compensation Plan. The survivor benefit will be paid to the NEO’s beneficiary in a lump sum payment as soon as administratively practicable, but in no event later than the last day of the calendar year in which the NEO’s death occurs or, if later, by the 15th day of the third month following the NEO’s death.

Payments Under the Change-in-Control Severance Policy for U.S. Employees

On February 13, 2019, we amended and restated our broad-based Change-in-Control Severance Policy for U.S. Employees to modify the definition of change in control thereunder as it pertains to a change in incumbent directors. As amended, any director whose initial assumption of office was in connection with an actual or threatened proxy solicitation may nonetheless be deemed an incumbent director following such time as such director has been both (i) recommended by our Nominating & Governance Committee for election as a director of the Company and (ii) elected by the Company’s shareholders to serve on the Board of Directors of the Company at three successive annual general meetings.

The change in control policy provides that upon a qualifying termination of employment within two years following a change-in-control, a named executive officer (other than the CEO and non-U.S. NEO), would receive a lump sum severance payment equal to two times the sum of the executive officer’s base salary and target bonus opportunity, and a prorated annual bonus for the year of termination, based on actual performance.

In addition, the NEO would receive payment of health insurance premiums for 18 months, followed by a cash payment equal to the cost of such premiums for another six months, but only if the executive officer is not otherwise entitled to health insurance coverage under another employer-provided plan.

Payments Under the U.S. Severance Policy

On February 13, 2019, we amended and restated our broad-based severance policy for U.S. employees to modify the definition of change in control thereunder as it pertains to a change in incumbent directors. As amended, any director

52	PERRIGO • 2024 PROXY STATEMENT

Potential Payments Upon Termination or Change-in-Control

whose initial assumption of office was in connection with an actual or threatened proxy solicitation may nonetheless be deemed an incumbent director following such time as such director has been both (i) recommended by our Nominating & Governance Committee for election as a director of the Company and (ii) elected by the Company’s shareholders to serve on the Board of Directors of the Company at three successive annual general meetings.

Our broad-based severance policy provides that, upon a qualifying termination of employment not within two years following a change in control, an eligible named executive officer, other than the CEO and non-U.S. NEO, would receive a severance payment equal to 52 weeks of the executive officer’s base salary, payable in installments or a lump sum, and a pro rata bonus payment for the year in which the termination occurs, based on actual performance.

In addition, the NEO would receive payment of health insurance premiums for 12 months, but only if the executive officer is not entitled to health insurance coverage under another employer-provided plan and is enrolled in the Perrigo health insurance coverage at the time of the termination.

PERRIGO • 2024 PROXY STATEMENT	53

Talent & Compensation Committee Report

Talent & Compensation Committee Report

The Talent & Compensation Committee of our Board of Directors consists of four directors, each of whom is independent, as defined under SEC rules and the NYSE standards.

The Talent & Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the Talent & Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into Perrigo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

THE TALENT & COMPENSATION COMMITTEE

Jeffrey B. Kindler, Chair
Bradley A. Alford
Erica L. Mann Albert A. Manzone

Equity Compensation Plan Information

The table below provides information about Perrigo’s ordinary shares that may be issued upon the exercise of options and rights under all of our equity compensation plans as of December 31, 2023. Shareholder-approved plans include our LTIP, as well as our Employee Stock Option Plan and Non-Qualified Stock Option Plan for Directors, which were replaced by our LTIP.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	4,793,090	(1)	$91.36	5,023,828	(2)
Equity compensation plans not approved by shareholders	—		—	—
Total	4,793,090		$91.36	5,023,828

1)
Of these shares, 951,318 were subject to non-qualified stock options, 2,241,387 were subject to unvested restricted stock units and 1,600,385 were subject to unvested performance-based stock units at target.
2)
All of these shares were available for issuance under our LTIP.

54	PERRIGO • 2024 PROXY STATEMENT

CEO Pay Ratio

CEO Pay Ratio

The CEO pay ratio was calculated in accordance with SEC rules and requirements. We are using the same median employee as was identified for purposes of our fiscal year 2022 CEO pay ratio, as we believe the changes in our employee population and compensation arrangements have not significantly impacted our pay ratio disclosure. We identified our median employee in 2022 using target total cash compensation (base salary plus target bonus) for all individuals, excluding the CEO, who were employed by us on December 31, 2022. We believe target total cash compensation is an appropriate consistently applied compensation measure by which to identify our median paid employee. We excluded 410 individuals in the following jurisdictions because they represent less than 5% of our total employee population: India, China, Hungary, Czech Republic, Turkey, Ukraine, Slovakia, Serbia, Romania, Bulgaria, and Latvia. We included all other employees, whether employed on a full-time or part-time basis, or seasonally. We did not make any assumptions, and we did not make any adjustments.

We calculated total compensation for our median employee using the same methodology we use for our named executive officers as set forth in the 2023 Summary Compensation Table in this proxy statement. The total compensation of the median-paid employee, excluding the CEO, was $91,279 for 2023. The targeted annualized compensation for our current CEO was $6,663,354 for 2023. Therefore, the ratio of CEO pay to median employee pay was 73:1.

This information involves reasonable estimates based on employee payroll records and other relevant company information. In addition, SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions, and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

PERRIGO • 2024 PROXY STATEMENT	55

Pay versus Performance

Pay versus Performance

Pay Versus Performance Disclosure

Provided below is the Company’s “pay versus performance” disclosure as required pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act. As required by Item 402(v), we have included:

•
A list of the most important measures that our Talent & Compensation Committee used in 2023 to link a measure of pay calculated in accordance with Item 402(v) (referred to as “compensation actually paid,” or “CAP”) to Company performance;
•
A table that compares the total compensation of our NEOs as presented in the Summary Compensation Table (“SCT”) to CAP and that compares CAP to specified performance measures; and
•
Graphs that describe:
o
the relationship between our total shareholder return (“TSR”) and the TSR of the S&P 1500 Consumer Staples Index (“Peer Group TSR”); and
o
the relationships between CAP and our cumulative TSR, GAAP Net Income, and our Company selected measure, PSU OI.

This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by the executives or how our Talent & Compensation Committee evaluates compensation decisions in light of Company or individual performance. In particular, our Talent & Compensation Committee has not used CAP as a basis for making compensation decisions, nor does it use GAAP Net Income as a performance metric in any of our incentive plans. Relative TSR is a performance metric in our long-term incentive plan, but it is measured on a percentile rank basis versus the companies in the S&P 500, while Peer Group TSR in this disclosure is based on the S&P 1500 Consumer Staples Index, which is a market-cap weighted index. Please refer to our Compensation Discussion and Analysis on pages 21 to 46 for a discussion of our executive compensation program objectives and the ways in which we align executive compensation pay with performance.

Metrics Used for Linking Pay and Performance. The following is a list of performance measures, which in our assessment represent the most important performance measures used by the Company to link compensation actually paid to the NEOs for 2023 to performance. Each metric below is used for purposes of determining payouts under either our annual incentive program or vesting of our PSUs. Please see the CD&A for a further description of these metrics and how they are used in the Company’s executive compensation program.

PSU OI
Net Income
Absolute TSR
Relative TSR

PSU OI was the most heavily weighted financial performance metric under our incentive programs, and we believe is a profitability measure that, when combined with the other measures in the AIP and PSU awards, supports long-term shareholder value creation. As such, PSU OI is the Company-selected measure included in the table and graphs that follow.

56	PERRIGO • 2024 PROXY STATEMENT

Pay versus Performance

Pay Versus Performance Table. In accordance with Item 402(v), below is the tabular disclosure for the Company’s CEOs and the average of our NEOs other than the CEO for the past four fiscal years.

(a)	(b)	(c)	(c)		(d)	(e)	(f)	(g)	(h)	(i)
							Value of Initial Fixed $100 Investment Based on:
Year	Summary Comp. Table Total for Current CEO(1)	Summary Comp. Table Total for Former CEO	Compensation Actually Paid to Current CEO(2)	Compensation Actually Paid to Former CEO	Average Summary Compensation Table Total for Other NEOs(1)	Average Compensation Actually Paid to Other NEOs(2)	Total Shareholder Return(3)	Peer Group Total Shareholder Return(4)	GAAP Net Income ($mil.)(5)	PSU OI ($mil.)(6)
2023	$6,067,969	$10,897,739	$5,906,451	$8,784,009	$2,509,460	$2,108,923	$69	$132	$(12.7)	$574.3
2022	—	$12,810,155	—	$11,219,259	$2,823,990	$2,582,913	$71	$131	$(140.6)	$532.8
2021	—	$10,529,261	—	$5,240,661	$2,816,541	$1,954,970	$78	$132	$(68.9)	$471.6
2020	—	$10,967,230	—	$7,936,371	$2,719,981	$2,230,948	$88	$111	$(162.6)	$542.0

(1)
2023 CEOs are Mr. Lockwood-Taylor (current) and Mr. Kessler (former); other NEOs are E. Bezerra, J. Dillard (former), S. Andersen, K. Hanson, and R. Janish; 2022 CEO is M. Kessler; other NEOs are E. Bezerra, S. Andersen, J. Dillard, K. Hanson, T. Kingma (former), and R. Silcock (former); 2021 CEO is M. Kessler; other NEOs are R. Silcock, J. Dillard, S. Andersen, T. Kingma, and S. Kochan; 2020 CEO is M. Kessler; other NEOs are R. Silcock, S. Andersen, T. Kingma, R. Sorota.
(2)
The dollar amounts reported represent CAP, as computed in accordance with SEC rules. For all amounts shown in columns (c), the following methods were used to calculate fair value of awards: option awards fair value was determined using a Black-Scholes option-pricing model; restricted stock units (RSUs) fair value was based on PRGO’s closing stock price on each valuation date, including accrued dividend equivalent units; performance stock units (PSUs) fair value assumes estimated performance results as of the end of each reporting year for financial metrics (return on tangible capital was the performance measure for our 2017 and 2018 PSUs, and adjusted operating income was the performance measure for our 2019, 2020, 2021, 2022, and 2023 PSUs) and a Monte Carlo simulation valuation model for market metrics (which were relative TSR vs. a peer group for the 2018, and vs. the S&P 500 constituents for 2019, 2020, 2021, 2022, and 2023 PSUs), in accordance with FASB ASC 718. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, the following adjustments were made to the SCT total compensation to determine the CAP values:

Reconciliation of Summary Compensation Table to Compensation Actually Paid for CEO:

Fiscal Year	Reported Summary Compensation Table Total Compensation for CEO	Minus Summary Compensation Table Reported Total Value of Equity Granted to CEO (a)	Plus Year-End Fair Value of Equity Granted During Fiscal Year that is Outstanding and Unvested at Year-End	Plus (Minus) Year-over-Year Change in Fair Value of Awards Granted in Prior Fiscal Years that are Outstanding and Unvested at Year-End	Plus Fair Value at Vesting Date of Awards Granted and Vested During Year	Plus (Minus) Change in Fair Value from Beginning of the Year to Vesting Date of Awards Granted in Any Prior Fiscal Year That Vested During the Year	Minus Fair Value of Any Awards Granted in any Prior Fiscal Year that Fail to Meet Vesting Conditions During the Fiscal Year	Equals CEO CAP
2023 (current)	$6,067,969	$4,300,008	$4,138,489	$—	$—	$—	$—	$5,906,451
2023 (former)	$10,897,739	$10,047,050	$5,372,539	$(230,666)	$2,730,013	$665,344	$(603,910)	$8,784,009
2022	$12,810,155	$9,750,016	$9,282,667	$(758,252)	$—	$(219,914)	$(145,380)	$11,219,259
2021	$10,529,261	$7,749,994	$6,504,216	$(1,836,722)	$—	$(1,135,832)	$(1,070,268)	$5,240,661
2020	$10,967,230	$7,749,982	$6,287,733	$(1,597,037)	$—	$28,428	$—	$7,936,371

Reconciliation of Summary Compensation Table to Compensation Actually Paid for average other NEOs:

Fiscal Year	Reported Summary Compensation Table Total for Average Other NEOs	Minus Summary Compensation Table Reported Total Value of Equity Granted to Average Other NEOs (a)	Plus Year-End Fair Value of Equity Granted During Fiscal Year that is Outstanding and Unvested at Year-End	Plus (Minus) Year-over-Year Change in Fair Value of Awards Granted in Prior Fiscal Years that are Outstanding and Unvested at Year-End	Plus Fair Value at Vesting Date of Awards Granted and Vested During Year	Plus (Minus) Change in Fair Value from Beginning of the Year to Vesting Date of Awards Granted in Any Prior Fiscal Year That Vested During the Year	Minus Fair Value of Any Awards Granted in any Prior Fiscal Year that Fail to Meet Vesting Conditions During the Fiscal Year	Equals Average Other NEOs CAP
2023	$2,509,460	$1,411,742	$1,053,612	$(44,700)	$—	$54,504	$(52,211)	$2,108,923
2022	$2,823,990	$1,862,495	$1,530,044	$(81,925)	$217,254	$(25,508)	$(18,447)	$2,582,913
2021	$2,816,541	$1,400,030	$1,110,898	$(329,578)	$76,203	$(159,566)	$(159,498)	$1,954,970
2020	$2,719,981	$1,550,030	$1,257,573	$(197,822)	$—	$10,852	$(9,608)	$2,230,948

PERRIGO • 2024 PROXY STATEMENT	57

Pay versus Performance

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT for the applicable year.
(3)
TSR assumes an investment of $100 on December 31, 2019 and the reinvestment of any dividends.
(4)
Reflects peer group total shareholder return indexed to $100 for the S&P 1500 Consumer Staples Index, which is an industry line index reported in the performance graph included in the Company’s 2022 Annual Report on Form 10-K.
(5)
The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.
(6)
Values shown reflect PSU OI for the applicable reporting year.

Relationship between CAP and TSR of Company and Peer Group. The graphs below illustrate the relationship between CAP for our CEO and other NEOs with the TSR of the Company and the Peer Group. While the CAP amounts for our CEO and other NEOs were generally aligned with our TSR, other factors influence CAP, such as our stock price at the time of vesting during the year, the timing of new equity grants, as well as our performance versus the other measures in our annual and long-term incentive plans. The graph below also illustrates the relationship between our TSR and the Peer Group TSR.

58	PERRIGO • 2024 PROXY STATEMENT

Pay versus Performance

Relationship between CAP and GAAP Net Income. The graph below reflects the relationship between the CEO and Average other NEO CAP and our GAAP Net Income. As discussed in more detail in our Compensation Discussion & Analysis, GAAP net income is not used as a metric in our annual or long-term incentive plans due to the variance in non-cash and other charges recorded against Net income. As such, we believe that its relationship to CAP and our performance is less illustrative than other metrics that factor more directly into our executive compensation program, including Adj. OI.

PERRIGO • 2024 PROXY STATEMENT	59

Pay versus Performance

Relationship between CAP and PSU OI (our Company-Selected Measure). The graph below reflects the relationship between CEO and Average Other NEO CAP and PSU OI. PSU OI was the most heavily weighted financial performance metric under our 2023 incentive programs. We believe that PSU OI is an important profitability measure because it directly aligns with our stated strategic long-term growth “3/5/7” objectives, and, when combined with the other measures utilized in our incentive plans, supports long-term shareholder value creation. While the CAP amounts for our CEO and other NEOs were somewhat correlated with changes in our PSU OI, other factors influence CAP, such as our stock price at the time of vesting during the year, the timing of new equity grants, as well as our performance versus the other measures in our annual and long-term incentive plans.

60	PERRIGO • 2024 PROXY STATEMENT

Audit Committee Report

Audit Committee Report

The Audit Committee of the Board is responsible for monitoring the following, including their related risks: (1) Perrigo’s accounting and financial reporting principles and policies; (2) the integrity of Perrigo’s financial statements and the independent audit thereof; (3) Perrigo’s compliance with legal and regulatory requirements; (4) the qualifications, independence and performance of Perrigo’s independent registered public accounting firm; (5) the qualifications and performance of Perrigo’s internal audit function including where the service is outsourced and (6) Perrigo’s internal control over financial reporting. In particular, these responsibilities include, among other things, the appointment and compensation of Perrigo’s independent registered public accounting firm, reviewing with the independent registered public accounting firm the plan and scope of the audit of the financial statements and internal control over financial reporting and audit fees, monitoring the adequacy of reporting and internal controls and meeting periodically with internal auditors and the independent registered public accounting firm. All of the members of the Audit Committee are independent directors, as such term is defined in Section 303A.02 of the NYSE Listed Company Manual. The Board has adopted an Audit Committee Charter, which it reviews annually based upon input from the Audit Committee.

In connection with the December 31, 2023 financial statements, the Audit Committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent registered public accounting firm the matters required to be discussed under current auditing standards, and (3) received and discussed with the independent registered public accounting firm the written disclosures and letter from the independent registered public accounting firm required under PCAOB Ethics and Independence Rule 3526 and has discussed with the independent registered public accounting firm their independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that Perrigo’s audited financial statements be included in Perrigo’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2023.

THE AUDIT COMMITTEE Donal O’Connor, Chair Katherine C. Doyle Geoffrey M. Parker

PERRIGO • 2024 PROXY STATEMENT	61

Proposals to be Voted on

Proposals to be Voted on

Proposal 1 – Election of Directors

Under the Company’s Articles of Association, the Board of Directors must consist of between two and eleven directors, with the exact number determined by the Board of Directors. Eleven directors currently serve on our Board of Directors. In connection with Ms. Mann's decision not to stand for re-election, in accordance with our Articles of Association, our Board of Directors intends to reduce the number of directors from eleven to ten, effective as of the conclusion of the Annual General Meeting.

All directors who are elected will serve until the 2025 Annual General Meeting.

Based upon the recommendation of the Nominating & Governance Committee, the Board of Directors has nominated Bradley A. Alford, Orlando D. Ashford, Julia M. Brown, Katherine C. Doyle, Adriana Karaboutis, Jeffrey B. Kindler, Patrick Lockwood-Taylor, Albert A. Manzone, Donal O’Connor and Geoffrey M. Parker for election as directors to serve until the 2025 Annual General Meeting.

Shareholders are entitled to one vote per share for each of the ten nominees. In order to be elected as a director, each nominee must receive the affirmative vote of a majority of the votes cast in person or by proxy. If a director nominee does not receive this majority vote, he or she is not elected.

Information about each nominee is set forth below is based on information provided to us as of March 11, 2024.

All Director nominees exhibit:

• High integrity	• An appreciation of multiple cultures

• A proven record of success	• Knowledge of corporate governance requirements and practices

Our Director nominees bring a balance of relevant skills to our boardroom:

• Global perspective	• Financial

• Consumer and pharmaceutical	• Public company board experience

• CEO experience

• Regulatory and governmental

Our Director nominees exhibit an effective mix of diversity, experience and fresh perspectives:

•
Gender diversity: 30%
•
Racial or Ethnic Diverse 20%
•
Average age: 61 years
•
Average tenure: approximately 5 years
•
Active versus former executives: 5:5
•
Countries of origin: Monaco, Ireland, and U.S.A.

PERRIGO • 2024 PROXY STATEMENT	62

Proposals to be Voted on

Director Skills Matrix

SKILLS & EXPERTISE

Senior Leadership Leadership or senior advisory position	●	●	●	●	●	●	●	●	●	●

Financial Expertise Significant experience in positions requiring financial knowledge and analysis	●	●		●		●	●	●	●	●

Industry.Management level experience in a similar industry	●	●		●		●	●			●

OTC/ Consumer Commercial Expertise and experience in an OTC or consumer commercial focused healthcare company	●			●	●	●	●	●

Manufacturing/ Supply Chain Experience managing manufacturing operations, facilities, and processes including supply chain logistics	●	●	●	●	●		●	●

International Business / Strategy Management of or responsibility for large, complex global operations and strategic direction and growth	●	●	●	●	●	●	●	●	●

IT / Cyber Security Expertise and experience in cybersecurity, information technology and/or data protection					●			●

Governance / Regulatory Experience in regulatory compliance and policy matters, legal or regulatory affairs background	●	●	●	●	●	●	●	●	●	●

Gender/Ethnic Diversity		●	●	●	●

Marketing / Sales Experience managing or overseeing sales and marketing in a global company	●		●	●		●	●	●

ESG Experience as a senior executive with responsibility for ESG, or membership of a board committee with ESG oversight	●	●	●	●	●	●	●	●	●	●

Public Company Board - Experience as a board member of a publicly traded company	●	●	●	●	●	●	●	●	●	●

Merger & Acquisition/Corporate Development - Experience or expertise in structuring financing and executing strategic acquisitions, partnerships, and other corporate development activities	●	●	●	●	●	●	●	●	●	●

Human Capital - Experience leading large, diverse teams and human capital management initiatives.	●	●	●	●	●	●	●	●	●

BACKGROUND

Independent	●	●	●	●	●	●		●	●	●

Tenure	7	4	0.5	4	7	7	1	2	10	8

PERRIGO • 2024 PROXY STATEMENT	63

Proposals to be Voted on

Election of Directors

The following table provides summary information about our nominees for election to the Board of Directors. Additional information for all of our director nominees may be found on pages 66 - 70.

Name	Director Since	Primary Occupation	Independent	Number of Other Public Company Boards
Bradley A. Alford	2017	Former Executive	Yes	One
Orlando D. Ashford	2020	Executive	Yes	One
Julia M. Brown	2023	Former Executive	Yes	Three
Katherine C. Doyle	2020	Former Executive	Yes	One
Adriana Karaboutis	2017	Former Executive	Yes	Two
Jeffrey B. Kindler	2017	Executive	Yes	Two
Patrick Lockwood-Taylor	2023	President & CEO	No	None
Albert A. Manzone	2022	Executive	Yes	Two
Donal O’Connor	2014	Former Executive	Yes	One
Geoffrey M. Parker	2016	Executive*	Yes	None

* Mr. Parker is Chief Financial Officer of Allogene Therapeutics, and was formerly Chief Financial Officer of Tricida, Inc., a biotechnology company that filed for bankruptcy in 2023 after its investigational drug candidate failed to reach the primary endpoint of its clinical trial.

Each director will serve for a term expiring at the 2025 Annual General Meeting, until a qualified successor has been elected, or until his or her death, resignation, retirement or removal by the shareholders for cause.

About the Nominated Directors

Our goal is to assemble a Board that operates cohesively and challenges and questions management in a constructive way. When assessing directors for the Board, we consider:

•
the directors’ overall mix of skills and experience;
•
the director’s understanding of our business;
•
how active they are in participating in Board, committee and annual general meetings; and
•
their character, integrity, judgment, record of achievement, diversity and independence.

We also look at a director’s ability to contribute to the Board, his or her available time and his or her participation on other boards. We believe these are important factors that impact the quality of the Board’s decision-making and its overall oversight of management and our business. The Nominating & Governance Committee specifically considers diversity in regard to the selection of nominees.

The Nominating & Governance Committee recognizes that some institutional investors and institutional shareholder advisory firms have policies regarding “overboarding,” which refers to a director who sits on an excessive number of boards, due to concerns that overboarded directors face excessive time commitments and challenges in fulfilling their duties. In recommending that each nominee should continue to serve on the Board, the Nominating & Governance Committee carefully considered the number of other boards on which each director serves as part of its process, evaluating the level of engagement, skill set, expertise, perspective and other qualities of each director against any overboarding concerns.

64	PERRIGO • 2024 PROXY STATEMENT

Proposals to be Voted on

Our Expectations for Directors

We expect each member of our Board of Directors to act honestly and in good faith and to exercise business judgment with a view to the best interests of Perrigo overall. Each director is expected to:

•
comply with our Code of Conduct, including conflict of interest disclosure requirements;
•
develop an understanding of our strategy, our business environment and operations, the markets in which we operate and our financial position and performance;
•
diligently prepare for each Board, committee and annual general meeting by reviewing all of the materials he or she receives in advance;
•
actively and constructively participate in each Board meeting and seek clarification from management and outside advisors when necessary to fully understand the issues being considered;
•
participate in continuing education programs, as appropriate; and
•
participate in the Board and committee self-assessment process.

Director Experience

Our Board represents a cross-section of business, industry and financial experience. All of our directors bring to the Board of Directors significant leadership experience derived from their professional experience, as well as their service as executives or board members of other corporations or businesses. The process undertaken by the Nominating & Governance Committee in recommending qualified director candidates is described in “Director Nominations” on page 14. Certain individual qualifications and skills of our directors that contribute to the effectiveness of our Board of Directors as a whole are described below.

All of the nominees for this year are current Perrigo directors. We will vote your shares as you specify on the enclosed proxy card or through telephone or Internet voting. If you return a proxy card and do not specify how you want your shares voted, we will vote them FOR the election of each of the nominees. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares FOR that other person. The Board of Directors does not anticipate that any nominee will be unable to serve.

PERRIGO • 2024 PROXY STATEMENT	65

Proposals to be Voted on

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AT THE ANNUAL GENERAL MEETING

Bradley A. Alford Independent

Age 67 Director since 2017 Committees Talent & Compensation

Experience

•
2016 - 2021 Operating Partner, Advent International Corporation, a global private equity firm.
•
2014 - 2016 Industry Advisor, Advent International Corporation.
•
2006 - 2013 Chairman / CEO, Nestlé USA, a multinational food and beverage company.

Other Public Company Directorships

•
2010 - Present Avery Dennison Corporation (NYSE: AVY)
•
2015 - 2018 Conagra Brands, Inc. (NYSE: NCAG)
•
2006 - 2013 Nestlé USA (OTCMKTS: NSRGY)

Notable Experience and Key Skill Sets

•
Mr. Alford has current and previous executive leadership roles within the private and public sectors.
•
His experience includes serving on the board of directors of public, private and non-profit entities.
•
Mr. Alford has extensive industry knowledge and experience in management, operations and supply chain as well as the development and marketing of consumer products.

Orlando D. Ashford Independent

Age 55 Director since 2020 Chairman since 2022 Committees Nominating & Governance

Experience

•
2022 - Present Chief People Officer, Fanatics Holdings Inc, a global sporting company.
•
2021 – 2022 Executive Chairman, Azamara Cruise Lines, a worldwide cruise line company.
•
2014 - 2020 President, Holland America Line, a worldwide cruise line company.
•
2020 - 2021 Strategic Advisor, Sycamore Partners, a private equity firm.

Other Public Company Directorships

•
2020 - Present Array Technologies, Inc. (NASDAQ: ARRY)
•
2011 - 2022 ITT, Inc. (NYSE: ITT)

Notable Experience and Key Skill Sets

•
Mr. Ashford has extensive expertise from his various leadership roles in various private and public companies.
•
He has over 30 years of global experience in executive management, talent management, organizational development, change management and corporate human resources.
•
Mr. Ashford has vast experience planning and executing change initiatives and enabling successful strategy execution for organizations.

66	PERRIGO • 2024 PROXY STATEMENT

Proposals to be Voted on

Julia M. Brown Independent

Experience
Age 54 Director since 2023
•
2020 – 2021 Chief Procurement & Sustainability Officer, Mars Wrigley, a world leading manufacturer of chocolate and confectionary.
•
2015 – 2020 Chief Procurement Officer, Carnival Corporation & plc, the world’s largest global cruising company with 9 brands.

Other Public Company Directorships

•
2023 – Present Ocado plc (LSE: OCDO)
•
2021 – Present Molson Coors Beverage Company (NYSE: TAP)
•
2021 – Present Solo Brands (NYSE: DTC)
•
2022 - 2023 Honest Company (NASDAQ: HNST)

Notable Experience and Key Skill Sets

•
Ms. Brown has extensive management experience across the consumer and hospitality sectors having led large global multinational teams across some of the most well-known and global brands including Procter & Gamble, Gillette, Diageo, Kraft, Mondelez, Carnival Corporation & plc.
•
She has deep expertise in the areas of organizational and business transformation, sourcing, supply chain, external manufacturing, operations optimization, enterprise risk management, sustainability and mergers and acquisitions.
•
Ms. Brown has extensive public company board and advisory experience to provide beneficial insight on matters of global executive management, governance, risk management and human capital.

Katherine C. Doyle Independent

Age 56 Director since 2020 Committees Audit Nominating & Governance

Experience

•
2019 - Present Executive Advisor to private equity firms that invest in and grow consumer healthcare and technology businesses.
•
2016 - 2019 Chief Executive Officer, Swanson Health Products, a leading global e-commerce health and wellness company.
•
2011 - 2014 Senior Vice President, Abbott Laboratories, Nutritional Products Division, a global healthcare company.
•
1993 - 2010 Principal, McKinsey & Company, a global management consulting firm; Leader of Consumer Goods and Retail Practice.

Other Public Company Directorships

•
2019 - Present Ahold Delhaize (XAMS, XBRU: AD)
•
2017 - 2019 Bemis Company, Inc. (NYSE: BMS)

Notable Experience and Key Skill Sets

•
Ms. Doyle has 30 years’ experience in management, operations, sales and marketing of consumer health products including in many Perrigo categories.
•
She brings a wealth of experience and knowledge of both US and European retail channels with particular depth in ecommerce.
•
Ms. Doyle has expertise in corporate strategy and portfolio management from over 20 years at McKinsey and the last 10 years working in private equity to develop and deliver against value creation plans that yield superior returns to shareholders.

PERRIGO • 2024 PROXY STATEMENT	67

Proposals to be Voted on

Adriana Karaboutis Independent

Age 61 Director since 2017 Committees Chair, Nominating & Governance

Experience

•
2017 - 2023 Group Chief Information & Digital Officer, National Grid plc, a multi-national energy/utility company.
•
2014 - 2017 Executive Vice-President, Biogen Inc, a global biotechnology company.
•
2015 – 2017 Independent Director, Member of Audit and Innovation Committees, Blue Cross Blue Shield of Massachusetts, a not-for-profit health insurer.
•
2010 – 2014 Vice-President and Global Chief Information Officer, Dell inc, a global services and technology company.
•
1989 – 2010 Multiple international and cross-functional Technology, Manufacturing, and Supply Chain leadership positions at Ford Motor Company (15 years) and General Motors (6 years).

Public Company Directorships

•
March 2024 - Present Savills plc (FTSE: SYS.L)
•
2022 - Present AON plc (NYSE: AON): Audit and Compliance Committees
•
2020 – 2022 Aspen Technology (NASDAQ: AZPN); Audit and Chair Nom/Gov; Acquired by Emerson Electric
•
2015 – 2020 Advance Auto Parts Inc (NYSE: AAPN): Audit Committee

Notable Experience and Key Skill Sets

•
Ms. Karaboutis has extensive management experience across multiple sectors and regulated businesses including: automotive, technology, cybersecurity, healthcare, biotechnology, retail, and consumer packaged goods.
•
She has led large organizations and has a deep understanding in key areas including: digital transformation, data sciences, production planning, supply chain optimization, cybersecurity and corporate affairs.
•
Ms. Karaboutis has extensive public company board experience and provides valuable perspective on matters of risk oversight, corporate governance and executive management.

Jeffrey B. Kindler Independent

Age 68 Director since 2017 Committees Chair, Talent & Compensation

Experience

•
2020 - Present Venture Partner, Artis Ventures, venture fund focused on life-sciences companies.
•
2020 - Present Senior Advisor, Blackstone Group, the world's largest alternative asset manager.
•
2013 - Present CEO, Centrexion Corporation, a biopharmaceutical company.

Other Public Company Directorships

•
2021 - Present Terns Pharmaceutical (NASDAQ: TERN)
•
2012 - Present Precigen (NASDAQ: PGEN)
•
2017 - 2021 PPD (NASDAQ: PPD)
•
2015 - 2020 vTv Therapeutics (NYSE: VTVT)
•
2013 - 2020 Siga Technologies (NYSE: SIGA)

Notable Experience and Key Skill Sets

•
Mr. Kindler is an experienced healthcare executive, investor and advisor who has held leadership positions at some of the world's most recognized companies including General Electric, McDonald's, and Pfizer where he served as Chairman and Chief Executive Officer.
•
He brings substantial expertise in the pharmaceutical, healthcare and retail sectors to the Board.
•
Mr. Kindler has a deep understanding of multinational corporate matters including regulation, litigation, compliance, crisis management, brand, franchise management, executive leadership and mergers and acquisitions.

68	PERRIGO • 2024 PROXY STATEMENT

Proposals to be Voted on

Patrick Lockwood- Taylor

Age 55 Director since 2023	Experience

•
2023 - Present President & Chief Executive Officer, Perrigo.
•
2019 - Present Non-executive board member Bush Bros. LLC.
•
2020 - 2023 President, Bayer USA, the US subsidiary of Bayer AG.
•
2018 - 2020 Regional President of Consumer Health North America, Bayer AG, a multinational pharmaceutical and biotechnology company.
•
2016 - 2018 President & Chief Executive Officer, The Oneida Group Inc., the largest supplier of dinnerware to the foodservice industry in North America.
•
1991 – 2016 Multiple international leadership roles within Procter & Gamble, an American multi-national consumer good corporation.

Notable Experience and Key Skill Sets

•
Mr. Lockwood-Taylor has current and previous executive leadership roles within the private and public sectors.
•
He has more than 25 years’ experience in global leadership roles, including positions in operations management, sales, marketing, country management, brand franchise leadership and general management.
•
Mr. Lockwood-Taylor has extensive experience in strategic planning and direction, brand-building and customer relationships within the public and private sectors.

Albert A. Manzone Independent
Age 60 Director since 2022 Committees Talent & Compensation

Experience

•
2023 – Present Deputy Chief Executive Officer, Monte-Carlo Society des Bains de Mer, a leader in luxury hospitality.
•
2016 - 2023 Chief Executive Officer, Director, Whole Earth Brands, a global food company.
•
2012 – 2016 President Europe, Oettinger Davidoff AG, a luxury goods company.
•
1993 – 2012 Multiple US and international executive and leadership roles at Haleon (fka Novartis Consumer Health) (2 years), W.M. Wrigley Jr. Company (2 years), PepsiCo (11 years) and McKinsey & Company (3 years).

Other Public Company Directorships

•
2023 – Present Syntec Optics (NASDAQ: OPTX)
•
2023 – Present FL Entertainment (Amsterdam: FLE.AS)

Notable Experience and Key Skill Sets

•
Mr. Manzone has over 30 years’ experience creating value in the hospitality, luxury, entertainment, food and beverage and consumer health sectors.
•
He has a proven track record developing private and public companies into top performers through strategic vision, operational excellence, M&A, and building teams including taking Whole Earth Brands public on the NASDAQ.
•
Mr. Manzone has strong executive leadership skills and has extensive global experience across all continents.

PERRIGO • 2024 PROXY STATEMENT	69

Proposals to be Voted on

Donal O’Connor Independent

Age 73 Director since 2014 Committees Chair, Audit Nominating & Governance

Experience

•
2011 – Present Chairman, Huttonread.
•
2010 – Present Chairman, Glaco Steel Ltd, Ireland's leading steel galvanizing company.

Other Public Company Directorships

•
2015 – Present Theravance Biopharma Inc (NASDAQ: TBPH)
•
2017 - 2018 Malin Corporation plc (ISE: MLC)
•
2008 – 2013 Elan Corporation plc (prior to Perrigo’s acquisition of Elan)

Notable Experience and Key Skill Sets

•
Mr. O’Connor has extensive financial management, accounting and auditing expertise, as well as valuable experience in working with regulators and Government.
•
He was previously a member of the Irish Auditing and Accounting Supervisory Board and the PwC Global Board. Mr. O'Connor has chaired the PwC Eurofirms Board as well as being the named Territory Senior Partner of PwC Ireland.
•
Mr. O’Connor provides executive leadership experience from serving as director and Chairperson in various public and private corporations.

Geoffrey M. Parker Independent

Age 59 Director since 2016 Committees Audit

Experience

•
2023 - Present Executive Vice Present & Chief Financial Officer, Allogene Therapeutics, Inc, a biotechnology company.
•
2017 - 2023 Chief Operating Officer & Chief Financial Officer, Tricida, Inc, a biotechnology company.
•
2010 - 2015 Chief Financial Officer, Anacor Pharmaceuticals, Inc., a biotechnology company.
•
1997 - 2009 Managing Director and Partner, Healthcare Investment Banking, Goldman Sachs, a multinational investment bank and financial service company.

Other Public Company Directorships

•
2021 - March 2024 Better Therapeutics (NASDAQ: BTTX)
•
2009 - 2022 ChemoCentryx (NASDAQ: CCXI)
•
2016 - 2019 Genomic Health (NASDAQ: GHDX)
•
2016 - 2017 Sunesis Pharmaceuticals (NASDAQ: SNSS)

Notable Experience and Key Skill Sets

•
Mr. Parker has developed expertise across the healthcare sector through his extensive experience as a senior executive at multiple biotechnology companies, as a board member at multiple healthcare companies and as an investment banker to the healthcare industry.
•
He brings a unique understanding of trends in the healthcare industry including experience with emerging technologies and regulatory strategies.
•
Mr. Parker also provides valuable perspective on areas of financial management and capital allocation. He has extensive capital markets and M&A experience as an experienced chief financial officer across three companies and over twenty years as an investment banker.

70	PERRIGO • 2024 PROXY STATEMENT

Proposals to be Voted on

Proposal 1 – Elect ten director nominees to serve until the 2025 Annual General Meeting of Shareholders

We are asking shareholders to approve the following resolutions as Ordinary Resolutions of the Company at the AGM:

RESOLVED that the shareholders elect, by separate resolutions, the following individuals as directors, to serve until the 2025 Annual General Meeting:

•
Bradley A. Alford
•
Orlando D. Ashford
•
Julia M. Brown
•
Katherine C. Doyle
•
Adriana Karaboutis
•
Jeffrey B. Kindler
•
Patrick Lockwood-Taylor
•
Albert A. Manzone
•
Donal O’Connor
•
Geoffrey M. Parker

The Board of Directors unanimously recommends a vote FOR

each of the director nominees.

PERRIGO • 2024 PROXY STATEMENT	71

Proposals to be Voted on

Proposal 2 – Ratification, in a Non-Binding Advisory Vote, of the Appointment of Ernst & Young LLP as the Company’s Independent Auditor and Authorization, in a Binding Vote, of the Board of Directors, Acting Through the Audit Committee, to Fix the Remuneration of the Auditor

The firm of Ernst & Young LLP (“EY”) began auditing the consolidated financial statements of Perrigo Company, our predecessor, in fiscal 2009. The Audit Committee has appointed EY to serve as our independent auditor for fiscal year 2024, and the Board of Directors recommends that the shareholders ratify the appointment of EY to audit our consolidated financial statements for our 2024 fiscal year. While under Irish law, EY is deemed to be reappointed without the necessity of a shareholder vote, we are submitting the appointment to our shareholders as a matter of good corporate practice to obtain their views. In addition, the shareholders are being asked to authorize the Board of Directors, acting through the Audit Committee, to determine EY’s remuneration. This authorization is required by Irish law. The affirmative vote of a majority of the votes cast at the AGM is required for this proposal.

We expect representatives of EY to be present at the AGM with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

EY has advised us that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in Perrigo or any of its affiliates other than as accountants.

During fiscal years 2022 and 2023, we retained EY to perform auditing and other services for us and paid them the following amounts for these services:

Fiscal Year 2022		Fiscal Year 2023
Audit Fees	$12,110,000	Audit Fees	$10,880,000
Audit-Related Fees(1)	$120,000	Audit-Related Fees(1)	$590,000
Tax Compliance	$1,500,000	Tax Compliance	$1,730,000
Tax Consulting & Advisory	$1,050,000	Tax Consulting & Advisory	$380,000
All Other Fees	-0-	All Other Fees	-0-
Total Fees	$14,780,000	Total Fees	$13,580,000

(1) Includes $7,500 for access to an online tool in Fiscal Year 2022 and 2023, respectively.

The Audit Committee maintains a policy pursuant to which it reviews and pre-approves audit and permitted non-audit services (including the fees and terms thereof) to be provided by our auditor, except for the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 that are approved by the Audit Committee prior to the completion of our audit. The Chair of the Audit Committee, or any other member or members designated by the Audit Committee, is authorized to pre-approve non-audit services, provided that any pre-approval shall be reported to the full Audit Committee at its next scheduled meeting. All audit and other services performed by our auditor in fiscal year 2023 were approved in accordance with the Audit Committee’s policy.

Accordingly, we are asking shareholders to approve the following resolution as an Ordinary Resolution of the Company at the AGM:

RESOLVED that the shareholders of Perrigo Company plc (“Company”) ratify, in a non-binding advisory vote, the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2024, and authorize, in a binding vote, the Board of Directors acting through the Audit Committee to fix the remuneration of the auditor.

The Board of Directors unanimously recommends that shareholders vote

FOR the ratification, in a non-binding advisory vote, of the appointment of Ernst & Young LLP as our Company’s independent auditor for the fiscal year ending December 31, 2024 and authorize, in a binding vote, the Board of Directors, acting through the Audit Committee, to fix the remuneration of the auditor.

72	PERRIGO • 2024 PROXY STATEMENT

Proposals to be Voted on

Proposal 3 – Advisory Vote on Executive Compensation

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) requires us to provide our shareholders with an opportunity to cast an advisory vote regarding the compensation of our named executive officers. This is commonly known as a “Say-on-Pay” proposal, as it gives our shareholders the opportunity to communicate to the Talent & Compensation Committee and the Board of Directors their view on our compensation of the named executive officers. It has been our practice to hold a Say-on-Pay vote annually, and at our 2023 AGM, our shareholders expressed their preference that we continue to do so each year. For that reason, we are asking our shareholders to approve, on a non-binding basis, the compensation of the Company’s named executive officers disclosed in this proxy statement. As described in detail in the Compensation Discussion and Analysis, beginning on page 21, our philosophy in setting executive compensation is to provide a total compensation package that provides the compensation and incentives needed to attract, retain and motivate talented executives who are crucial to our long-term success while aligning our executives’ compensation with our short-term and long-term performance.

Consistent with that philosophy, a significant percentage of the total compensation opportunities for each of our named executive officers is directly related to our stock price performance and to other performance factors that measure progress against operating plans and the creation of shareholder value. Through stock ownership requirements and equity incentives, we also align the interests of our executives with the long-term interests of the Company and our shareholders. For these reasons, we believe that our executive compensation program is reasonable, competitive and strongly focused on pay-for-performance principles.

At the 2023 AGM, our shareholders approved the Say-on-Pay proposal, with more than 67% of the votes cast voting in favor of the proposal.

We took the opportunity to engage with many of our top shareholders to have a dialog about our executive compensation program and based on their feedback believe that our 2023 pay-for-performance compensation program demonstrated that it is working as intended and is aligned with our shareholders expectations.

The Talent & Compensation Committee and Board of Directors believe that the information provided in the "Compensation Discussion and Analysis” demonstrates that our executive compensation program aligns our executives’ compensation with Perrigo’s short-term and long-term performance and provides compensation and incentives needed to attract, motivate and retain key executives that are crucial to Perrigo’s long-term success. Although this Say-on-Pay advisory vote is non-binding, the Talent & Compensation Committee and the Board will review the results of this vote and take them into account for future determinations concerning our executive compensation program.

Accordingly, we are asking shareholders to approve the following resolution as an Ordinary Resolution of the Company at the AGM:

RESOLVED that the shareholders of Perrigo Company plc (“Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2024 Annual General Meeting of Shareholders, including the Compensation Discussion and Analysis and the compensation tables and narrative disclosures under the “Executive Compensation” section of this proxy statement.

The Independent Directors unanimously recommend that shareholders vote

FOR the approval, on an advisory basis, of the compensation of the

Company’s named executive officers.

PERRIGO • 2024 PROXY STATEMENT	73

Proposals to be Voted on

Proposal 4 – Renew the Board’s Authority to Issue Shares under

Irish Law

Under Irish law, directors of an Irish public limited company must have authority from its shareholders to issue any shares, including shares which are part of the company’s authorized but unissued share capital. On May 4, 2023, shareholders granted the Board authority to issue shares, with such authority to expire on November 4, 2024. The proposed resolution seeks to renew the Board’s authority to issue shares.

It has been customary practice in Ireland to seek shareholder authority to issue shares with an aggregate nominal value of up to 20% of the aggregate nominal value of the company’s issued share capital and for such authority to be renewed each year.

Consistent with that practice, we are seeking approval to issue up to a maximum of 20% of our issued ordinary share capital for a period expiring 18 months from the passing of this resolution, unless otherwise varied, revoked or renewed. We expect to propose renewal of this authorization on a regular basis at our annual general meetings in subsequent years.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and enables us to issue shares, including, if applicable, in connection with funding acquisitions and raising capital. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant the Board the authority to issue shares that are already authorized under our Articles of Association upon the terms below. In addition, because we are a NYSE-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and the U.S. Securities and Exchange Commission, including those rules that limit our ability to issue shares in specified circumstances. This authorization is required as a matter of Irish law and is not otherwise required for other companies listed on the NYSE with whom we compete. Approval of this resolution would merely place us on par with other NYSE-listed companies.

Accordingly, we are asking shareholders to approve the following resolution as an Ordinary Resolution of the Company at the AGM:

RESOLVED that the directors are generally and unconditionally authorized to exercise all powers to allot and issue relevant securities (within the meaning of section 1021 of the Companies Act 2014) up to an aggregate nominal value of €27,260.75 (27,260,746 shares) (being equivalent to approximately 20% of the aggregate nominal value of the issued share capital of the Company as at the last practicable date prior to the issue of the notice of this meeting) and that the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred had not expired.

The Board of Directors unanimously recommends that shareholders vote

FOR the renewal of the Board’s authority to issue shares under Irish law.

74	PERRIGO • 2024 PROXY STATEMENT

Proposals to be Voted on

Proposal 5 – Renew the Board’s Authority to Opt-out of Statutory

Pre-emption Rights under Irish Law

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as the pre-emption right). On May 4, 2023, shareholders granted the Board this authorization, with such authority to expire on November 4, 2024. The proposed resolution seeks to renew the Board’s authority to opt-out of statutory pre-emption rights.

It has been customary practice in Ireland to seek shareholder authority to opt-out of the pre-emption rights provision in the event of (1) the issuance of shares in connection with any rights issue and (2) the issuance of shares for cash, if the issuance is limited to up to 10% of a company’s issued share capital (with the possibility of issuing an additional 10% of the company’s issued share capital provided the company uses it only in connection with an acquisition or specified capital investment that is announced contemporaneously with the issuance, or which has taken place in the preceding six-month period and is disclosed in the announcement of the issue), bringing the total acceptable limit to 20% of the company’s issued share capital.

It is also customary practice for such authority to be limited to a period of up to 18 months. Consistent with these customary practices, we are seeking this authority for a period expiring 18 months from the passing of this resolution, unless otherwise varied, renewed or revoked. We expect to propose renewal of this authorization on a regular basis at our annual general meetings in subsequent years.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish customary practice. Similar to the authorization requested in Proposal 4, this authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares in the manner already permitted under our Articles of Association upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could cause delays in the completion of acquisitions and capital raising for our business. This authorization is required as a matter of Irish law and is not otherwise required for other companies listed on the NYSE with whom we compete. Approval of this resolution would merely place us on par with other NYSE-listed companies.

Accordingly, we are asking shareholders to approve the following resolution as a Special Resolution of the Company at the AGM:

RESOLVED that, subject to and conditional on the passing of the resolution in respect of Proposal No. 4 as set out above, the directors are empowered pursuant to section 1023 of the Companies Act 2014 to allot and issue equity securities (within the meaning of section 1023 of the Companies Act 2014) for cash, pursuant to the authority conferred by Proposal No. 4 as if section 1022 of that Act did not apply to any such allotment, provided that this power shall be limited to:

(a)
the allotment of equity securities in connection with a rights issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise); and
(b)
the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal value of €27,260.75 (27,260,746 shares) (being equivalent to approximately 20% of the aggregate nominal value of the issued ordinary share capital of the Company as of March 11, 2024) (the latest practicable date before this Proxy Statement) provided that, with respect to 13,630,373 of such shares, (being equivalent to approximately 10% of the issued ordinary share capital as of March 11, 2024), such allotment is to be used for the purposes of an acquisition or a specified capital investment;

PERRIGO • 2024 PROXY STATEMENT	75

Proposals to be Voted on

and, in each case, the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

The Board of Directors unanimously recommends that shareholders vote FOR the renewal of the

Board’s authority to opt-out of statutory pre-emption rights under Irish law.

76	PERRIGO • 2024 PROXY STATEMENT

Presentation of Irish Statutory Financial Statements

Presentation of Irish Statutory Financial Statements

The Company’s Irish Statutory Financial Statements for the fiscal year ended December 31, 2023, including the reports of the directors and auditor thereon, will be considered at the AGM. Since we are an Irish company, we are required to prepare Irish statutory financial statements under applicable Irish company law and to deliver those accounts to shareholders of record in connection with our AGM. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the AGM. We will mail without charge, upon written request, a copy of the Irish Statutory Financial Statements to beneficial owners of our shares and shareholders of record. Requests should be sent to: Perrigo Company plc, Attention: Kyle L. Hanson, Company Secretary, Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland, or at GeneralMeeting@perrigo.com. The Company’s Irish Statutory Financial Statements are also available on our website at www.Perrigo.com.

PERRIGO • 2024 PROXY STATEMENT	77

Annual Report on Form 10-K

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statement schedules, is on file with the Securities and Exchange Commission and delivered with this proxy statement. If you would like a copy of the exhibits to the Form 10-K, please contact Kyle L. Hanson, Company Secretary, Perrigo Company plc, Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland, or at GeneralMeeting@perrigo.com.

78	PERRIGO • 2024 PROXY STATEMENT

Questions and Answers and Voting Information

Questions and Answers and Voting Information

1.
Who may vote and how many votes do I have?

Shareholders owning Perrigo’s ordinary shares at the close of business on March 4, 2024, the record date, or their proxy holders, may vote their shares at the AGM. On that date, there were 135,515,939 Perrigo ordinary shares outstanding. Each ordinary share held as of the record date is entitled to one vote on each matter properly brought before the AGM.

2.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Shareholder of Record: If your ordinary shares are registered directly in your name with Perrigo’s Transfer Agent, Computershare, you are considered, with respect to those shares, the “shareholder of record.”

Beneficial Owner: If your shares are held in a brokerage account or by another nominee, you are considered to be the beneficial owner of shares held in “street name.” If you are a beneficial shareholder, these proxy materials, together with a voting instruction card, are being forwarded to you by your broker, bank or other nominee. As the beneficial owner of the shares, you have the right to direct your broker, bank or other nominee how to vote.

3.
How do I vote?

While you should follow the specific voting instructions given by your bank, broker or other nominee; here is a summary of the common voting methods:

If you own ordinary shares as a shareholder of record, you may vote your shares in any of the following ways:

•
mailing your completed and signed proxy card in the enclosed return envelope by following the instructions set forth in the enclosed proxy card;
•
voting over the Internet as instructed on the enclosed proxy card or by telephone by following the recorded instructions; or
•
attending the AGM and voting in person.

If you vote by Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card by mail.

If you hold your shares in street name, you will need to obtain a legal proxy from your bank, broker or nominee in order for you to vote in person at the AGM and submit the legal proxy along with your ballot at the AGM. In addition, you may request paper copies of the Proxy Statement from your broker, bank or nominee by following the instructions on the Internet Notice of Availability provided by your broker, bank or nominee.

Other than as set out in this Proxy Statement, the Board knows of no other matter to be presented at the AGM. If any other business properly comes before the AGM, such business will be decided on a poll conducted at the AGM.

4.
If I voted by proxy, can I still attend and vote at the AGM?

Yes. Even if you have voted by proxy, you may still attend and vote at the AGM. Please note, however, that if you are a beneficial owner whose shares are held in street name, you are not the shareholder of record. In that event, if you wish to attend and vote at the AGM, you must obtain a proxy issued in your name from that holder of record giving you the right to vote your shares at the AGM.

PERRIGO • 2024 PROXY STATEMENT	79

Questions and Answers and Voting Information

5.
May I change my vote after I have mailed my signed proxy card or voted by telephone or over the Internet?

Yes, if you own ordinary shares as a shareholder of record, you may change your vote at any time before your proxy is voted at the AGM in one of four ways:

•
timely deliver a valid later-dated proxy by mail by following the instructions set forth in the enclosed proxy card;
•
timely deliver written notice that you have revoked your proxy to the Company Secretary at the following address:

Perrigo Company plc,

Sharp Building,

Hogan Place,

Dublin 2, D02 TY74, Ireland

Attn: Company Secretary

•
timely submit revised voting instructions by telephone or over the Internet by following the instructions set forth on the proxy card; or
•
attend the AGM and vote in person. Simply attending the AGM, however, will not revoke your proxy or change your voting instructions; you must vote by ballot at the AGM to change your vote.

If you are a beneficial owner of shares held in street name and you have instructed your bank, broker or other nominee to vote your shares, you may revoke your proxy at any time, before it is exercised, by:

•
following the requirements of your bank, broker or nominee through which your shares are registered; or
•
voting in person at the AGM by obtaining a legal proxy from your bank, broker or nominee and submitting the legal proxy with your ballot.
6.
How does discretionary voting authority apply?

If you sign, date and return your proxy card or vote by telephone or Internet, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Kyle L. Hanson and Eduardo Bezerra to vote on the items discussed in these proxy materials and on any other matter that is properly raised at the AGM. In that event, your proxy will be voted consistent with the Board’s voting recommendations and FOR or AGAINST any other properly raised matters at the discretion of Kyle L. Hanson and Eduardo Bezerra.

7.
What constitutes a quorum?

According to our Memorandum and Articles of Association, one or more persons present at the meeting in person and holding or representing by proxy more than 50% of the total issued shares constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, vote by telephone or Internet, or attend the AGM in person. Abstentions and broker non-votes are counted as “shares present” at the AGM for purposes of determining whether a quorum is present at the meeting.

8.
What are broker non-votes?

A broker non-vote occurs when the broker, bank or other holder of record that holds your shares in street name is not entitled to vote on a matter without instruction from you and you do not give any instruction. Unless instructed otherwise by you, brokers, banks and other street name holders will not have discretionary authority to vote on any matter at the AGM other than Proposals 2, 4 and 5 and will be considered “broker non-votes” having no effect on the relevant resolution.

9.
What is the required vote?

To pass an ordinary resolution, a simple majority of the votes cast in person or by proxy must be in favor of the resolution, while 75% of the votes cast is required for a special resolution to pass.

Proposals 1-4 are ordinary resolutions requiring a simple majority of votes cast. Proposal 5 is special resolution requiring 75% of votes cast to pass. Abstentions and broker non-votes will have no impact on the outcome of any proposal.

80	PERRIGO • 2024 PROXY STATEMENT

Questions and Answers and Voting Information

10.
How do I submit a shareholder proposal or director nomination for the next AGM?

If you want to submit a proposal for inclusion in our proxy statement for the 2025 AGM or nominate an individual for election as a director at the 2025 AGM, you should carefully review the relevant provisions of the Company’s Memorandum and Articles of Association. You must submit your proposal no later than November 22, 2024. Your nomination or proposal must be in writing and must comply with the proxy rules of the Securities and Exchange Commission (“SEC”) and the Memorandum and Articles of Association of the Company. If you want to submit a nomination or proposal to be raised at the 2025 AGM but not included in the proxy statement, we must receive your written proposal on or after February 1, 2025, but on or before February 21, 2025. If you submit your proposal after the deadline, then SEC rules permit the individuals named in the proxies solicited by Perrigo’s Board of Directors for that meeting to vote on that proposal at their discretion, but they are not required to do so.

To properly bring a proposal (other than the nomination of a director) before an annual general meeting, the advance notice provisions of our Articles of Association require that your notice of the proposal must include in summary: (1) your name and address and the name and address of the beneficial owner of the shares, if any; (2) the number of Perrigo ordinary shares owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date); (3) a description of certain agreements, arrangements or understandings that you or any beneficial owner have entered into with respect to the shares (which information must be supplemented as of the record date) or the business proposed to be brought before the meeting; (4) a representation that you or any beneficial owner are the holder of shares entitled to vote at the meeting and intend to appear at the meeting to propose such business; (5) a representation whether you or any beneficial owner are a part of a group that intends to deliver a proxy statement or otherwise solicit proxies on the proposal; (6) any other information regarding you or any beneficial owner that would be required under the SEC’s proxy rules and regulations; and (7) a brief description of the business you propose to be brought before the meeting, the reasons for conducting that business at the meeting, and any material interest that you or any beneficial owner has in that business. You should send any proposal to our Company Secretary at Perrigo Company plc, Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland.

With respect to director nominations, the advance notice provisions of our Articles of Association require that your notice of nomination must include: (1) your name and address and the name and address of the beneficial owner of the shares, if any; (2) the number of Perrigo ordinary shares owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date); (3) a description of certain agreements, arrangements or understandings that you or any beneficial owner have entered into with respect to the shares (which information must be supplemented as of the record date); (4) a representation that you or any beneficial owner are the holder of shares entitled to vote at the meeting and intend to appear at the meeting to propose such business; (5) a representation whether you or any beneficial owner are a part of a group that intends to deliver a proxy statement or otherwise solicit proxies on the proposal; (6) the name, age and home and business addresses of the nominee; (7) the principal occupation or employment of the nominee; (8) the number of Perrigo ordinary shares that the nominee beneficially owns; (9) a statement that the nominee is willing to be nominated and serve as a director; (10) an undertaking to provide any other information required to determine the eligibility of the nominee to serve as an independent director or that could be material to shareholders’ understanding of his or her independence; and (11) any other information regarding you, any beneficial owner or the nominee that would be required under the SEC’s proxy rules and regulations had our Board of Directors nominated the individual. You should send your proposed nomination to our Company Secretary at Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland.

In addition to satisfying the foregoing requirements under our Articles of Association, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information and representations required by Rule 14a-19 under the Exchange Act.

11.
How do I use proxy access to nominate a director candidate for the next AGM?

Any shareholder or group of up to 20 shareholders meeting our continuous ownership requirement of 3% or more of our ordinary shares for at least 3 years who wishes to nominate a candidate or candidates for election in connection with our 2025 AGM and require us to include such nominees in our proxy statement and form of proxy must submit their nomination and request so it is received by us on or after October 23, 2024, but on or before November 22, 2024. The number of candidates that may be so nominated is limited to the greater of two or the largest whole

PERRIGO • 2024 PROXY STATEMENT	81

Questions and Answers and Voting Information

number that does not exceed 20% of the Board. Loaned shares recallable on five U.S. business days’ notice count as owned for purposes of meeting the continuous ownership requirement, but each shareholder in the requesting group must have full voting and investment rights as well as economic interest in their shares at the time of nomination, record date and meeting date. Two or more investment funds that are under common management and investment control will count as one shareholder for purposes of determining the size of the group. All proxy access nominations must meet the requirements of the Company’s Memorandum and Articles of Association. You should send your nomination and request to our Company Secretary at Perrigo Company plc, Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland.

12.
What are the Irish Statutory Financial Statements?

The Irish Statutory Financial Statements are the financial statements required to be prepared in accordance with the Irish Companies Act 2014 and cover the results of operations and financial position of the Company for the fiscal year ended December 31, 2023. Our Irish statutory financial statements, including the reports of the auditor and the directors thereon, will be considered at the AGM and we are mailing those accounts to shareholders of record. Since we are an Irish company, we are required to prepare Irish statutory financial statements under applicable Irish company law and deliver those accounts to shareholders of record in connection with our AGM. However, as shareholder approval of those financial statements is not required, it will not be sought at the AGM. We will mail without charge, upon written request, a copy of the Irish statutory financial statements to beneficial owners and shareholders of record of our shares. Requests should be sent to: Perrigo Company plc, Attention: Company Secretary, Sharp Building, Hogan Place, Dublin 2, D02 TY74, Ireland or by email at GeneralMeeting@perrigo.com.

13.
What does it mean if I receive more than one proxy card?

Your shares are likely registered differently or are in more than one account. You should complete and return each proxy card you receive to guarantee that all of your shares are voted.

14.
Who pays to prepare, mail and solicit the proxies?

Perrigo pays all of the costs of preparing and mailing the proxy statement and soliciting the proxies. We do not compensate our directors, officers and employees for mailing proxy materials or soliciting proxies in person, by telephone or otherwise.

15.
Can I access these proxy materials on the Internet?

Yes. Our Proxy Statement, Annual Report on Form 10-K, Irish Statutory Financial Statements and a link to the means to vote by Internet are available at www.proxydocs.com/PRGO.

82	PERRIGO • 2024 PROXY STATEMENT

Exhibit A

Exhibit A

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company’s ongoing operating trends, facilitating comparability between periods and companies in similar industries and assessing the Company’s prospects for future performance. These non-GAAP financial measures exclude items, such as impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

PERRIGO • 2024 PROXY STATEMENT	83

Exhibit A

TABLE I

PERRIGO COMPANY PLC

RECONCILIATION OF NON-GAAP MEASURES

SELECTED CONSOLIDATED INFORMATION

(in millions, except per share amounts)

(unaudited)

	Twelve Months Ended December 31, 2023
Consolidated Continuing Operations	Net Sales	Gross Profit	Operating Income	Income (loss) from continuing operations(1)	Diluted Earnings (Loss) per Share(1)
Reported	$4,655.6	$1,680.4	$151.9	$(4.4)	$(0.03)
As a % of reported net sales		36.1%	3.3%	(0.1)%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets		127.9	269.9	272.0	2.00
Impairment charges(2)		—	90.0	90.0	0.66
Restructuring charges and other termination benefits		0.4	40.2	40.2	0.29
Unusual litigation		—	11.9	11.9	0.09
Acquisition and integration-related charges and contingent consideration adjustments		—	8.8	8.8	0.06
Gain on early debt extinguishment		—	—	(3.1)	(0.02)
Gain on divestitures and investment securities		—	(4.6)	(4.4)	(0.03)
Milestone payments received related to royalty rights		—	—	(10.0)	(0.07)
Other adjustments		—	6.3	6.4	0.05
Non-GAAP tax adjustments(3)		—	—	(55.3)	(0.41)
Adjusted		$1,808.5	$574.3	$352.0	$2.58
As a % of reported net sales		38.8%	12.3%	7.6%
PSU adjustments: Currency(4)	(3.5)		(0.5)
PSU Net Sales and Operating Income	$4,652.1		$573.8
AIP adjustments: Acquisitions and divestitures(4)	8.0		(0.1)
AIP Net Sales and Operating Income	$4,660.1		$573.7

Diluted weighted average shares outstanding (in millions)
Reported				135.3
Effect of dilution as reported amount was a loss, while adjusted amount was income(5)				1.4
Adjusted				136.7

Note: amounts may not add or recalculate due to rounding. Percentages are based on actuals.

(1)
Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the “Non-GAAP tax adjustments” line item.
(2)
During the three months ended December, 31, 2023, we determined goodwill related to our Rare Diseases reporting unit was impaired by $90.0 million and recorded the charge within our CSCI segment.
(3)
Non-GAAP tax adjustments for the twelve months ended December 31, 2023 are primarily due to $61.6 million of tax expense related to pre-tax non-GAAP adjustments, plus the removal of (1) $11.4 million of tax expense related to audit settlements (2) $2.1 million of tax expense related to valuation allowance and (3) $7.2 million of tax benefit related to tax law changes.
(4)
Adjustments primarily to remove the impact of currency fluctuations and acquisitions and divestitures not included in Perrigo’s original compensation plans for 2023.
(5)
In the period of a net loss, diluted shares outstanding equal basic shares outstanding.

84	PERRIGO • 2024 PROXY STATEMENT

Exhibit A

TABLE I (CONTINUED)

PERRIGO COMPANY PLC

RECONCILIATION OF NON-GAAP MEASURES

SELECTED CONSOLIDATED INFORMATION

(in millions, except per share amounts)

(unaudited)

	Twelve Months Ended December 31, 2022
Consolidated Continuing Operations	Net Sales	Gross Profit	Operating Income	Income (Loss) from continuing operations(1)	Diluted Earnings (Loss)(1)
Reported	$4,451.6	$1,455.4	$78.9	$(130.9)	$(0.97)
As a % of reported net sales		32.7%	1.8%	(2.9)%
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets		125.7	254.0	256.2	1.89
Acquisition and integration-related charges and contingent consideration adjustments		32.3	106.7	164.4	1.21
Restructuring charges and other termination benefits		—	43.8	43.8	0.32
Loss on early debt extinguishment		—	—	8.9	0.07
Unusual litigation		—	8.1	8.1	0.06
Impairment charges		—	4.6	4.6	0.04
(Gain) loss on divestitures and investment securities		—	(3.8)	(2.2)	(0.02)
Non-GAAP tax adjustments(2)		—	—	(72.0)	(0.53)
Adjusted		$1,613.4	$492.3	$280.9	$2.07
As a % of reported net sales		36.2%	11.1%	6.3%

Diluted weighted average shares outstanding (in millions)
Reported				134.5
Effect of dilution as reported amount was a loss, while adjusted amount was income(3)				1.3
Adjusted				135.8

Note: amounts may not add or recalculate due to rounding. Percentages are based on actuals.

(1)
Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the “Non-GAAP tax adjustments” line item.
(2)
The non-GAAP tax adjustments are primarily due to $66.2 million of tax expense related to pre-tax non-GAAP adjustments, and the removal of (1) $7.4 million tax benefit on dispositions of entities, (2) $11.5 million tax benefit on release of reserves related to Base Erosion and Anti-Abuse Tax (BEAT), offset by (3) $6.0 million tax expense for non-recurring legal entity restructuring and (4) $6.8 million tax expense impact of law changes, mainly in Belgium.
(3)
In the period of a net loss, reported diluted shares outstanding equal basic shares outstanding.

PERRIGO • 2024 PROXY STATEMENT	85

Exhibit A

TABLE II

PERRIGO COMPANY PLC

RECONCILIATION OF NON-GAAP MEASURES

SELECTED CONSOLIDATED INFORMATION

(in millions)

(unaudited)

	Twelve Months Ended
	December 31, 2023	December 31, 2022	Total Change
Net Sales
Consolidated Continuing Operations	$4,655.6	$4,451.6	4.6%
Less: Currency impact(1)	3.5	—	(0.1)%
Less: Divestitures(2)	—	19.3	0.4%
Less: Exited product lines(4)	9.7	59.6	1.2%
Less: Acquisitions(3)	195.9	—	(4.4)%
Organic Consolidated Continuing Operations net sales	$4,446.5	$4,372.7	1.7%

Note: amounts may not add or recalculate due to rounding. Percentages are based on actuals.

(1)
Currency impact is calculated using the exchange rates used to translate our financial statements in the comparable prior year period to show what current period US dollar results would have been if such currency exchange rates had not changed.
(2)
Represents divestiture of Latin American businesses and ScarAway®.
(3)
Represents acquisition of HRA Pharma in CSCA and CSCI, Nestlé‘s Gateway Infant Formula Plant and Good Start® infant formula brand in CSCA.
(4)
Exited product lines represents strategic actions taken across multiple product categories as part of our Supply Chain Reinvention Program, primarily driven by Nutritional drinks within the Nutrition category.

Consolidated Continuing Operations	December 31, 2023
Net cash from operating activities	$405.5
Adjusted Income from continuing operations	$352.0
Cash conversion	115.2%

86	PERRIGO • 2024 PROXY STATEMENT

Exhibit A

TABLE III

PERRIGO COMPANY PLC

RECONCILIATION OF NON-GAAP MEASURES

SELECTED CONSOLIDATED INFORMATION

(in millions, except per share amounts)

(unaudited)

	Twelve Months Ended
	December 31, 2023	December 31, 2022	Total Change
Consolidated Continuing Operations
Adjusted gross profit	$1,808.5	$1,613.4	$195.1	12.1%
Adjusted gross margin	38.8%	36.2%		260 bps
Adjusted operating income	$574.3	$492.3	$82.0	16.7%
Adjusted operating margin	12.3%	11.1%		120 bps
Adjusted EPS	$2.58	$2.07	$0.51	24.6%

Note: amounts may not add or recalculate due to rounding. Percentages are based on actuals.

(1)
Currency impact is calculated using the exchange rates used to translate our financial statements in the comparable prior year period to show what current period US dollar results would have been if such currency exchange rates had not changed.

PERRIGO • 2024 PROXY STATEMENT	87

Exhibit A

TABLE IV

PERRIGO COMPANY PLC

RECONCILIATION OF NON-GAAP MEASURES

SELECTED SEGMENT INFORMATION

(in millions)

(unaudited)

	Twelve Months Ended
	December 31, 2023		December 31, 2022
Consumer Self-Care International	Net Sales	Operating Income (Loss)	Net Sales	Operating Income (Loss)
Reported	$1,693.3	$(35.2)	$1,525.7	$(30.0)
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets		212.1		198.4
Restructuring charges and other termination benefits		21.4		29.5
Acquisition and integration-related charges and contingent consideration adjustments		1.5		24.7
Gain on divestitures and investment securities		(4.7)
Impairment charges(3)		90.0		—
Adjusted		$285.1		$222.6
As a % of reported net sales		16.8%		14.6%
PSU adjustments: Currency(1)	(4.9)	(0.6)
PSU Net Sales and Operating Income	$1,688.4	284.50
AIP adjustments: Acquisitions and divestitures(1)	9.3	0.2
AIP Net Sales and Operating Income	$1,697.7	$284.7

	Twelve Months Ended
	December 31, 2023		December 31, 2022
Consumer Self-Care Americas	Net Sales	Operating Income	Net Sales	Operating Income
Reported	$2,962.3	$389.6	$2,925.9	$366.1
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets		57.7		55.7
Acquisition and integration-related charges and contingent consideration adjustments		3.1		19.5
Restructuring charges and other termination benefits		12.7		2.9
(Gain) loss on divestitures		—		(3.8)
Other(2)		1.2		—
Adjusted		$464.4		$440.4
As a % of reported net sales		15.7%		15.1%
PSU adjustments: Currency(1)	1.4	(0.3)
PSU Net Sales and Operating Income	$2,963.7	$464.1
AIP adjustments: Acquisitions and divestitures(1)	(1.3)	0.1
AIP Net Sales and Operating Income	$2,962.4	$464.2

Note: amounts may not add or recalculate due to rounding. Percentages are based on actuals.

(1)
Adjustments primarily to remove the impact of currency fluctuations and acquisitions and divestitures not included in Perrigo’s original compensation plans for 2023.
(2)
Other pre-tax adjustments include $1.2 million related to Infant Formula remediation costs.
(3)
During the three months ended December, 31, 2023, we determined goodwill related to our Rare Diseases reporting unit was impaired by $90.0 million and recorded the charge within our CSCI segment.

88	PERRIGO • 2024 PROXY STATEMENT

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/PRGO • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-859-2051 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided. P.O. BOX 8016, CARY, NC 27512-9903 Perrigo Company plc Annual General Meeting of Shareholders For Shareholders of record as of March 4, 2024 DATE: Thursday, May 2, 2024 TIME: 10:00 AM, Irish Time PLACE: 70 Sir John Rogerson's Quay Grand Canal Dock, Dublin 2, D02 R296, Ireland This proxy is being solicited on behalf of the Board of Directors The undersigned, revoking any proxy or voting instructions previously given, appoints Kyle L. Hanson and Eduardo Bezerra (the "Named Proxies"), and each of them, as power of attorneys and proxies with full power of substitution and authorizes them to represent and vote as indicated on the reverse side of this card, with all powers which the undersigned would possess if personally present, all the ordinary shares of Perrigo Company plc held of record by the undersigned on March 4, 2024, at the Annual General Meeting of Shareholders to be held at 5:00 a.m. U.S. Eastern Time (10:00 a.m. Irish Time) on May 2, 2024, (with details available at www.proxydocs.com/PRGO) or any adjournment thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” each director nominee named in Proposal 1, and “FOR” Proposals 2 through 5. If you vote by Internet or telephone, please do not send your proxy by mail. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. The Board of Directors' recommendation has been recorded as "FOR" for each director nominee and in each Proposal 2 through 5 as outlined on the reverse side. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE.

Perrigo Company plc Annual General Meeting of Shareholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR each nominee listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect ten director nominees to serve until the 2025 Annual General Meeting of Shareholders; FOR AGAINST ABSTAIN 1.01 Bradley A. Alford 1.02 Orlando D. Ashford 1.03 Julia M. Brown 1.04 Katherine C. Doyle 1.05 Adriana Karaboutis 1.06 Jeffrey B. Kindler 1.07 Patrick Lockwood-Taylor 1.08 Albert A. Manzone 1.09 Donal O'Connor 1.10 Geoffrey M. Parker 2. To ratify, in a non-binding advisory vote, the appointment of Ernst & Young LLP as the Company’s independent auditor, and authorize, in a binding vote, the Board of Directors, acting through the Audit Committee, to fix the remuneration of the auditor; 3. To provide advisory approval of the Company’s executive compensation; 4. To renew the Board’s authority to issue shares under Irish law; 5. To renew the Board's authority to opt-out of statutory pre-emption rights under Irish law. FOR AGAINST ABSTAIN FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR Mark here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title and authority if applicable) Proposal_Page - VIFL Date Signature (if held jointly) Date.